Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280762

PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated August 8, 2025)

IDAHO COPPER CORPORATION

This prospectus supplement updates and supplements the prospectus dated August 8, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-280762). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information in our (i) Quarterly Report on Form 10-Q for the period ended April 30, 2026, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2026 (the “Quarterly Report”), and (ii) Annual Report on Form 10-K for the period ended January 31, 2026, filed with the SEC on March 17, 2026 (the “Annual Report”). Accordingly, we have attached the Quarterly Report and Annual Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of the Prospectus.

Neither the U.S. Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 23, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ Quarterly report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

For the quarterly period ended April 30, 2026

☐ Transition report pursuant to Section 13 or 15(d) of the Exchange Act

For the transition period from _________ to _________.

IDAHO COPPER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1263364	90-2796848
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 W. Main Street, Suite 1460, Boise, ID 83702

(Address of Principal Executive Offices)

(208) 274-9220

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	COPR	OTC

Securities registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

Note: The Registrant has voluntarily filed all periodic reports under the Securities Exchange Act of 1934 for the preceding 12 months.

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check One):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Regulation 12b-2 of the Exchange Act): YES ☐ NO ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date. As of May 29, 2026, the issuer had 14,061,261 shares issued, issuable, and outstanding.

IDAHO COPPER CORPORATION

QUARTERLY REPORT ON FORM 10-Q

April 30, 2026

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors should carefully consider all of such risks before making an investment decision with respect to the Company’s stock. The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements for Idaho Copper Corporation. Any forward-looking statement made by us in this Form 10Q is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

2

PART I. FINANCIAL INFORMATION

ITEM 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

IDAHO COPPER CORPORATION

(UNAUDITED)

3

IDAHO COPPER CORPORATION

Condensed Consolidated Balance Sheet

(unaudited)

	April 30, 2026	January 31, 2026
ASSETS
Current assets
Cash	$164,216	$24,274
Other receivables	-	35,000
Prepaid expenses	73,626	32,742
Deferred offering costs	133,082	-
Total current assets	370,924	92,016

Deposit	100,000	100,000

Total assets	$470,924	$192,016

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$712,420	$478,652
Accounts payable and accrued expenses to related parties	151,000	186,613
Accrued interest, current portion	1,771,234	1,681,926
Convertible notes payable, net of discounts	610,947	-
Notes payable, net of discounts	119,849	330,876
Notes payable to related party	309,000	209,000
Bond liabilities, current portion	1,541,000	1,791,000
Total current liabilities	5,215,450	4,678,067
Non-current liabilities
Bond liabilities, non-current portion	1,339,000	1,339,000
Accrued interest, non-current portion	634,829	629,284
Total non-current liabilities	1,973,829	1,968,284
Total liabilities	7,189,279	6,646,351

Commitments and contingencies (Note 8)

Stockholders’ deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding at April 30, 2026 and January 31, 2026, respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 13,948,917 and 13,938,917 shares issued and outstanding at April 30, 2026 and January 31, 2026, respectively	13,949	13,939
Additional paid-in capital	34,997,532	33,749,632
Accumulated deficit	(41,729,836)	(40,217,906)
Total stockholders’ deficit	(6,718,355)	(6,454,335)

Total liabilities and stockholders’ deficit	$470,924	$192,016

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

IDAHO COPPER CORPORATION

Condensed Consolidated Statement of Operations

For the Three Months Ended April 30,

(unaudited)

	2026	2025
Revenue	$-	$-

Operating expenses
Professional fees	714,862	170,324
Payroll and related expenses	182,500	65,000
Rent expense	11,510	9,930
Stock-based compensation	345,000	277,500
Other general and administrative expenses	86,452	40,384
Total operating expenses	1,340,324	563,138

Operating loss	(1,340,324)	(563,138)

Other income (expense)
Amortization of debt discount	(36,801)	-
Interest expense	(134,805)	(119,750)
Total other income (expense), net	(171,606)	(119,750)

Net loss	(1,511,930)	$(682,888)

Basic and diluted net loss per common share	$(0.11)	$(0.05)
Basic and diluted weighted average common shares outstanding	13,941,951	13,099,967

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

IDAHO COPPER CORPORATION

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

For the Three Months Ended April 30, 2026 and 2025

 (unaudited)

					Additional	Accumu-
	Preferred Stock		Common Stock		Paid-in	lated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 31, 2025	196.67	$-	13,073,161	$13,073	$31,960,915	$(37,142,942)	$(5,168,954)
Stock-based compensation	-	-	74,567	75	277,425	-	277,500
Exercise of warrants	-	-	22,500	23	107,977	-	108,000
Net loss for the period ended April 30, 2025	-	-	-	-	-	(682,888)	(682,888)
Balance, April 30, 2025	196.67	$-	13,170,228	$13,170	$32,346,318	$(37,825,830)	$(5,466,342)

Balance, January 31, 2026	-	$-	13,938,917	$13,939	$33,749,632	$(40,217,906)	$(6,454,335)
Stock-based compensation	-	-	10,000	10	344,990	-	345,000
Issuance of warrants with convertible notes payable	-	-	-	-	769,828	-	769,828
Deferred offering costs	-	-	-	-	133,082	-	133,082
Net loss for the period ended April 30, 2026	-	-	-	-	-	(1,511,930)	(1,511,930)
Balance, April 30, 2026	-	$-	13,948,917	$13,949	$34,997,532	$(41,729,836)	$(6,718,355)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

IDAHO COPPER CORPORATION

Consolidated Statements of Cash Flows

For the Three Months Ended April 30,

(unaudited)

	2026	2025
Cash flows from operating activities:
Net loss	$(1,511,930)	$(682,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	345,000	277,500
Amortization of debt discount	36,801	-
Change in assets and liabilities:
Prepaid expenses	(40,884)	(65,735)
Other receivable	35,000	3,644
Accounts payable and accrued expenses	225,689	46,367
Accounts payable and accrued expenses - related party	(35,613)	66,012
Accrued interest	90,879	129,133
Net cash used in operating activities	(855,058)	(225,967)

Cash flows from financing activities:
Proceeds from convertible notes payable	1,255,000	-
Proceeds from note payable	-	25,000
Proceeds from notes payable to related party	100,000	-
Repayment of debenture	(250,000)	-
Proceeds from exercise of warrants	-	108,000
Repayment of notes payable	(110,000)	-
Net cash provided by financing activities	995,000	133,000

Net (decrease) increase in cash	139,942	(92,967)

Cash at beginning of period	24,274	100,678

Cash at end of period	$164,216	$7,711

Cash paid for interest	$37,814	$11,785
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Conversion of notes payable and accrued interest into convertible notes payable	$102,947	$-
Issuance of warrants for convertible notes payable	$780,854	$-
Deferred offering costs	$133,082	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

IDAHO COPPER CORPORATION

and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

April 30, 2026

(unaudited)

NOTE 1 – NATURE OF OPERATIONS

The accompanying condensed consolidated financial statements include the financial statements of Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) (referred to herein as “Idaho Copper”). Idaho Copper is hereinafter referred to as the “Company,” “we,” and “us.”

On February 3, 2022, the Company consummated the transactions contemplated by the Stock Purchase Agreement dated as of January 31, 2022 (the “Purchase Agreement”), by and among the Company, Crystal Globe Limited, a company incorporated under the laws of British Virgin Islands (the “Seller”), and JHP Holdings, Inc., a Nevada corporation (the “Buyer”), pursuant to which the Buyer purchased 832,241 shares of common stock of the Company from the Seller.

On January 23, 2023, the Company entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, International CuMo Mining Corporation, an Idaho corporation (“ICUMO”), and all of the shareholders of ICUMO (collectively, the “ICUMO Shareholders”). Pursuant to the terms of the Share Exchange Agreement (the “RTO”), the ICUMO Shareholders transferred all the issued and outstanding shares of common stock of ICUMO to the Company in exchange for 9,112,000 shares of the Company’s common stock, par value $0.001 per share. As a result of this share exchange (the “Exchange”), ICUMO became a wholly owned subsidiary of the Company. See Note 6. For financial reporting purposes, the acquisition of ICUMO and the change of control in connection with the acquisition represented a “reverse merger” and ICUMO is deemed to be the accounting acquirer in the transaction. ICUMO is the acquirer for financial reporting purposes, and the Company is the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the acquisition are those of ICUMO.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”) following the Exchange, however, as a result of the Exchange, the Company has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

ICUMO Background

ICUMO is an exploration and development company with mineral right interests in the United States of America. ICUMO was originally incorporated under the laws of Nevada in 2005, as Mosquito Mining Corp. In 2013, the Company was moved to Idaho and the name changed to Idaho CuMo Mining Corporation. In early February 2023 the name was changed to Idaho Copper Corporation.

Nature of Operations

The Company is in the process of exploring its mineral rights interests in the United States and as of the date of these condensed consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral rights interests. The ability of the Company to realize its investment in resource properties is contingent upon the resolution of the uncertainties and confirmation of the Company’s title to the mineral properties.

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and has a year-end of January 31. On March 9, 2023, the Company filed with the State of Nevada for a year-end change from December 31 to January 31. The condensed consolidated financial statements are based on the balance sheets and statements of operations of ICUMO on a post-merger basis.

The unaudited condensed consolidated financial statements of the Company for the three month periods ended April 30, 2026, and 2025 have been prepared in accordance with US GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by US GAAP for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments unless otherwise indicated), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The condensed consolidated balance sheet information as of January 31, 2026, was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended January 31, 2026, included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2026, as filed with the Securities and Exchange Commission (the “SEC”). These condensed consolidated financial statements should be read in conjunction with that report.

8

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidation. The condensed consolidated financial statements included herein, are presented in accordance with US GAAP, and stated in United States dollars, and have been prepared by the Company, pursuant to the rules and regulations of the SEC.

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On April 30, 2026, we had $164,216 in cash. Our net loss incurred for the three months ended April 30, 2026, was $1,511,930 and the working capital deficit was $4,844,526 on April 30, 2026. We currently do not generate revenues and expect to continue to incur operating losses for the foreseeable future. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financing. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large and reputable banking institutions which it believes mitigates these risks. The Company has not experienced any losses in such accounts. As of April 30, 2026, the Company’s cash balance did not exceed the insurance limits.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718, Compensation – Stock Compensation, and Certain Redeemable Financial Instruments. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Fair Value of Financial Instruments

The book values of cash and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under US GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;
●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

9

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of April 30, 2026. Interest and penalties, if any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the three months ended April 30, 2026.

Recently Issued and Adopted Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 is intended to improve disclosures about a public business entity’s expenses and provide more detailed information to investors about the types in commonly presented expense captions. The guidance is effective for annual periods beginning after December 15, 2026, and quarterly periods beginning after December 31, 2027, and can be adopted prospectively to financial statements issued for reporting periods after the effective date or retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of this guidance on its financial statements.

Convertible Debentures

The Company presents convertible debentures separately in its debt and equity components within the balance sheet. The fair value of a compound instrument at issuance is assigned to its respective debt and equity components. The fair value of the debt component is established first with the equity component being determined by the residual amount.

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date in which they are granted. Estimating fair values for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expenses are recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Unproven Mineral Right Interests

The Company will capitalize into intangible assets all costs, net of any recoveries, of acquiring, exploring, and evaluating an unproven mineral right interest, until the rights to which they relate are placed into production, at which time these deferred costs will be amortized over the estimated useful life of the rights upon commissioning the property, or written-off if the rights are disposed of, impaired or abandoned, when applicable.

Management reviews the carrying amounts of mineral rights annually or when there are indicators of impairment and will recognize impairment based upon current exploration results and upon assessment of the probability of profitable exploitation of the rights. An indication of impairment includes but is not limited to expiration of the right to explore, substantive expenditure in the specific area is neither budgeted nor planned, and if the entity has decided to discontinue exploration activity in a specific area. Management’s assessment of the mineral right’s fair value is also based upon a review of other mineral right transactions that have occurred in the same geographic area as that of the rights under review.

10

Costs will include the cash consideration and the fair value of shares issued on the acquisition of mineral rights. Rights acquired under option or joint venture agreements, whereby payments are made at the sole discretion of the Company, are not accrued and are only recorded in the accounts when the payments are made. Proceeds from property option payments received by the Company are netted against the deferred costs of the related mineral rights, with any excess being included in operations.

The application of the Company’s accounting policy for unproven mineral right interests requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions may change if new information becomes available. If, after expenditures are capitalized, information becomes available suggesting that the recovery of the expenditures is unlikely, the amount capitalized is impaired with a corresponding charge to profit or loss in the period in which the new information becomes available.

There may be material uncertainties associated with the Company’s title and ownership of its unproven mineral right interests. Ordinarily the Company does not own the land upon which an interest is located, and title may be subject to unregistered prior agreements or transfers or other undetected defects.

Impairment of Long-Lived Assets

The Company’s future long-lived assets and other assets (consisting of property and equipment) will be reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used are measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Reclamation Provision

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development, or ongoing production of a mineral property interest. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided and capitalized at the start of each project to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either the unit-of-production or straight-line method. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation. Costs for restoration of subsequent site damage which is created on an ongoing basis during production are provided for at their net present values and charged against profits as extraction progresses. As of April 30, 2026, there are no costs as production has not yet commenced.

Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant common influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount, which is determined on a cost recovery basis.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. We determine the accounting classification of warrants we issue, as either liability or equity classified, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate us to settle the warrants or the underlying shares by paying cash or other assets, and warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet the liability classification under ASC 480-10, we assess the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature.

If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, we also assess whether the warrants are indexed to our common stock and whether the warrants are classified as equity under ASC 815-40 or other US GAAP. After all such assessments, we conclude whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

11

NOTE 2 – RECLAMATION BONDS AND PROVISIONS

Reclamation Bonds and Provisions

During 2016, the Company entered into a surety agreement that guarantees the reclamation bond on the CuMo Property. In order to maintain the good standing of this surety, the Company is required to make an annual payment of $8,340. The Company has a deposit of $100,000 (as reflected in Deposit on the balance sheet) for the reclamation bond which has a face value of $278,000 as determined by the United States Department of Agriculture Forest Service.

The security deposit is refundable when the Company completes the required reclamation clean-up costs.

NOTE 3 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes Payable

On October 28, 2024, the Company issued a secured promissory note for $25,000 to Feehan Partners, LP (“Feehan”), a company controlled by Robert Scannell (“Scannell”), the Company’s chief financial officer and director. The note is non-interest bearing is due on October 28, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On November 4, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest-bearing and is due on November 4, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On November 20, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest-bearing and is due on November 20, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On December 3, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest-bearing and is due on December 3, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On April 15, 2025, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest-bearing and is due on April 15, 2026. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On June 30, 2025, the Company issued a secured promissory note for $40,000 to Feehan. The note is non-interest-bearing and is due on October 28, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On August 5, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is non-interest bearing and is due on April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On August 12, 2025, the Company issued a promissory note for $25,000 to Gil Atzmon. The note bears interest of 7.5% and matures on February 28, 2026. On March 1, 2026, the note was in default.

On August 12, 2025, the Company issued a promissory note for $25,000 to Jon Powell. The note bears interest of 7.5% and matures on February 28, 2026. On March 1, 2026, the note was in default.

On September 25, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is non-interest-bearing and is due on April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On October 14, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is non-interest-bearing and is due on April 30, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

On October 31, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is non-interest-bearing and is due on February 28, 2026. On March 3, 2026, Feehan extended the due date for the note to April 1, 2027. After the due date, if unpaid, the note accrues interest at 7.5%.

12

On December 1, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is non-interest bearing, is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On December 11, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is non-interest bearing, is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On December 22, 2025, the Company issued a promissory note for $50,000 to Girish Gaitonde (“Gaitonde”). In addition, the Company issued Gaitonde a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Gaitonde was $33,335. Therefore, the Company recorded debt discount of $18,492 related to the warrants relative fair value issued to Gaitonde, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $10,878, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 7.5% and is due on February 28, 2026. On April 17, 2026, as part of the issuance of convertible notes and warrants for common stock (see Convertible Notes Payable below), Gaitonde converted $51,624 of principal and accrued interest into a convertible note and received 16,937 warrants for common stock.

On December 22, 2025, the Company issued a promissory note for $25,000 to Tomasa Zwicke (“Zwicke”). In addition, the Company issued Zwicke a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Zwicke was $16,665. Therefore, the Company recorded debt discount of $9,245 related to the warrants relative fair value issued to Zwicke, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $5,438, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 7.5% and is due on February 28, 2026. The promissory note is in default as of March 1, 2026.

On January 15, 2026, the Company issued a promissory note for $100,000 to PV Partners, LP (“PV Partners”). In addition, the Company issued PV Partners 13,333 shares of common stock of the Company. The note bears interest at 10.5% and is due on February 13, 2026. On April 17, 2026, the promissory note was paid.

On January 16, 2026, the Company issued a promissory note for $50,000 to Jeff Hembrock (“Hembrock”). In addition, the Company issued Hembrock 6,666 shares of common stock of the Company. The note bears interest at 7.5%, is due on February 13, 2026. On April 17, 2026, as part of the issuance of convertible notes and warrants for common stock (see Convertible Notes Payable below), Hembrock converted $51,323 of principal and accrued interest into a convertible note and received 16,887 warrants for common stock.

On January 16, 2026, the Company issued a promissory note for $30,000 to Gil Atzmon (“Atzmon”). In addition, the Company issued Atzmon a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Atzmon was $20,000. Therefore, the Company recorded debt discount of $11,869 related to the warrants relative fair value issued to Atzmon, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $3,018, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 12%, is due on March 16, 2026.

On January 16, 2026, the Company issued a promissory note for $30,000 to Jon Powell (“Powell”). In addition, the Company issued Powell a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Powell was $20,000. Therefore, the Company recorded debt discount of $11,869 related to the warrants relative fair value issued to Powell, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $3,018, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 12% and is due on March 16, 2026.

On January 16, 2026, the Company issued a promissory note for $25,000 to Michael Ward (“Ward”). In addition, the Company issued Ward 3,333 shares of common stock of the Company. The note bears interest at 10.5% and is due on February 13, 2026. On April 17, 2026, the promissory note was paid.

On March 9, 2026, the Company issued a promissory note for $100,000 to Rudofsky. The note bears interest at 8% and is due on March 9, 2027.

13

As of April 30, 2026, the Company’s outstanding notes payable are as follows:

			Extended (1)
	Issue	Maturity	Maturity		Interest
Lender	Date	Date	Date	Amount	Rate	Secured
Feehan Partners	10/28/24	10/28/25	4/30/27	$25,000	N/A	Yes
Feehan Partners	11/4/24	11/4/25	4/30/27	$25,000	N/A	Yes
Feehan Partners	11/20/24	11/20/25	4/30/27	$25,000	N/A	Yes
Feehan Partners	12/3/24	12/3/25	4/30/27	$25,000	N/A	Yes
Feehan Partners	4/15/25	4/15/26	4/30/27	$25,000	N/A	Yes
Feehan Partners	6/30/25	10/1/25	4/30/27	$40,000	N/A	Yes
Feehan Partners	8/5/25	4/30/26	4/30/27	$15,000	N/A	No
Gil Atzmon (2)	8/12/25	2/28/26		$25,000	7.5%	No
Jon Powell (2)	8/12/25	2/28/26		$25,000	7.5%	No
Feehan Partners	9/25/25	4/30/26	4/30/27	$5,000	N/A	No
Feehan Partners	10/14/25	4/30/26	4/30/27	$15,000	N/A	No
Feehan Partners	10/31/25	2/28/26	4/30/27	$2,000	N/A	No
Feehan Partners	12/1/25	4/30/26	4/30/27	$2,000	N/A	No
Feehan Partners	12/11/25	4/30/26	4/30/27	$5,000	N/A	No
Tomasa Zwicke (2)	12/22/25	2/28/26		$25,000	7.5%	No
Gil Atzmon	1/16/26	3/16/26		$30,000	12.0%	No
Jon Powell	1/16/26	3/16/26		$30,000	12.0%	No
Steven Rudofsky	3/9/26	3/9/27		$100,000	8.0%	No
Total				$444,000
Less: Debt discount				$(15,151)
Total, net of discounts				$428,849

Note: Feehan Partners and Steven Rudofsky are related parties. See Note 6.

(1)	On March 3, 2026, notes extended to April 30, 2027.
(2)	In default as of the time of the filing of this Form 10-Q.

The future payments are as follows:

Fiscal Year
2027	$50,000
2028	$394,000
2029	$-
2030	$-
2031	$-
Thereafter	$-
Total	$444,000

14

Convertible Notes Payable

On April 17, 2026, the Company received cash of $1,255,000 from its initial closing in its private placement in exchange for convertible notes payable to several parties. The convertible notes payable mature on April 17, 2027. The convertible notes payable are non-interest-bearing, except in the case of default, which then 18% interest will apply. The convertible notes payable are convertible at $6.00 per share for a voluntary conversion. If the Company has successfully uplisted to the NYSE, the convertible notes payable will mandatory be converted at the lower of the listing price or 70% of the offering price of $6.50 in the Company’s Form S-1. As part of the issuance of the convertible notes payable, each convertible note payable holder received warrants for common stock, with an expiration date of April 17, 2031, at an exercise price of $6.00 per share. The warrants can be exercised as cashless. The following table reflects the convertible notes payable and warrants as issued on April 17, 2026:

Name	Principal	Quantity	Exercise Price
Brett A. Richards	$250,000	41,667	$6.00
Baron De Biltmore LLC	$200,000	33,333	$6.00
Gordon Holmes	$200,000	33,333	$6.00
Jeffrey V. & Karin R. Hembrock Revokable Trust	$101,323	16,887	$6.00
The Gaitonde Living Trust	$101,624	16,937	$6.00
Craig Kallman 2015 Living Trust	$100,000	16,667	$6.00
Dan Schneider	$50,000	8,333	$6.00
Waldemar Majdanski	$50,000	8,333	$6.00
Robert B. Hayes	$50,000	8,333	$6.00
Jason Snyder	$50,000	8,333	$6.00
SternAegis Ventures Defined Benefit Plan for the Benefit of Adam K. Stern	$25,000	4,167	$6.00
Z&M LLC	$15,000	2,500	$6.00
Clifford Bergen	$100,000	16,667	$6.00
Joel Yanowitz and Amy Metzenbaum 2003 Revocable Trust	$50,000	8,333	$6.00
Paracove Corp.	$15,000	2,500	$6.00
Total	$1,357,947	226,323
Less: Debt discount	$(747,000)
Total, net of discounts	$610,947

As of April 30, 2026, there have been no conversions of the convertible notes payable and no warrants for common stock exercised.

NOTE 4 – BOND LIABILITIES

The Company has bond liabilities as of April 30, 2026, and January 31, 2026, are as follows:

	Principal Amount		Interest	Note	Maturity	Colla-	Origi-
	4/30/2026	1/31/2026	Rate	Date	Date	teral	nation	Features

Yin Yin Silver Limited	$500,000	$500,000	8.5%	8/4/15	12/27/27	(1)	(2)	(5) (8)
Yin Yin Silver Limited	$500,000	$500,000	8.5%	10/28/16	10/28/26	(1)	(2)	(5) (8)
Yin Yin Silver Limited	$250,000	$250,000	8.5%	12/27/17	4/8/25	(1)	(2)	(5) (8)
Barry Swenson	$500,000	$500,000	8.5%	12/31/17	12/31/25	(1)	(2)	(5)
Don H. Adair or Joanne Adair	$-	$125,000	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Joseph Swinford or Danielle Swinford	$-	$50,000	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Brandon Swain or Sierra Swain	$-	$50,000	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Scott Collins or Kendra Collins	$-	$12,500	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Carl Collins or Ellen Collins	$-	$12,500	8.5%	2/15/17	2/15/26	(1)	(3)	(6)
Bret Renaud	$5,000	$5,000	8.5%	10/14/17	10/14/24	(1)	(2)	(5) (9)
Elatam Group Ltd	$67,000	$67,000	7.5%	8/24/21	5/31/28	(1)	(2)	(6)
James Hardy	$7,000	$7,000	7.5%	8/24/21	5/31/28	(1)	(2)	(6)
Acepac Holdings	$1,000,000	$1,000,000	7.5%	8/24/21	5/31/28	(1)	(4)	(6)
Rick Ward	$15,000	$15,000	7.5%	8/24/21	5/31/28	(1)	(2)	(6)
Robert & Joan Sweetman	$10,000	$10,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Michael Swenson	$10,000	$10,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Connie Sun	$3,000	$3,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Elizabeth Enoch	$10,000	$10,000	8.0%	8/1/18	7/1/25	(1)	(2)	(6) (10)
William C. Stanton and Carol Stanton	$3,000	$3,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Total	$2,880,000	$3,130,000

15

(1)	All notes above are secured by the following collateral: all the assets of Idaho CuMo except for the following patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird, (ii) Red Flag, (iii) Enterprise, (iv) Enterprise Fraction, (v) Commonwealth, (vi) Baby Mine. Each Note will rank pari passu with all other Notes.

(2)	Financial investment by accredited investor.

(3)	Issued in exchange for 20 unpatented mining claims located approximately 10 miles northeast of Pioneerville, Idaho.

(4)	Issued to settle litigation between MultiMetal Development Ltd. (former parent company of Idaho Copper Corp) and Acepac Holdings.

(5)	Interest capitalized; accrual dates 6/30 and 12/31.

(6)	Interest paid in cash on 6/30 and 12/31.

(7)	On September 25, 2023, these notes were extended from February 15, 2024, to February 15, 2025. The extension was analyzed for modification versus extinguishment and was determined to be a modification. On December 16, 2024, the notes were extended again, to February 15, 2026.

(8)	The Company has been advised by counsel that the notes cannot be repaid without receipt of basic KYC/AML information from the bondholder including: Articles of Incorporation, evidence of good standing, a list of shareholders of the entity, and identification documents from each shareholder. The Company has repeatedly requested this information from the bondholder and has received no response. The notes are governed by British Columbia law, which has a 24-month statute of limitations on past due debt. If the creditor has not compiled the Company’s KYC/AML request in that time frame, the notes will be written off, and the principal and accrued interest will be taken into income.

(9)	This note is in default as of 10/14/24. The Company has attempted to contact Renaud without success.

(10)	These notes are in default as of 7/1/25.

Future payments are as follows:

Fiscal Year
2027	$1,291,000
2028	$500,000
2029	$1,089,000
2030	$-
2031	$-
Thereafter	$-
Total	$2,880,000

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company compensated its officers $182,500 and $65,000, net of conversion to common stock, for the three months ended April 30, 2026, and 2025, respectively.

On July 31, 2025, Mr. Brodkey and Mr. Scannell elected to convert accrued compensation of $42,500 and $87,500 into 121,429 and 250,000 shares of common stock, respectively. The conversion rate was $0.35 per share.

16

On October 28, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on October 28, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On November 4, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on November 4, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On November 20, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on November 20, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On December 3, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on December 3, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On April 15, 2025, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on April 15, 2026. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On April 30, 2025, Brodkey and Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 7,083 and 14,583 shares of common stock, respectively.

On June 30, 2025, the Company issued a secured promissory note for $40,000 to Feehan. The note was due on October 28, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On August 5, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On August 10, 2025, the Company issued Scannell 10,000 warrants for 10,000 shares of common stock at an exercise price of $4.80.

On August 18, 2025, Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On September 25, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On October 14, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On October 31, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is due on February 28, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On October 31, 2025, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 6,037 and 12,429 shares of common stock, respectively. Additionally, other parties converted $67,500 of accrued compensation into 9,588 shares of common stock. The conversion rate was $7.04 per share.

17

On December 1, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On December 11, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5%.

On December 23, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On January 31, 2026, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 5,445 and 12,284 shares of common stock, respectively. Additionally, other parties converted $51,667 of accrued compensation into 8,575 shares of common stock. The conversion rate was $7.10 per share.

On March 9, 2026, the Company issued a promissory note for $100,000 to Rudofsky. The note bears interest at 8% and is due on March 9, 2027.

As of April 30, 2026, the Company has payables of $61,293 to Brodkey and $12,820 to Scannell.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized share capital of 10,000,000 shares of preferred stock with par value of $0.001.

On January 12, 2024, we entered into Unit Subscription Purchase Agreements (“Subscription Agreements”) with purchasers for an aggregate of 23 (“Units”) at a price of $12,000 per Unit. Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) 3,125 common stock purchase warrants (the “Warrants”). The rights and preferences of the Series A Preferred Stock, include without limitation, the right of each holder thereof to convert each share of Series A Preferred Stock into 2,500 shares of the Company’s common stock, par value $0.001 par value per share as set forth in the Certificate of Designation of Series A Convertible Non-Voting Preferred Stock (the “Certificate of Designation”). The Warrant holders have the right to exercise the Warrants for three (3) years at an exercise price of $4.80 per share of common stock. The Units were offered and sold in reliance upon exemptions from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. The Company has agreed to file a registration statement to cover the re-sale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, and upon the exercise of the Warrants. The Company intends to utilize the net proceeds from the sale of the Units in the Offering for working capital and general corporate purposes.

The warrants issued through January 31, 2024, had a Black-Scholes fair value of $156,746 for the 56,250 warrants issued.

Stock price	$1.40 – 4.00
Exercise price	$4.80
Expected volatility	521 -1,042%
Expected term (years)	3
Risk free rate	4.05 – 4.45%
Dividends	0%

Between February 2024 and January 2025, we entered into Subscription Agreements with certain accredited investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Company offered and sold to the Subscribers in a private placement offering (the “Offering”), Units for a purchase price of $12,000 per Unit, for gross proceeds of $2,084,040. Each Unit consists of one (1) share of the Company’s Series A Preferred Stock, and (ii) 3,125 Warrants. Each share of Series A Preferred Stock converts into 2,500 shares of the Company’s common stock. The Warrant entitles the holders to shares of common stock for three (3) years, at an exercise price of $4.80 per share.

Between August 6, 2025, and October 16, 2025, all shareholders of Series A Preferred Stock converted their collective 196.67 shares into 491,667 shares of Common Stock.

As of April 30, 2026 and January 31, 2026, the Company had 0 and 196.67 shares of Series A Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized share capital consisting of 500,000,000 shares of common stock with par value of $0.001.

18

On February 24, 2025, a warrant holder exercised a warrant for 11,250 shares of common stock for $54,000.

On March 25, 2025, a warrant holder exercised a warrant for 11,250 shares of common stock for $54,000.

On April 30, 2025, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 7,083 and 14,583 shares of common stock, respectively. Additionally, other parties converted $147,500 of accrued compensation into 52,900 shares of common stock.

On May 16, 2025, a warrant holder exercised a warrant for 11,250 shares of common stock for $54,000. The conversion rate was $4.80 per share.

On May 30, 2025, a vendor converted a payable for $50,000 into 10,417 shares of common stock. The conversion rate was $4.80 per share.

On June 17, 2025, a vendor converted a payable for $150,000 into 31,250 shares of common stock. The conversion rate was $4.80 per share.

On July 25, 2025, a vendor was issued 41,667 shares of common stock valued at $200,000 for services. The conversion rate was $4.80 per share.

On July 31, 2025, Mr. Brodkey and Mr. Scannell elected to convert accrued compensation of $42,500 and $87,500 into 6,071 and 12,500 shares of common stock, respectively. Additionally, other parties converted $67,500 of accrued compensation into 9,643 shares of common stock. The conversion rate was $7.00 per share.

On August 18, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On October 13, 2025, a consultant with a balance due in combined expenses and compensation of $46,048 utilized those payables for the value of the exercise price of warrants. The actual warrants (with an exercise price of $3.00) exercised was 23,812 into the same amount of shares of common stock. The value of the exercise price was $71,464. The Company incorrectly duplicated the open payable for compensation, which was converted into common stock on October 31, 2025. The duplication was $25,416 which was recorded as an other receivable at October 31, 2025, which will be offset with future compensation.

On October 31, 2025, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 6,037 and 12,429 shares of common stock, respectively. Additionally, other parties converted $67,500 of accrued compensation into 9,588 shares of common stock. The conversion rate was $7.04 per share.

On December 15, 2025, the Company issued 29,167 shares of common stock to its legal counsel. The shares were valued at $140,000.

On December 20, 2025, 6,842 shares of common stock were issued for round up as part of the reverse split.

On December 23, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

19

On January 15, 2026, the Company issued a third party 6,666 shares of common stock as an incentive for financing.

On January 16, 2026, the Company issued a third party 13,333 shares of common stock as an incentive for financing.

On January 16, 2026, the Company issued a third party 3,333 shares of common stock as an incentive for financing.

On January 31, 2026, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 5,445 and 12,284 shares of common stock, respectively. Additionally, other parties converted $51,667 of accrued compensation into 8,575 shares of common stock. The conversion rate was $7.10 per share.

On March 3, 2026, the Company issued 10,000 shares of common stock to a consultant.

As of April 30, 2026, and January 31, 2026, the Company had 13,948,917 and 13,938,917 shares issued, issuable, and outstanding, respectively.

Options

On January 23, 2023, as part of the RTO, the Company accepted the assignment of the stock options for common stock from ICUMO to the Company, as consented by the parties. The Company has 1,356,750 options issued to various officers, directors, and employees, based on milestones. As of January 31, 2026, and 2025, 1,132,300 and 60,300 options are vested. The exercise price for the options is $2.50, and they expire on December 31, 2027. The Company recognized $378,496 during the period ended January 31, 2025, in stock-based compensation expense related to the estimated vesting of these options. As of January 31, 2026, none of the remaining milestones necessary for these options to vest have been met. The remaining additional compensation to be recognized as these options vest is approximately $568,000 during fiscal 2027 based on the current estimated time to reach the milestones.

The remaining vesting milestones required to be met are (1) obtaining an updated PEA, (2) an uplist of the Company’s common stock to a national exchange and (3) the successful raising of $5 million or more in new capital. Each of these milestones vest an additional 20% of the options upon being met and were estimated to have a 50% probability of being met as of January 31, 2026. Management reviews the estimate of meeting each probability as well as the related timing at each reporting period.

On March 3, 2026, the Company issued Rudofsky, Brodkey and Scannell 268,000, 268,000 and 268,000 options for common stock, respectively. The options have an exercise price of $8.00, expire on September 30, 2032, and are fully vested.

As of April 30, 2026, the Company had 1,356,750 options outstanding with an exercise price of $2.50, to Brodkey, Scannell, and a former officer, each with 402,000 options. In addition, a former director of the Company holds 134,000 options and an independent consultant holds 16,750 options.

Warrants

On March 28, 2024, the Company issued 508,344 warrants for shares of common stock as part of financing. The warrants have an exercise price of $4.80 and expire on March 28, 2027.

On June 7, 2024, the Company issued 37,500 warrants for shares of common stock as part of financing. The warrants have an exercise price of $4.80 and expire on June 7, 2027.

On August 10, 2025, the Company issued Scannell 10,000 warrants for 10,000 shares of common stock at an exercise price of $4.80. The warrants were issued as compensation.

On August 12, 2025, the Company issued to a third party 1,250 warrants for 1,250 shares of common stock at an exercise price of $4.80. The warrants were issued as compensation.

On August 12, 2025, the Company issued to a third party 1,250 warrants for 1,250 shares of common stock at an exercise price of $4.80. The warrants were issued as compensation.

20

On February 24, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

On March 25, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

 On May 16, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

On August 18, 2025, 8,333 warrants were exercised at $3.00 for $25,000.

On October 13, 2025, a consultant with a balance due in combined expenses and compensation of $46,048 utilized those payables for the value of the exercise price of warrants. The actual warrants (with an exercise price of $3.00) exercised was 23,812 into the same amount of shares of common stock. The value of the exercise price was $71,464. The Company incorrectly duplicated the open payable for compensation, which was converted into common stock on October 31, 2025. The duplication was $25,416 which was recorded as an other receivable at October 31, 2025, which will be offset with future compensation.

On December 22, 2025, 6,667 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On December 22, 2025, 3,333 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On December 23, 2025, 8,333 warrants were exercised at $3.00 for $25,000.

On January 16, 2026, 4,000 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On January 16, 2026, 4,000 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On March 9, 2026, 29,500 warrants with an exercise price of $3.00 were issued to Rudofsky as compensation.

On March 20, 2026, the Company issued Rudofsky, Brodkey and Scannell 83,750, 65,600 and 134,000 warrants, respectively. The exercise price is $8.00, and the warrants expire on January 16, 2028.

21

As of April 30, 2026, the Company had 1,726,777 warrants outstanding with an exercise price of $3.00, 54,674 warrants outstanding with an exercise price of $4.60, 577,094 warrants outstanding with an exercise price of $4.80 (see Note 3), 266,958 warrants outstanding with an exercise price of $7.50, and 283,350 warrants outstanding with an exercise price of $8.00. The schedule of outstanding warrants as of April 30, 2026, is as follows:

Exercise	Expiration		Exercise Price
Price	Date	Quantity	$3.00	$4.60	$4.80	$7.50	$8.00
$3.00	5/11/27	10,720	10,720
$3.00	11/29/27	1,535,807	1,535,807
$3.00	12/10/27	150,750	150,750
$3.00	3/9/29	29,500	29,500
$4.60	5/8/26	54,674		54,674
$4.80	11/17/26	6,250			6,250
$4.80	12/8/26	6,250			6,250
$4.80	12/11/26	3,125			3,125
$4.80	3/28/27	508,344			508,344
$4.80	6/7/27	37,500			37,500
$4.80	9/5/27	3,125			3,125
$4.80	8/10/28	10,000			10,000
$4.80	8/12/28	2,500			2,500
$7.50	12/22/28	10,000				10,000
$7.50	1/16/29	8,000				8,000
$7.50	1/16/29	248,958				248,958
$8.00	1/16/28	283,350					283,350
		2,908,853	1,726,777	54,674	577,094	266,958	283,350

Stock-based Compensation Expense

The Company recognizes stock-based compensation using the straight-line method over the requisite service period or derived service period. The Company recognized stock-based compensation for the three months ended April 30, 2026, and 2025 of $345,000 and $277,500, respectively.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Other than the potential challenges to the Exploration PoP anticipated to be filed by environmental and non-government organizations in opposition to exploration at CuMo, we have no knowledge of any material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

The Company entered into a new long-term lease agreement for warehouse space in Idaho. The lease began on April 1, 2024, with an initial period of 3 years and an optional 3-year renewal at the end of the initial term. The Company may cancel the lease at any time after 13 months from the effective date of the lease by providing a 3-month notice of cancellation. The base lease payment is $3,600 through January 1, 2026, at which point base rent increases to $3,700 until January 1, 2027, at which point it increases to $3,800 until January 1, 2028, at which point it increases to $3,900. Prior to entering into this lease agreement, the Company was a party to a month-to-month lease which it had not terminated. The lessor and the Company agreed regain access to the warehouse including obtaining access to the Company’s property contained within such warehouse, the lessor agreed to the following additional payments. A single payment of $100,000 which was paid on March 5, 2024, and $6,000 per month beginning May 1, 2024, and ending on February 1, 2025. The agreement provides the following pricing:

2026	$3,700 per month
2027	$3,800 per month
2028	$3,900 per month

22

The remaining term of the lease was based on the amount of time left before the Company may exercise its right to cancel the lease, which is 13 months.

The Company considered whether it was probable it would exercise and extend beyond the initial 3-year term and determined it was not probable that the Company would exercise this renewal option.

The rent expense for the three months ended April 30, 2026, and 2025 was $11,510 and $9,930, respectively.

NOTE 8 – INCOME TAXES

As of April 30, 2026, and January 31, 2026, the Company has net operating loss carry forwards of $2,020,795 and $1,726,961, respectively, which may be available to reduce future years’ taxable income through 2046. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% and state rate of 5% to loss before taxes for fiscal years 2027 and 2026), as follows:

	April 30, 2026	January 31, 2026
Tax expense (benefit) at the statutory rate	$(237,327)	$(335,674)
State income taxes, net of federal income tax benefit	(56,506)	(79,922)
Change in valuation allowance	293,833	415,596
Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax years 2023 through 2026 remain open for examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at April 30, 2026, and January 31, 2026, are as follows:

	April 30, 2026	January 31, 2026
Deferred tax assets:
Net operating loss carryforward	$2,020,795	$1,726,961
Timing differences	-	-
Total gross deferred tax assets	2,020,795	1,726,961
Less: Deferred tax asset valuation allowance	(2,020,795)	(1,726,961)
Total net deferred taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets are offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $2,020795 and $1,726,961 as of April 30, 2026, and January 31, 2026, respectively.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the condensed consolidated balance sheet through the date of this filing and determined there were no events to disclose or that require recognition in the accompanying condensed consolidated financial statements except as noted below.

On May 12, 2026, the Company issued 13,333 shares of common stock of the Company to a consultant for services.

On May 19, 2026, the Company issued 2,857 shares of common stock of the Company to a consultant. The consultant will received common stock valued at $20,000 per quarter for one year.

On May 28, 2026, the Company completed a second closing under the offering for gross proceeds of $185,000. In connection with the second closing, investors received warrants to purchase an aggregate of 30,833 shares of common stock.

23

ITEM 2 - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements contained in the following MD&A and elsewhere throughout this Quarterly Report on Form 10-Q, including any documents incorporated by reference, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgment of our management. All forward-looking statements made by us in this Form 10-Q are based only on information currently available to us and speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC, including our most recent filings on Forms 8-K, 10-K and 10-Q.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

This discussion should be read in conjunction with our financial statements filed on our Form 8-K on January 27, 2023, our 2026 Form 10-K, and our condensed consolidated financial statements and the notes thereto contained elsewhere in this Quarterly Report on Form 10-Q.

Nature of Operations

The Company is in the process of exploring its mineral right interests in the United States and at the date of these consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral right interests. The ability of the Company to realize its investment in resource properties is contingent upon the maintenance and integrity of the Company’s title to such properties.

Mining Operations

To determine material mining operations in accordance with subpart 1300 of SEC Regulation S-K, management considered both quantitative and qualitative factors, assessed in the context of the Company’s overall business and financial condition. The Company concluded that, as of the date of the filing of this Report, its sole material mining operation is the CuMo Project. The Company will update its assessment of individual material mines on an annual basis.

The information relating to such sole material mining operation is contained in the technical report summary (“TRS”) relating to the CuMo Project prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K. Reference should be made to the full text of the TRS, a copy of which was filed as Exhibit 96.1 to the Current Report on Form 8-K, dated January 27, 2023.

Pursuant to Item 1302(b)(5) of Regulation S-K (17 C.F.R. §229.1302(b)(5)), the Company states that the TRS was prepared by Shaun M. Dykes (our former Vice President and former Director), M. Sc. (Eng), P. Geo of Geologic Systems, Ltd. Mr. Dykes is currently serving as a technical advisor to the registrant. Mr. Dykes meets the qualifications specified under the definition of “Qualified Person” under Item 1300 of Regulation S-K.

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

No assurances can be given that any of these plans will come to fruition or that if implemented they will necessarily yield positive results.

Independent Valuation

On March 3, 2023, an independent valuation firm issued a valuation of the assets, specifically the CuMo project in Boise County, Idaho, acquired by the Company in the ICUMO transaction. The CuMo project is a molybdenum-copper deposit that will be developed as an open pit mining operation. The fair market value of the assets were $23,919,754, as of the date of the appraisal.

24

Recent Developments

Private Placement

On April 17, 2026, the Company completed a private placement of convertible promissory notes and warrants for aggregate gross proceeds of approximately $1.36 million. The notes mature 12 months from issuance and are convertible into shares of the Company’s common stock at an initial conversion price of $6.00 per share, subject to customary adjustments. In connection with a national securities exchange listing and firm commitment underwritten offering, the notes will automatically convert into the securities offered at the lower of 70% of the offering price or $6.00 per share.

In connection with the offering, investors received warrants to purchase an aggregate of 226,332 shares of common stock at an exercise price of $7.50 per share for a five-year term. The warrant exercise price is subject to adjustment and may be reduced to an amount equal to 125% of the conversion price of the notes. Of the $1,357,947 principal amount of notes issued, $102,947 represented the exchange of existing indebtedness by two investors on a dollar-for-dollar basis, with no discount applied.

On May 28, 2026, the Company completed a second closing under the offering for gross proceeds of $185,000. In connection with the second closing, investors received warrants to purchase an aggregate of 30,833 shares of common stock.

The securities were offered and sold to accredited investors in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. The Company did not engage in general solicitation or advertising in connection with the offering.

The Company engaged ThinkEquity LLC as exclusive placement agent and paid customary fees, including placement agent warrants.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the condensed consolidated financial statements and notes thereto for the three months ended April 30, 2026, and 2025, and related management discussion herein.

Our condensed consolidated financial statements are stated in U.S. Dollars and are prepared in accordance with US GAAP.

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred cumulative net losses of $41,729,836 from its inception to April 30, 2026, and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through debt or future issuances of capital stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern.

For the three months ended April 30, 2026, compared to the three months ended April 30, 2025

Revenue

The Company has had no revenue historically to date.

Operating Expenses

The Company had operating expenses of $1,340,324 for the three months ended April 30, 2026, compared to $563,138 for the three months ended April 30, 2025. The increase was primarily due to the increase in professional fees ($714,862 for the three months ended April 30, 2026 compared to $170,324 for the same period in 2025) related to legal fees and financing fees, an increase in payroll and related expenses ($182,500 for the three months ended April 30, 2026 compared to $65,000 for the same period in 2025), an increase in rent expense ($11,510 for the three months ended April 30, 2026 compared to $9,930 for the same period in 2025), an increase in stock-based compensation ($345,000 for the three months ended April 30, 2026 compared to $277,500 for the same period in 2025), and an increase in other general and administrative expenses ($86,452 for the three months ended April 30, 2026 compared to $40,384 for the same period in 2025).

Other Income / Expenses

The Company had other expenses, net, of $171,606 for the three months ended April 30, 2026, compared to $119,750 of expense for the three months ended April 30. 2025.

Net Loss

The Company had a net loss of $1,511,930 for the three months ended April 30, 2026, compared to $682,888 for the three months ended April 30, 2025.

25

Liquidity and Capital Resources

As of April 30, 2026, the Company had cash of $164,216. We do not have sufficient resources to effectuate our business. We estimate that ongoing expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. The Company does not project revenue for the next few years, as is typical in mining companies. The Company has and will continue to raise capital to fund the expenses. To maintain our plan of growth, we need to raise a minimum of an additional $12,000,000. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

Operations used cash of $855,058 for the three months ended April 30, 2026, compared to cash used of $225,967 for the same period in 2025.

We used cash in investing activities of $0 for the three months ended April 30, 2026, compared to $0 for the same period in 2025.

We had cash provided by financing activities for the three months ended April 30, 2026, of $995,000 compared to $133,000 for the same period in 2025.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

The Securities and Exchange Commission defines the term “disclosure controls and procedures” to mean a company’s controls and other procedures of an issuer that are designed to ensure that information required to be disclosed in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized, and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to the issuer’s management, including its chief executive and chief financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company maintains such a system of controls and procedures in an effort to ensure that all information that it is required to disclose in the reports it files under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified under the SEC’s rules and forms and that information required to be disclosed is accumulated and communicated to the chief executive and interim chief financial officer to allow timely decisions regarding disclosure.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer / Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, the Chief Executive Officer / Chief Financial Officer have concluded that the Company’s disclosure controls and procedures are not effective as of such date. The Chief Executive Officer / Chief Financial Officer have determined that the Company continues to have the following deficiencies which represent a material weakness:

●	The Company does not have a majority of independent directors;
●	Lack of in-house personnel with the technical knowledge to identify and address some of the reporting issues surrounding certain complex or non-routine transactions. With material, complex and non-routine transactions, management has and will continue to seek guidance from third-party experts and/or consultants to gain a thorough understanding of these transactions;
●	Insufficient personnel resources within the accounting function to segregate the duties over financial transaction processing and reporting;
●	Insufficient written policies and procedures over accounting transaction processing and period end financial disclosure and reporting processes; and
●	To remediate our internal control weaknesses, management intends to implement the following measures: as funding permits, the Company will add sufficient accounting personnel to properly segregate duties and to effect a timely, accurate preparation of the financial statements; the Company will hire staff technically proficient at applying U.S. GAAP to financial transactions and reporting; and upon the hiring of additional accounting personnel, the Company will develop and maintain adequate written accounting policies and procedures.

The additional hiring is contingent upon The Company’s efforts to obtain additional funding through equity or debt and the results of its operations. Management hopes to secure funds in the coming fiscal year but provides no assurances that it will be able to do so.

26

Limitations on the Effectiveness of Controls

The Company’s officers do not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all error and fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of the control system must reflect that there are resource constraints and that the benefits must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

Changes in Internal Control Over Financial Reporting

During the fiscal quarter covered by this Quarterly Report, there has been a significant change in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. With the transaction with ICUMO, the Company has an independent accounting company which has provided a separation of duties.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

On September 12, 2025, International Energy & Mineral Resources Investment Company Limited (“IEMR”), a shareholder of the Company, filed a lawsuit in the Fourth Judicial District of Idaho seeking a declaratory judgment that the Lock-Up Agreement dated December 21, 2022, and its First Amendment dated March 30, 2024 (collectively, the “Lock-Up Agreement”) has terminated according to its terms and that IEMR may freely trade its shares.

The Company maintains that IEMR remains subject to the restrictions of the Lock-Up Agreement and filed its response to the lawsuit on September 30, 2025.

Item 1A. Risk Factors

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On April 17, 2026, the Company completed a private placement of convertible promissory notes and warrants for aggregate gross proceeds of approximately $1.36 million. The notes mature 12 months from issuance and are convertible into shares of the Company’s common stock at an initial conversion price of $6.00 per share, subject to customary adjustments, including automatic conversion in connection with a qualified underwritten offering at the lower of 70% of the offering price or $6.00 per share. Investors also received five-year warrants to purchase an aggregate of 226,332 shares of common stock at an initial exercise price of $7.50 per share, subject to adjustment.

On May 28, 2026, the Company completed a second closing under the offering for gross proceeds of $185,000 and issued additional warrants to purchase 30,833 shares of common stock.

The securities were offered and sold to accredited investors in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Company engaged ThinkEquity LLC as exclusive placement agent and paid customary fees, including placement agent warrants.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

The enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the operators of mines to include in each periodic report filed with the SEC certain specified disclosures regarding the Company’s history of mine safety. The Company did not operate any mines during the period covered by this Report and currently does not operate any mines and, as such, is not subject to disclosure requirements regarding mine safety that were imposed by the Dodd-Frank Act.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description
31.1*	Certification of the Principal Executive Officer of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
31.2*	Certification of Principal Accounting and Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
32.1*	Certification of the Principal Executive Officer of Registrant pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
32.2*	Certification of Principal Accounting and Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002**
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith

27

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNATURE	TITLE	DATE

/s/Andrew Brodkey	President and Chief Executive Officer (Principal Executive Officer)	June 1, 2026
Andrew Brodkey

/s/ Robert Scannell	Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2026
Robert Scannell

28

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Brodkey, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Idaho Copper Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 1, 2026

/s/ Andrew Brodkey
Andrew Brodkey
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Scannell, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Idaho Copper Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 1, 2026

/s/ Robert Scannell
Robert Scannell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

In connection with the Quarterly Report of Idaho Copper Corporation (the “Company”) on Form 10-Q for the period ended April 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Brodkey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew Brodkey
Andrew Brodkey
Chief Executive Officer
(Principal Executive Officer)

June 1, 2026

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

In connection with the Quarterly Report of Idaho Copper Corporation (the “Company”) on Form 10-Q for the period ended April 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Scannell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Scannell
Robert Scannell
Chief Financial Officer
(Principal Financial and Accounting Officer)

June 1, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended January 31, 2026

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to _______

Commission File Number: 333-108715

IDAHO COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	75-3107908
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 W. Main St, Ste 1460 Boise, ID	83702
(Address of Principal Executive Offices)	(Zip Code)

(208) 274-9220

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the Registrant is not required to file Reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☒ No ☐

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small Reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting company	☒
		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a Report on and attestation to its management’s assessment of the effectiveness of its internal control over financial Reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit Report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the Registrant’s most recently completed second fiscal quarter was approximately $13,340,657. Solely for purposes of this Annual Report, shares of Common Stock held by executive officers and directors of the Registrant as of such date have been excluded because such persons may be deemed to be affiliates. This determination of executive officers and directors as affiliates is not necessarily a conclusive determination for any other purposes.

As of March 17, 2026, there were 13,938,917 shares of the registrant’s Common Stock issued and outstanding.

IDAHO COPPER CORPORATION

(FORMERLY KNOWN AS JOWAY HEALTH INDUSTRIES GROUP INC.)

Annual Report on Form 10-K

For the Year Ended January 31, 2026

i

PART I

IDAHO COPPER

Developing a massive, advanced copper & critical mineral project in the USA

1

IDAHO

Bonners Ferry
Priest L.
Sand-point
Lake Pend Oreille
Post Falls
Coeur d'Alene
Coeur d'Alene L.
Wallace
St. Maries
St. Joe R.
Dworshak Res.
Pot Mountain 7143 ft
Moscow
Lewiston
Orofino
Nezperce
Lochsa R.
Selway R.
Grangeville
Salmon R.
Snake R.
South Fork R.
Middle Fork R.
Salmon
Council
Cascade Res.
Cascade
Borah Peak 12664 ft
Challis
Weiser
Payette
Emmett
Meridian
BOISE
Caldwell
Nampa
Dubois
St Anthony
Rexburg
Rigby
Driggs
Arco
Hailey
Idaho Falls
Fairfield
Palisades Res.
Blackfoot
Murphy
Mountain Home
Gooding
Shoshone
American Falls Res.
Chubbuck
Pocatello
American Falls
Soda Springs
Jerome
Rupert
Twin Falls
Burley
Malad City
Paris
Preston
Bear L.

Flagship CuMo Project

Spanning 2,640 acres in Idaho, CuMo is one of the largest undeveloped copper deposits in the western hemisphere and contains likely the largest undeveloped molybdenum deposit in the world.

Federal Grant Potential

The Defense Production Act Title III enables the federal government to provide grants to maintain the resiliency of domestic supply chains, having recently been provided to advance U.S. critical minerals projects.

Clear Development Plan

Updated preliminary economic assessment targeted for Q1/Q2 2026 with the commencement and completion of pre-feasibility studies by end of 2027.

2

GLOSSARY OF MINING TERMS

The following are abbreviations and definitions of certain terms commonly used in the mining industry and this document:

1300 of Commission Regulation S-K. Subpart 1300 of Regulation S-K governs the disclosure requirements for registrants involved in mining operations.

Cored holes. Drilled using specialized hollow bits to extract core samples which provides geologists and exploration companies with detailed, representative data on subsurface geology, aiding in decisions to start or abandon mining operations.

3

Cu-Ag zone. An area where both copper (Cu) and silver (Ag) are found together in economically significant concentrations, often within sediment-hosted deposits, hydrothermal veins, or skarns.

Cu-Mo zone. A geological area or deposit containing commercially valuable concentrations of both copper (Cu) and molybdenum (Mo) minerals, often associated with porphyry deposits.

Cutoff grade. The minimum grade (quality) of ore that is considered economically viable to extract and process from a mineral deposit.

Down-hole histogram. Tools for visualizing and analyzing data collected from drill holes.

Felsic intrusive phases. Bodies of igneous rock that formed from slowly cooling, silica-rich magma beneath the Earth’s surface.

HQ. Core diameter (around 63.5 mm).

In-situ grade. Refers to the concentration of valuable minerals within an ore body that is targeted for extraction using in-situ recovery (ISR) techniques, such as solution mining, before the ore is physically removed from the ground.

Lode mining claims. A mining claim where valuable minerals are found within a vein, lode, or ledge, typically embedded in hard rock.

Ma. A milliampere (symbol: ma) is a submultiple of the SI base unit of electrical current, the ampere. It is defined as one thousandth of an ampere.

Mineralization. The geological process where economically important metals or minerals are deposited in a host rock, forming an orebody that can be mined for profit.

Mo zone. Refers to an area with a high concentration of Molybdenum (Mo) ore.

MoS2. Known as molybdenite, it is a key mineral in mining, found in low-grade porphyry deposits of molybdenum and copper.

Net smelter return. The revenue a mining company receives from selling processed minerals, minus the costs of transportation, smelting, and refining.

NI 43-101. Canada’s mandatory National Instrument for disclosure of scientific and technical information about mineral projects, establishing standards to protect investors and ensure information is accurate, consistent, and understandable.

NQ. Core diameter (around 47.6 mm).

Ordinary kriging. A widely used geostatistical method for estimating ore grades and mineral reserves by using a weighted average of nearby samples to predict values at unsampled locations.

PEA. A high-level, early-stage study that provides a first look at a mineral project’s potential economic viability.

Pit constraint. Any limitation or condition that must be satisfied when designing an open-pit mine to ensure safe and profitable extraction of ore.

Placer operations. Methods for extracting valuable minerals like gold, tin, and diamonds from unconsolidated deposits such as riverbeds and beach sands, where natural forces have concentrated them.

Porphyry. A type of igneous rock characterized by large crystals (phenocrysts) embedded in a finer-grained groundmass.

Qualified Person. An individual with a relevant professional degree and a minimum of five years of specific, relevant industry experience who is qualified to prepare and be responsible for the technical reports and public disclosures related to a mineral project.

RCV calculation. Determines revenue and investment within specific industries.

Rotary holes. Created using rotary drill rigs and are crucial for placing explosives to break up large sections of rock, facilitating mining operations.

TRS. A detailed document that provides a summary of material scientific and technical information about a mineral property.

Unorganized mining district. A designated area for mining that is not formally structured, managed, or administered in the same way as other organized districts, often characterized by a less formal legal framework and more ad hoc operations, particularly within historical records or for the general region of United States federal land.

Item 1. BUSINESS

Idaho Copper Corporation is a mineral exploration and development company, focused on exploring and developing a large copper-molybdenum-silver deposit in Idaho (United States), (the “CuMo” Project”).

4

Idaho Copper seeks to capitalize on the looming copper supply deficit by advancing one of the potentially largest untapped copper projects in the United States. The economics of the project benefit from extensive high-value co-products including molybdenum and silver. A Preliminary Economic Assessment (PEA) was completed in May 2020 by SRK Consulting (Canada) Inc.

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

The CuMo deposit is situated within the Idaho batholith and is part of a regional scale belt of porphyry and related deposits identified as the Idaho-Montana Porphyry Belt. Igneous complexes in this belt are interpreted to be related to an Eocene, intra-arc rift, and are characterized by alkalic rocks in the northeast, mixed alkalic and calc-alkalic rocks in the middle, and calc-alkaline rocks in the southwest. The CuMo deposit is located at the southwestern end of this belt and is associated with a calc-alkalic monzogranite, reported as 45-52Ma age that intrudes Cretaceous equigranular intrusive rocks of the Atlanta Lobe of the Idaho Batholith. The CuMo area is underlain by biotite granodiorite, the most common rock type of the Atlanta lobe of the Idaho batholith. All of the felsic intrusive phases contain molybdenite (MoS2) mineralization.

Ore Sorting and Updated Preliminary Economic Assessment

Idaho Copper presently is investigating the potential to utilize additional ore sorting technologies to optimize the separation of waste and low grade ore from higher grade mill feed post-mining and increase the head grade of ore being fed to a concentrator. The thin-veined, stockwork nature of the CuMo deposit lends itself well to ore sorting, since mineralized veins at CuMo largely carry the metals of interest and are much different from waste in appearance. A visual scanning exercise of all of the core recovered from previous drilling activities described herein revealed that up to 84% of the waste and lower grade ore mined can be theoretically separated from higher grade material through application of ore sorting, versus the 28% separation factor that SRK Consulting (Canada) Inc. (“SRK”) conservatively used in its 2020 Preliminary Economic Assessment (“PEA”). There are over 90 active mines in the world today which utilize some form of ore sorting.

Competitive Position in the Industry

The mineral exploration, development, and production industry are largely un-integrated. The Company competes with other exploration companies looking to acquire and obtain financing for the exploration and development of mineral resource properties. While the Company competes with other exploration companies to locate and acquire mineral resource properties, it may also compete with them for the removal or sales of mineral products from its properties if it should eventually discover their presence in quantities sufficient to make production economically feasible. Readily available markets for the sale of mineral products only sometimes exist for all mineral commodities; however, the principal CuMo Project commodities of copper, silver and molybdenum are traded on international exchanges and therefore, at a minimum a terminal market exists for which these commodities can be delivered and sold.

Company History (2020 – 2022)

Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), incorporated in Nevada, was initially engaged in the manufacture, distribution, and sales of tourmaline-related healthcare products through operating entities in China. As a result of the consummation of the transactions contemplated by the Merger Agreement dated as of December 31, 2020, with Dynamic Elite International Limited, a British Virgin Islands company, Crystal Globe Limited, a British Virgin Islands company, and Joway Merger Subsidiary Limited, a British Virgin Islands company, the Company no longer had any assets or business operations. Accordingly, the Company became a shell company, as that term is defined in Rule 12b-2 of the Exchange Act.

On February 3, 2022, the Company consummated the transactions contemplated by the Purchase Agreement dated as of January 31, 2022 by and among the Company, Crystal Globe Limited and JHP Holdings, Inc., a Nevada corporation, pursuant to which JHJP purchased 16,644,820 shares of Common Stock of the Company from Crystal Globe. The shares represented 83% of the issued and outstanding shares of the Company on a fully diluted basis. The purchase price for the shares paid by JHP was $100,000. Pursuant to the Purchase Agreement, each of Crystal Globe, JHP and the Company made customary representations and warranties to each other. In connection with the acquisition of the 83% by JHP, Jinghe Zhang, the sole officer and director of the Company, resigned and Ramon Lata was appointed as the sole officer and director of the Company.

Company History (2023 – Present)

On January 23, 2023, the Company entered into and consummated the transactions contemplated by a Share Exchange by and among the Company, International CuMo Mining Corporation, an Idaho corporation, and the shareholders of ICUMO Shareholders. Pursuant to the terms of the Share Exchange Agreement, the ICUMO Shareholders transferred all the issued and outstanding shares of Common Stock of ICUMO to the Company in exchange for newly issued shares of the Company’s Common Stock As a result of this Share Exchange, ICUMO became a wholly owned subsidiary of the Company.

5

ICUMO owns and controls the mining claims and rights to the CuMo Project, a large primary molybdenum deposit with silver and copper co-products and also byproducts tungsten and rhenium. Located in Boise County, Idaho, ICUMO was formed to determine the geologic and environmental factors that will determine the future development plan of the CuMo Project.

Pursuant to the terms of the Share Exchange Agreement, each share of ICUMO’s Common Stock held by the ICUMO Shareholders was converted into the right to receive the number of shares of Common Stock equal to an exchange ratio of 1.34.

As a result of the Exchange, a change in control of the Company occurred with the ICUMO Shareholders owning 90.1% of the issued and outstanding shares of Common Stock. Immediately after giving effect to the Exchange, there were 202,294,000 issued and outstanding shares of Common Stock, held as follows:

●	The stockholders of the Company prior to the Exchange held 20,054,000 shares of issued and outstanding Common Stock; and

●	The ICUMO Shareholders held 182,240,000 shares of issued and outstanding Common Stock.

Pursuant to the terms of the Share Exchange Agreement, on January 23, 2023 at the Closing of the exchange the Company assumed: (i) all ICUMO’s obligations for the options, whether or not vested, granted to key management personnel pursuant to certain Incentive Stock Option agreements, and any vested options are now exercisable to purchase shares of Common Stock at an exercise price of $0.125 until December 31, 2027; and (ii) all ICUMO’s obligations pursuant to certain warrants to purchase shares of ICUMO Common Stock, which warrants are now exercisable to purchase shares of Common Stock, at an exercise price of $0.15, until May 11, 2027. The Incentive Stock Options and 2021 Warrants are (i) exercisable for that number of shares of Common Stock equal to the number of shares of ICUMO’s Common Stock subject to such options and warrants, immediately prior to the Closing and as adjusted by the Exchange Ratio, and (ii) have an initial exercise price per share equal to the initial exercise price per share in effect for that option or warrant immediately prior to the Closing. With respect to these Incentive Stock Options and 2021 Warrants, the Company assumed at Closing, after applying the Exchange Ratio, vested and unvested options to purchase an aggregate of 56,615,000 shares of Common Stock and warrants exercisable for up to 41,540,000 shares of Common Stock.

At the Closing, Ramon Lata, the sole officer, and director of the Company, resigned from all his offices and from the board of directors of the Company. In his place, the Board appointed four new directors, Robert Scannell, John Moeller, Shaun Dykes, and Andrew Brodkey, and the following four executive officers, Steven Rudofsky as Chief Executive Officer and President, Robert Scannell as Chief Financial Officer, Andrew Brodkey as Chief Operating Officer, and Shaun Dykes as Vice President, Exploration.

Private Placement by ICUMO

Prior to entering into the Share Exchange Agreement, from December 2022 to January 9, 2023, ICUMO conducted a private placement offering whereby it issued and sold Notes in the total amount of $898,000 with a conversion price of $0.10 and 8,980,000 warrants to purchase ICUMO Common Stock, with an exercise price of $0.15. As a condition to entering into the Share Exchange Agreement, ICUMO and the Company agreed that the Company would exchange the Notes and 2023 Warrants for notes and warrants issued by the Company. Such replacement notes and warrants were issued by the Company to the holders of the Notes and 2023 Warrants on January 23, 2023. After applying the Exchange Ratio to the conversion rate, the Company had outstanding convertible secured promissory notes in the principal amount of $898,000 which will convert into shares of Common Stock at an adjusted conversion price of $0.075 per share of Common Stock and 11,973,333 warrants to purchase shares of Common Stock at an adjusted exercise price of $0.15 per share. Principal on the Notes is due and payable on July 23, 2025. The warrants expire on January 9, 2028.

The Replacement Notes and Warrants are secured by a first priority lien on all of the assets and mining claims of the Company, other than certain patented lode mining claims that represent approximately 7.3% of the CuMo Project.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, however, as a result of the Exchange, the Company has ceased to be a “shell company.”

In connection with the Exchange, the Company entered into lock-up and leak-out agreements (“Lock-Up Agreements”) with (i) certain majority shareholders of ICUMO, (ii) the holders of the Incentive Stock Options, (iii) the majority stockholder of the Company prior to the Exchange; and (iv) certain service providers who will receive shares of Common Stock as payment for services rendered in connection with the Share Exchange Agreement. These Lock-Up Agreements cover the Exchange Shares, any Common Stock issued pursuant to the exercise of any Incentive Stock Options or 2021 Warrants, and all shares of Common Stock issued to such service providers (the “Covered Securities”). The Lock-Up Agreements did not require any additional restrictions to be added to the Covered Securities at issuance but rather were applicable to the holders of the Covered Securities. The Lock-up Agreements provide that the Covered Securities are subject to an 18-month lock-up from January 23, 2023, subject to (i) early release upon the Company up-listing to a national securities exchange, and (ii) termination upon certain corporate events and transactions, and also provide for certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement. At the end of the lock-up period, the Covered Securities are subject to a one-year leak-out restriction for public resales of five percent of the trailing ten (10) day average trading volume of the Common Stock. The Company may waive these restrictions.

In connection with the transactions contemplated by the Share Exchange Agreement, prior to the Closing, the Company assigned all the amounts owed to a third-party service provider to JHP, the former controlling stockholder of the Company. Pursuant to the terms of this Debt Assignment and Release Agreement, JHP Holdings, Inc. assumed all the outstanding debts of the Company as of January 23, 2023.

6

The CuMo Project, Geology and Mineralization

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian, and are within the Boise National Forest.

The CuMo deposit is situated within the geological occurrence called the Idaho batholith and is part of a regional scale belt of porphyry and related deposits identified as the Idaho-Montana Porphyry Belt. Igneous complexes in this belt are interpreted to be related to an Eocene, intra-arc rift, and are characterized by alkalic rocks in the northeast, mixed alkalic and calc-alkalic rocks in the middle, and calc-alkaline rocks in the southwest. The CuMo deposit is located at the southwestern end of this belt and is associated with a calc-alkalic monzogranite, reported as 45-52Ma age that intrudes Cretaceous equigranular intrusive rocks of the Atlanta Lobe of the Idaho Batholith. The CuMo area is underlain by biotite granodiorite, the most common rock type of the Atlanta lobe of the Idaho batholith. All of the felsic intrusive phases contain molybdenite (MoS2) mineralization.

The CuMo deposit is located adjacent to a historic gold mining camp. Gold was discovered in the Boise Basin in 1862 and lode mining began within a year. As of 1940, total gold production amounted to 2.8 million ounces of which 74% was from placer operations. More gold has been produced from the Boise Basin than any other mining locality in Idaho. Although they are primarily gold deposits, considerable silver and minor copper, lead and zinc were produced as byproducts from the lodes.

The area features two separate mineralizing events that are referred to as early Tertiary and early Miocene. The first event consists of gold-quartz veins containing minor sulfide minerals that occur within the Idaho batholith and are associated with weak wall rock alteration. Associated sulfide minerals include pyrite, arsenopyrite, sphalerite, tetrahedrite, chalcopyrite, galena, and stibnite. The second mineralizing event occurs within porphyry dikes and stocks as well as in the batholith, and is characterized by relatively abundant sulfide mineralization, subordinate quartz, and widespread wall rock alteration. Base metal mineralization consists of pyrite, sphalerite, galena, tetrahedrite, chalcopyrite, minor quartz, and siderite with local occurrences of pyrrhotite and enargite.

Molybdenum mineralization was discovered at CuMo in 1963. Mineralization on the property occurs in veins and veinlets developed within various intrusive bodies. Molybdenite (MoS2) occurs within quartz veins, veinlets, and vein stockworks. Whereas a typical porphyry deposit features disseminated mineralized areas throughout the orebody. CuMo is a stockwork-type deposit, Individual veinlets vary in size from tiny fractures to veinlets five centimeters in width, with an overall thickness averaging 0.3- 0.4 cm. Pyrite and/or chalcopyrite are commonly associated with molybdenite although molybdenite can occur alone without other metallic mineralization.

Due to their large size, the total contained economic molybdenum in this type of lower grade copper-molybdenum deposit can be equivalent to or exceed that of high-grade molybdenum deposits.

History of CuMo Project Exploration

The Boise Basin was first explored following the discovery of placer gold deposits in 1862. Several lode gold deposits were discovered and developed immediately following the initial alluvial gold rush, with significant production occurring in the late 1800’s and early 1900’s. No production has occurred on the CuMo Project claim footprint itself.

The first interest in the CuMo property was shown during aerial reconnaissance by Amax Exploration (“Amax”) in 1963. Follow-up geochemical rock and soil sampling indicated anomalous molybdenum and copper values. Forty claims were then staked, and three previously existing claims were optioned. A 2.5 mile (4 km) rough access road was constructed in 1964 to facilitate collection of rock samples and geological mapping. Amax completed detailed bedrock mapping on the CuMo property between 1964 and 1981.

In 1968, Curwood Mining Company staked 12 claims and undertook detailed mapping and geochemical rock sampling. Several trenches were excavated, and one line of dipole-dipole array induced polarization (“IP”) geophysical survey was conducted.

In 1969, Midwest Oil Corp. optioned the property and conducted exploration drilling through 1972 (four short rotary holes (less than 100 ft) initially, which were later deepened using diamond drilling, followed by six cored holes). Midwest also performed an IP survey in 1971 and an airborne magnetic survey in 1973.

In 1973, Midwest formed a joint venture with Amax and then subsequently Midwest was merged with Amoco Minerals Company (“AMOCO”) resulting in an Amax-AMOCO joint venture with AMOCO as operator. During the period 1973 to 1981, the Amax-AMOCO joint venture completed 30,822 ft of drilling, surface geological mapping, re-logging of the core, road construction, an aerial topographic survey, and age dating. In 1980, Amax Exploration Inc. transferred its interest to Climax Molybdenum Company (“Climax”), also a subsidiary of Amax Inc. In 1982, Climax collected more than 300 soil geochemical samples from three different grids.

A total of twenty-three (23) diamond holes and three RC holes were drilled on the property during this timeframe. Most RC holes were pre-collars to diamond drill holes with only the diamond drill component of the holes being used for resource modelling and sampling. The historic holes were sampled mostly at a 20ft sample interval. All the sample rejects were delivered directly from Climax’s secure facility in Colorado and are stored in the project secure warehouse facility for use by the project.

7

The drilling efforts from 1969 to 1982 were the only actual drilling done on the property until ICUMO in 2006, who under option from American CuMo completed one diamond drillhole and partially completed another before relinquishing the project back to American CuMo in late 2006. Thereafter, American CuMo between 2006 and 2012 drilled a total of 25,486.82m in forty-two (42) holes. Drilling consisted of both HQ and NQ diameter core with holes being started with HQ diameter and then reducing at a major fault intersection or at 1000ft which ever was less. Core recoveries were monitored and were excellent (90%+). All holes were surveyed down-the-hole at regular intervals (100 feet) using a Reflex survey instrument. All core was collected at the drill site by the diamond drillers under supervision of onsite geology staff and delivered to a secure warehouse facility in Garden Valley where they were logged, analyzed and samples collected. All drill sites were surveyed using a total field station in order to accurately locate the holes.

The 2006 through 2012 results confirmed the extent and grade of mineralization on the property as indicated by previous drilling and demonstrated continuity of mineralization between the original wide-spaced holes.

American CuMo’s work resulted in the interpretation and modelling of three distinct mineralized zones within the deposit. These zones were previously interpreted by Amax as distinct shells that were produced by separate intrusions. Re-interpretation of down-hole histograms for copper (Cu), silver (Ag) and molybdenite (MoS2) suggests the mineralized zones are part of a single, large, concentrically zoned system with an upper copper-silver zone, underlain by a transitional copper-molybdenum zone, in turn underlain by a lower molybdenum-rich zone. Three-dimensional modeling of the above zonation indicates the current area being drilled is located on the north side of a large system extending 4.5km (15,000ft) in diameter, of which 1.5 km (3,000 ft.) has been drilled.

Resource Reports and Preliminary Economic Assessments

In 2008, an initial Resource Estimate compliant with Canadian National Instrument 43-101 was commissioned by American CuMo under its former name, Mosquito Consolidated Gold Mines Ltd. This estimate was based on information from 31 diamond drillholes completed through 2007. The deposit was subdivided into three mineral domains based on the drill hole data: a Cu-Ag zone, a Cu-Mo zone, and a Mo zone. Within each mineral domain 20 ft. composites were formed. Blocks 50 x 50 x 50 ft. were estimated for MoS2, Cu, Ag and W by ordinary kriging.

In May 2009, the authors of the 2008 report provided an updated Resource Estimate based on a total of 42 diamond drill holes totaling 76,436 ft, including 11 completed during 2008. Using a Recoverable Metal Value (the “RCV”) cutoff at various US dollar values per ton, and at certain assumed metal recoveries and metal prices, the authors presented tonnages, metal grades, and contained metal for indicated and inferred resource calculations in all 3 mineralized zones.

In November 2009, Ausenco Canada Inc. (“Ausenco”), an independent, third-party engineering firm employed by American CuMo, published a NI 43-101 compliant Preliminary Economic Assessment, throughput Scoping Study Report based on the same 42 diamond drillholes. In a manner similar to the May 2009 report, Ausenco reported tonnages, metal grades and contained metal for indicated and inferred resource calculations in all 3 mineralized zones. Ausenco went further and proposed a mining and processing operational design at various mining rates, from 50,000 to 200,000 tons per day of ore to mill throughput. This firm also included provisions and estimated capital and operating costs for a conceptual open pit mine, waste dumps, tailings storage facility, plant/concentrator, molybdenum roaster, and ancillary facilities. Based on this data, Ausenco was able to perform a Preliminary Economic Analysis (PEA) of the CuMo project, at various throughput rates, which yielded numeric results for Net Present Value, Internal Rate of Return, Payback, and cash operating costs per pound of molybdenum equivalent.

In 2011, a new technical study for a NI 43-101 compliant Resource update was commissioned with Snowden Mining Consultants. The resource estimate update was based on a total of 54 diamond drillholes totaling 99,404 ft. Of these, 12 diamond drillholes were completed in 2009 and 2010. Again, using assumed metal recoveries and selected RCV cut-off grades, Snowden reported updated global Indicated Resources and global Inferred Resources Snowden adopted most of the other design parameters and assumptions offered by Ausenco.

In August 2015, Gary Giroux of Giroux Consultants Ltd. (one of the authors of the 2008 and 2009 Reports) was employed by American CuMo to publish a NI 43-101 compliant, updated resource estimate. This update was based on a total of 65 diamond drill holes totaling 120,685 feet (36,784.9 meters). Nine (9) of the sixty-five (65) diamond drill holes were completed in 2012 since the previous resource calculation. Using low, medium, and high metal price assumptions, and different cutoff grades for RCV, Giroux calculated Measured, Indicated, and Inferred mineral resource numbers for ore contained within a conceptual pit shell.

Finally, in 2020 SRK authored a Canadian NI 43-101 compliant Preliminary Economic Assessment and Technical Report (PEA) for the CuMo project. This document, relying on the previously published 2015 resource estimate, proposed an open pit mine and concentrator combination at a milling rate of 150,000 tons per day, and an initial mine life of 30 years. It also incorporated particle-based ore sorting technology to remove 28% of the mining waste from the ore stream, prior to entering the concentrator.

The mineral resource estimates contained in the TRS are based on drilling completed through 2012 on a total of 65 diamond drill holes totaling 36,166 m (118,654 ft). As no additional drilling has been completed since the 2015 resource was estimated, the mineral resource estimates are considered current and have not been updated since that time.

The mineral resource estimates contained in the TRS were estimated in conformity with Committee for Mineral Reserves International Reporting Standards (CRIRSCO) “International Reporting Template for the public reporting of Exploration Targets, Exploration Results, Mineral Resources and Mineral Reserves” as adopted by the International Council on Mining & Metals November 2019. The mineral resources are reported in in accordance with §§229.1300 through 229.1305 (subpart 229.1300 of Regulation S-K).

8

The resource estimate was based on a total of 65 diamond drill holes totaling 36,166 m (118,654 ft). Nine of the 65 diamond drill holes were completed in 2012. As no additional drilling has been completed since the 2015 resource was estimated, it is considered current. The resource is considered an Insitu resource as it is based on the drilling and overall geological modeling.

Table 1 to Paragraph (D)(1)—CuMo Summary of Copper, Molybdenum, Silver, Rhenium and Sulphur Mineral Resources at the End of the Fiscal Year 2024 Based on Metal Prices (see table 2)

		Grades							Metal Recoveries (2)
Classification	short tons	Cu	MoS2	Ag	Re	S	RCV (1)	Rc v	Cu Recov	Mo Recov	Ag recov	Re Recov
	(Millions)%		%	Gms	PPM	%	$	Cutoff	%	%	%	%
Measured	297.2	0.076	0.081	2.09	0.03	0.229	17.83	$5.00	60 to 80	80 to 95	55 to 75	90
Indicated	1972.3	0.085	0.053	2.57	0.019	0.269	13.4	$5.00	60 to 80	80 to 95	55 to 75	90
Measured + Indicated	2269.6	0.084	0.057	2.5	0.021	0.264	13.98	$5.00	60 to 80	80 to 95	55 to 75	90
Inferred	2556.6	0.067	0.048	2.13	0.017	0.282	11.48	$5.00	60 to 80	80 to 95	55 to 75	90

* The detailed results of the resource calculation can be found in Exhibit 96.1 of this filing, in particular sections 1.10.1 and Section 11. The point of reference for this mineral resource is an In-situ Resource.

RCV calculation:

The RCV calculations were based on the following metal prices

Table 2: Metal prices for resources and represent the longer-term predictions for future prices combined with the moving average for the past 3 years.

Metal	Price
Copper (Cu), $/lb	3.00
Molybdenum trioxide (MoO3), $/lb	10.00
Molybdenum Metal (Mo), $/lb	15.00
Silver (Ag), $/ounce	12.50

Molybdenum is sold as molybdenum trioxide (MoO3) which has higher Mo content. The price used in this study for MoO3 is $10/lb. MoO3 is calculated from MoS2 by the following:

●	Pounds Mo = MoS2 * 20 / 1.6681

●	Pounds MoO3 = Pounds Mo * 1.5

The metal recoveries used to calculate RCV were a function of mineralized zones as follows:

Table 3: Metal recoveries sorted by mineralized zone

Metal	%Recoveries in Oxides	%Recoveries in Cu-Ag Zone	%Recoveries in Cu-Mo Zone	%Recoveries in Mo & MSI Zones
Cu	60.0	68.0	85.0	72.0
Mo	80.0	86.0	92.0	95.0
Ag	65.0	75.0	78.0	55.0

*Note – the recoveries for all metals in the MSI Zone were similar to the Mo Zone

Factors to use in RCV equation were as follows:

MoS2 Factor ($/ton) =	MoS2% * Mo Recovery % * 2000 lbs/ton * $/lb MoO3 * 1.5/1.6881

Cu Factor ($/ton) =	Cu % * Cu Recovery % * 2000 lbs/ton * $/lb Cu

Ag Factor ($/ton) =	Ag ppm * Ag Recovery % * $/oz Ag
31.1035 g/oz * 1.1023 tons/tonne

The equations to calculated RCV for each mineralized zone were as follows:

RCV (oxides) = (Cu% * 36.0) + (Ag(ppm) * 0.24) + (MoS2% * 143.88)

RCV (Cu-Ag) = (Cu% * 40.8) + (Ag(ppm) * 0.27) + (MoS2% * 154.67)

9

RCV (Cu-Mo) = (Cu% * 51.0) + (Ag(ppm) * 0.28) + (MoS2% * 165.46)

RCV (Mo) = (Cu% * 43.2) + (Ag(ppm) * 0.20) + + (MoS2% * 170.85)

RCV (MSI) = (Cu% * 43.2) + (Ag(ppm) * 0.20) + + (MoS2% * 170.85)

Other assumptions:

In 2012, Snowden Mining Consultants (Snowden) used Geovia’s WhittleTM pit optimizer to determine a constraining open pit shell for the CuMo deposit. Optimization parameters were from Thompson Creek mine (a comparable open pit molybdenum project located in Idaho). The optimization parameters included mill feed, mining and processing costs of $9.28 per processed ton, overall pit slope angles of 45°, metallurgical recoveries as shown above and appropriate dilution and offsite costs and royalties. The commodity prices used in 2012 by Snowden for restraining the resource were Mo at $25/lb, Cu at $3/lb, Ag at $20/oz and W at $10/lb. This pit constraint is still valid. Once block inside the constraining pit were identified RCV values were recalculated using the current metal prices.

In the mineral resource estimate table above the base case of $5.00/t RCV cut-off is used and is selected based on operating costs and the results of grade improvement using a mineral sorting process. The $5.00 cut-off is suggested to separate waste from material that is fed into the sorters. From the sorters, only mill feed above an economic cut-off would be sent for immediate processing and is used in the economic analysis.

An estimate for rhenium (Re) and sulfur (S) associated with the MoS2 was completed using linear regression of MoS2 vs. Re and MoS2 vs S to show the average grades of Re and S that would be contained with MoS2 within each block. The Re and S were not used to determine the RCV value of resources.

There has been no changes to the disclosed mineral resource in the past 5 fiscal years.

Effect of Material Regulations on the current operations of the Company.

The Company’s current activities are subject to a number of laws and regulations, in particular including those with respect to exploration on federal lands (under the jurisdiction of the United States Forest Service (USFS)) and corresponding State of Idaho and local/Boise County laws and regulations. These laws and regulations, and permits/approvals granted by governmental entities thereunder, govern how the Company must conduct surveys and how it can build and maintain roads and drill pads, access the properties, conduct drilling and related exploration, transport staff and materials, secure, use and conserve water, protect identified species of flora and fauna, limit land disturbance, protect surface and groundwater, comply with mitigation requirements, and reclaim affected lands post-exploration. The Company is also required to post a bond with the USFS for reclamation assurance. Material compliance with these regulations is mandatory and is critical to the operations of the Company.

On March 14, 2025, the Company received a Decision Notice and Finding of No Significant Impact from the USFS approving for its Exploration Plan of Operations by the USFS (pursuant to an Environmental Assessment published by the USFS under the National Environmental Policy Act of 1970 (NEPA)) for the commencement of drilling and exploration activities. Consequently, the Company can legally undertake exploration on federal lands in 2025. In addition, material approvals that the Company will need for its planned 2025 exploration activities will need to come from the Idaho Department of Water Resources, the Idaho Department of Environmental Quality, and Boise County Department of Roads. The Plan of Operations permits the Company to conduct exploration from April 15 to December 15 each calendar year for a 4-year period starting in 2025, and the Company believes that each of such additional material approvals will be applied for and received prior to April 15, 2025. However, the Company notes that if a lawsuit is filed by Non-Governmental Organization (NGO’s) or others challenging the USFS approval, it may not be able to carry out exploration under the Plan of Operations in 2025.

Significant encumbrances to and future permitting for the property.

There are no legal encumbrances affecting the properties except for the pledges of security under certain notes and debentures.

As to future permits and approvals beyond exploration, needed for development, construction and operation of a mining project at CuMo, and assuming that technical and economic evaluation of a project merits such development, the Company first will need to conduct extensive baseline environmental studies, hydrological studies, additional plant and animal surveys, and related activities required under NEPA to allow the USFS to publish an Environmental Impact Statement (EIS). If drilling and exploration activities are completed during 2026 (despite the current legal challenges), the Company anticipates that it will begin additional technical analysis for a Preliminary Feasibility Study (PFS), described below, and commence environmental baseline work during 2025, leading to a PFS publication conceivably within 18 months. If the PFS results are positive, the Company would continue with additional technical work, environmental work, preliminary engineering work, all in order to develop a Bankable Feasibility Study (BFS) and submit to the federal agency a Plan of Operations for construction, development and operation of a mining project under an EIS. The Company estimates that with no legal challenges, an EIS could be published by the USFS as early as 2029. The Company again notes that the current legal challenges from NGO’s could potentially prevent exploration in 2026 and can extend these approximate timelines.

10

Internal Controls and Data Verification

Shaun M. Dykes, a former a director and officer of the Company, (the “Qualified Person”) reviewed the procedures used by ICUMO and produced a description and an analysis of the results as contained in Section 8 of the TRS. These are standard data verifications with no limitations.

All assay results used in the verification process by the Qualified Person were obtained from fully certified analytical laboratories with signed assay certificates.

The Qualified Person has reviewed the data collection and verification procedures followed by ICUMO and by third parties on behalf of ICUMO, and believes these procedures are consistent with industry best practices and acceptable for use in geological and resource modelling.

These procedures have also been verified by several independent qualified people over the years.

For more information about quality control/quality assurance and data verification, see Section 8 and Section 9 of the TRS.

The mineral resources estimated may ultimately be affected by a broad range of environmental, permitting, socio-economic (as discussed in Section 17 of the TRS), legal, title (as discussed in Section 3 of the TRS), marketing and political factors (as discussed in Section 22 of the TRS). At this time the authors are unaware of any of these factors that could materially affect the mineral resource estimate. Of course, going forward, relevant factors that could influence the resource estimate include changes to the geological, geotechnical or geometallurgical models, infill drilling to convert mineral resources to a higher classification, drilling to test for extensions to known resources, collection of additional bulk density data and significant changes to commodity prices. It should be noted that all these factors pose potential risk and opportunities to the current mineral resource.

Current Planned Working Programs

Ore Sorting and Updated Preliminary Economic Assessment

Idaho Copper during 2024 investigated the potential to utilize additional ore sorting technologies to optimize the separation of waste and low-grade ore from higher grade mill feed post-mining and increase the head grade of ore being fed to a concentrator. The thin-veined stockwork nature of the CuMo deposit lends itself well to ore sorting, since mineralized veins at CuMo largely carry the metals of interest and are much different from waste in appearance. A visual scanning exercise of all of the core recovered from previous drilling activities described herein revealed that up to 84% of the waste and lower grade ore mined can be theoretically separated from higher grade material through application of ore sorting, versus the 28% separation factor that SRK Consulting (Canada) Inc. (“SRK”) conservatively used in its 2020 Preliminary Economic Assessment (“PEA”). There are over 90 active mines in the world today which utilize some form of ore sorting.

During 2024, the Company contracted with MineSense, Technologies Ltd., of Vancouver, BC, Canada, who, using their ShovelSense scanning systems, which employ X-ray fluorescence (the “XRF”) surface scanning sensor technology, successfully tested ore from CuMo and determined positively its amenability to ore sorting. These systems are installed directly on mine shovel buckets and scan the blasted material as the shovel scoops it up, allowing the mine operator, based on cutoff grades, to differentiate ore from waste at the mining face. ShovelSense is currently being used successfully by at least three large producing copper open pit mines (Highland Valley BC, Copper Mountain BC, and Carmen de Andacollo Chile). The MineSense agreement is for the sum of $65,000.

Contemporaneously with this test work, the Company executed a contract with Veracio, Inc., from Salt Lake City, Utah, to scan existing CuMo drill cores with mobile XRF scanners, in order to confirm that the CuMo deposit is variable in nature and amenable to selective separation by ore sorting techniques. Veracio has scanned approximately 33,000 feet of core at the Company’s leased core storage facility in Idaho, at a footage rate of $8/foot, and with mobilization and incidentals, the Company has paid or is responsible for a cost of around $275,000.

The final ore sorting design will likely not only rely on a single sorting pass, but may possibly integrate multiple sorting technologies, such as combining surface XRF scanning at the mining face on blasted material with downstream penetrative prompt gamma neutron activation analysis (PGNAA) or pulsed fast thermal neutron activation (PFTNA) scanners installed on the material conveyors, and potentially bulk particle XRF scanners to finish. The potential combination of different ore sorting technologies and equipment could enable the Company to optimize the separation of ore from waste, substantially increasing the head grade of mill feed, and thereby reducing the size of the concentrator. Consequently, this will in theory allow the Company to significantly reduce capital and operating costs.

The Company initially contracted with SGS Bateman, Inc., (“SGS”) a noted professional mining industry consulting firm, to undertake metallurgical test work and act as lead author and Qualified Person(s) (QP), to publish an updated PEA, utilizing ore sorting results to revise the technical and economic sections of the document. The key terms of the SGS contract are, for an estimated cost of $429,000 (and an initial deposit of $110,000), SGS, and except for ore sorting, SGS was to provide all of the technical input for a Canadian NI-43-101 equivalent Technical Report and a compliant US SK-1300 Technical Report. These reports will include all technical studies including geologic resources, mineable resources, pit optimization, mine planning and equipment scheduling, metallurgical analysis, concentrator design, capital and operating cost estimates, and an economic analysis. SGS is currently conducting at its Lakefield, Ontario, Canada laboratories, metallurgical testwork on representative, post-ore sorting, higher-grade ore samples which were provided by the Company. As to ore sorting, the Company has engaged Lycopodium, Inc, of Ontario, Canada, for a cost of roughly US$80,000, to provide a QP for expert ore sorting analysis of the MineSense sorting results which will be incorporated into the updated PEA.

The Company dismissed SGS Bateman in February 2025 and hired Barr Engineering Inc. (“Barr”) to act as overall author of and QP for the updated PEA. SGS Lakefield, however, is continuing with its metallurgical evaluations. The Company is currently discussing with SGS Bateman the outstanding invoices, paid this far and the cost of any remaining work by SGS Lakefield. The Barr contract is for $433,000. Expected budget for all of the work identified above is roughly $1 million. The updated PEA is anticipated to be published in mid-2026.

11

Additional Exploration and Metallurgical Studies; Pre-Feasibility Study

Following completion of the updated PEA, and under the approval by the USFS of approval of the Company’s Exploration Plan of Operations. The Company intends to procced with additional exploration, including infill, expansion, and geotechnical pit wall drilling. The infill work is intended to enable the Company to reclassify resources currently labeled as Inferred, to the level of Indicated, or Measured and Indicated. The Company has tentatively budgeted $12 million for this drilling and exploration work.

The Company also plans to initiate additional metallurgical studies to (1) determine the optimal concentrator design for both copper-silver, and molybdenum concentrate circuits, and (2) investigate the potential to recover copper and molybdenum via heap leaching of lower grade ore that is stockpiled and not immediately processed at the concentrator. The Company has identified a number of outside consultants that can be engaged for both of these studies. In total, the Company expects that these studies will cost approximately $1,000,000 and will take on the order of four (4) months to complete.

These undertakings, along with a number of additional studies, are part of the Company’s plan to develop an independent third-party Pre-Feasibility Study (PFS) for the CuMo Project. In addition to the exploration and metallurgical work, explained above, the PFS will include expenditures for infrastructure and road improvements, environmental and permitting work, preliminary engineering, community, and public/government relations work, and potentially costs for expansion of the current land position.

Competitive Position in the Industry

The mineral exploration, development, and production industry are largely unintegrated. The Company competes with other exploration companies looking to acquire and obtain financing for the exploration and development of mineral resource properties. While the Company competes with other exploration companies to locate and acquire mineral resource properties, it may also compete with them for the removal or sales of mineral products from its properties if it should eventually discover their presence in quantities sufficient to make production economically feasible. Readily available markets for the sale of mineral products only sometimes exist for all mineral commodities; however, the principal CuMo Project commodities of copper, silver and molybdenum are traded on international exchanges and therefore, at a minimum a terminal market exists for which these commodities can be delivered and sold.

Competition

ICUMO’s competition includes large, established mining companies with substantial capabilities and more significant financial and technical resources. As a result of this competition, it may have to compete for financing and may need help to acquire the funding on terms it considers acceptable. ICUMO may also have to compete with other mining companies to recruit and retain qualified managerial and technical employees. If ICUMO cannot compete successfully for financing or qualified employees, its exploration programs may be slowed down or suspended, which may cause it to cease operations as a company.

Employees

As of the date of this Report, other than certain executives, ICUMO has no employees. ICUMO does not have or maintain any employee benefit plans or similar plans under any applicable laws.

Recent Developments

Private Placement

From February 28, 2024, through March 28, 2024, the Company conducted a private placement offering pursuant to which it entered into subscription purchase agreements with accredited investors for an aggregate of 162.66 Units (the “Units”), at a purchase price of $12,000 per Unit for an aggregate purchase price of approximately $1,952,000 (the “Newbridge Private Placement Offering”). Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share, and (ii) 62,500 Common Stock purchase warrants (the “Warrants”). The Warrants entitle the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share. Newbridge Securities Corporation acted as the sole placement agent (the “Placement Agent”) on a best-efforts basis pursuant to a Placement Agency Agreement dated September 7, 2023, as amended on December 27, 2023. Pursuant to this agreement, the Placement Agent received cash commissions of $195,200, representing 10.0% of the gross purchase price of the Units sold. Certain members of the Placement Agent participated as investors in the Newbridge Private Placement Offering.

Pursuant to the Subscription Agreements, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the re-sale of the shares of Common Stock issuable upon the conversion of the Preferred Stock and upon the exercise of the Warrants within 90 business days after the final Closing date. If the Company fails to file a registration statement by such date, the Company shall pay the Subscribers 2.5% of their respective purchase price for each 30 days that the registration statement is not filed, with a maximum of 10%.

12

Reverse Stock Split

On April 5, 2024, the Company’s board of directors (the “Board”) approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-30, with the exact ratio to be determined by the Board in its sole discretion.

On September 10, 2025, the Board determined to effectuate 1-for-20 reverse stock split (the “Reverse Stock Split”) and filed a Certificate of Change to the Company’s Amended and Restated Articles of Incorporation on October 15, 2025. The Reverse Stock Split became effective on December 15, 2025. All shares and per share amounts in the financial statements have been retrospectively adjusted for all periods presented to reflect the Reverse Stock Split.

International Energy & Mineral Resources Investment Company Limited Lawsuit

On September 12, 2025, International Energy & Mineral Resources Investment Company Limited (“IEMR”), a shareholder of the Company, filed a lawsuit in the Fourth Judicial District of Idaho seeking a declaratory judgment that the Lock-Up Agreement dated December 21, 2022, and its First Amendment dated March 30, 2024 (collectively, the “Lock-Up Agreement”) have terminated according to their terms and that IEMR may freely trade its shares.

The Company maintains that IEMR remains subject to the restrictions of the Lock-Up Agreement and filed its response to the lawsuit on September 30, 2025. On November 4, 2025, IEMR filed a motion for summary judgement on its declaratory judgement claim. The Company’s response in opposition to the motion for summary judgement is due on January 29, 2026. On that date, IEMR moved to dismiss the complaint without prejudice, and the court issued a stipulation dismissing the case.

Available Information

We file annual, quarterly, and current reports and other information with the SEC. You may read and copy any reports, statement or other information that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (202) 551-8090 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov.

The Company’s website is www.idaho-copper.com. The Company’s website is not incorporated in this Form 10-K.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K (this “Report”) for the Company, contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this Report. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss many of these risks in this Report in greater detail under the heading “Risk Factors.” Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date hereof. You should read this Annual Report on Form 10-K and the documents that we have filed as exhibits to this Annual Report completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 1A. RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

13

Risks Related to Our Business

Our ability to continue the exploration, permitting, development, and construction of the project, and to continue as a going concern, will depend in part on our ability to obtain suitable financing.

We have limited financial resources. We will need external financing to develop and construct the project and to complete the permitting process. Although the Company’s current capital resources and liquidity has included approximately $4 million in funding since 2023, we project that we will need approximately $12 million for fiscal year 2027. We expect to seek additional financing through joint ventures, capital markets, private financing sources, and the exercise of outstanding warrants and options.

We do not currently have sufficient funds or committed financing necessary to undertake a Preliminary Feasibility Study (PFS), a Bankable Feasibility Study (BFS) or commence construction of the Project, and we may be unable to raise the necessary funds.

The United States Forest Service (USFS) published a Final Decision Notice (DN) and Finding of no Significant Impact (FONSI) in the first quarter of 2025, approving the Company’s Drilling Plan of Operations (PoO). The PoO, along with satisfying bonding and other conditions, would allow the Company to carry out drilling and additional exploration activities at its Property, in conjunction with a Preliminary Feasibility Study (PFS). The estimated budget for the PFS is $40 million.

Following the PFS, the Company will prepare a Bankable Feasibility Study (BFS) incorporating permitting (including a federal Environmental Impact Statement (EIS)), Project Design Engineering, baseline environmental work, and other studies, reports and documents necessary to reach an investment decision. Following a positive investment decision, the Company would seek funding to build the Project. According to the TRS, as of December 31, 2020, the total initial capital cost estimate for the Project was approximately $1,263 million. Although we have not updated our capital cost estimates, based on significant inflation and increased financing costs since 2020, we expect the actual cost estimates to be higher than the 2020 estimate. These cost estimates may change materially due to inflation, competition or other unforeseen challenges at the Project site.

We do not currently have sufficient funds or committed financing to fund the PFS, the BFS, or commence construction of the Project. Our ability to obtain sufficient funds or committed financing may be impacted by various factors, including, but not limited to, our ability to raise additional funds at acceptable rates or at all; unfavorable interest rates; the incurrence of additional debt, which may be subject to certain restrictive covenants; restrictions on our use of government funding; dilution resulting from additional equity financing; our ability to control certain property as a result of our entry into joint ventures or other similar arrangements; and the loss of certain economic benefits of our property as a result of our entry into royalty agreements.

Our failure to obtain sufficient financing could result in the delay or indefinite postponement of exploration, permitting, development, construction, or production at the Project. The cost and terms of such financing may significantly reduce the expected benefits from development of the Project and/or render such development uneconomic. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favorable. Our failure to obtain financing could have a material adverse effect on our growth strategy and results of operations and financial condition.

The Company does not have a full staff of technical people and relies upon outside consultants to provide critical services.

The Company has a relatively small staff and depends upon its ability to hire consultants with the appropriate background and expertise. The Company’s inability to hire the appropriate consultants at the appropriate time could adversely impact the Company’s ability to advance its exploration and permitting activities. For example, the Company will need to hire additional staff and consultants in order to commence construction of the project.

We have no history of commercially producing metals from our mineral properties and there can be no assurance that we will successfully establish mining operations or profitably produce metals.

The project is not in production or currently under construction, and we have no ongoing mining operations or revenue from mining operations. Mineral exploration and development has a high degree of risk and few properties that are explored are ultimately developed into producing mines. The future development of the project will require obtaining federal and state permits and financing and the construction and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including, among others:

●	The need to obtain necessary environmental and other governmental approvals and permits, and the timing and conditions of those approvals and permits;

●	The potential that future exploration and development of mineral claims on or near the project site may be impacted by litigation and/or consent decrees entered into by previous owners of mineral rights;

●	The availability and cost of funds to finance construction and development activities;

●	The timing and cost, which can be considerable, of the construction of mining and processing facilities as well as other related infrastructure;

●	Potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent development activities;

14

●	Potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies, services, and foreign exchange rates;

●	The availability and cost of skilled labor and mining equipment; and

●	The availability and cost of appropriate smelting and/or refining arrangements.

The costs, timing and complexities of mine construction and development are increased by the remote location of the project, with additional challenges related thereto, including access, water and power supply, and other support infrastructure. Cost estimates may increase significantly as more detailed engineering work and studies are completed. New mining operations commonly experience unexpected costs, problems and delays during development, construction, and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there are no assurances that our activities will result in profitable mining operations, that we will successfully establish mining operations, or that we will profitably produce metals at the Project.

In addition, there is no assurance that our mineral exploration activities will result in any discoveries of new ore bodies. If further mineralization is discovered there is also no assurance that the mineralized material would be economical for commercial production. Discovery of mineral deposits is dependent upon a number of factors and significantly influenced by the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon a number of factors which are beyond our control, including the attributes of the deposit, commodity prices, government policies and regulation, and environmental protection requirements.

Mineral resource exploration and, if warranted, development, is a speculative business, characterized by a number of significant risks, including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits, which, though present, are insufficient in volume and/or grade to return a profit from production. There is no certainty that the expenditures that have been made and may be made in the future by the Company related to the exploration of its properties will result in discoveries of mineralized material in commercially viable quantities.

Most exploration projects do not result in the discovery of commercially viable mineral deposits and no assurance can be given that any particular level of recovery or mineral reserves will in fact be realized or that any identified mineral deposit will ever qualify as a commercially viable deposit which can be legally and economically exploited.

The Company’s mineral resource and mineral reserve estimates may not be indicative of the actual copper that can be mined.

Assay results from core drilling or reverse circulation drilling can be subject to errors at the laboratory analyzing the drill samples. In addition, reverse circulation or core drilling may lead to samples which may not be representative of the copper or other metals in the entire deposit. Mineral resource and mineral reserve estimates are based on interpretation of available facts and extrapolation or interpolation of data and may not be representative of the actual deposit. In the context of mineral exploration and future development, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There may also be unknown geologic details that have not been identified or correctly appreciated at the current level of delineation in these types of investigations. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of the resulting variances can have a positive effect and others can have a negative effect on mining and processing operations. The calculations of amounts of mineralized material within mineral resources and mineral reserves are estimates only. Actual recoveries of copper and other potential by-products from mineral resources and mineral reserves may be lower than those indicated by test work. Any material change in the quantity of mineralization, grade, tonnage or stripping ratio, or the price of copper and other potential by-products, may affect the economic viability of a mineral property. In addition, there can be no assurance that the recoveries of copper and other potential by-products in small-scale laboratory tests will be duplicated in larger scale pilot plant tests under on-site conditions or during production. Notwithstanding the results of any metallurgical testing or pilot plant tests for metallurgy and other factors, there remains the possibility that the ore may not react in commercial production in the same manner as it did in testing.

Mining and metallurgy are an inexact science and, accordingly, there always remains an element of risk that a mine may not prove to be commercially viable. Until a deposit is actually mined and processed, the quantity of mineral reserves, mineral resources and grades must be considered as estimates only. In addition, the determination and valuation of mineral reserves and mineral resources is based on, among other things, assumed metal prices. Market fluctuations and metal prices may render mineral resources and mineral reserves uneconomic. Any material change in quantity of mineral reserves, mineral resources, grade, tonnage, percent extraction of those mineral reserves recoverable by underground mining techniques or stripping ratio for those mineral reserves recoverable by open pit mining techniques may affect the economic viability of a mining project, including the project and any future operations in which the Company has a direct or indirect interest. Any or all of these factors may lead to mineral resource and/or mineral reserve estimates being overstated, the mineable copper that can be received from the project being less than the mineral resource and mineral reserve estimates, and the project not being a viable project.

If the Company’s mineral resource and mineral reserve estimates for the project are not indicative of actual grades of copper and other potential by-products, the Company will have to continue to explore for a viable deposit or cease operations.

15

The Company faces numerous uncertainties in estimating economically recoverable mineral reserves and mineral resources, and inaccuracies in estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

Information concerning our mining properties in Item 2, Properties has been prepared in accordance with the requirements of S-K 1300. A mineral is economically recoverable when the price at which it can be sold exceeds the costs and expenses of mining, processing and selling the mineral. Mineral reserve and mineral resource estimates of the copper and other minerals in our mining properties are based on many factors, including engineering, economic and geological data assembled and analyzed by internal staff and third parties, which includes various engineers and geologists, the area and volume covered by mining rights, assumptions regarding extraction rates and duration of mining operations, and the quality of in-place mineral reserves and mineral resources. The mineral reserve and mineral resource estimates as to both quantity and quality are updated from time to time to reflect, among other matters, new data received. According to the TRS, as of December 31, 2020, the total initial capital cost estimate for the project was approximately $1,263 million. The Company has not updated its capital cost estimates as of January 31, 2025, however, based on significant inflation and increased financing costs since 2020, the Company expects the actual cost estimates to be higher than the 2020 estimate. These cost estimates may change materially due to inflation, competition or other unforeseen challenges at the Project site.

There are numerous uncertainties inherent in estimating quantities and qualities of minerals and costs to mine recoverable mineral reserves and mineral resources, including many factors beyond the Company’s control. Estimates of mineral reserves and mineral resources necessarily depend upon a number of variable factors and assumptions, any one of which may, if incorrect, result in an estimate that varies considerably from actual results. These factors and assumptions include, among others:

●	Geologic and mining conditions, including the Company’s ability to access certain mineral deposits as a result of the nature of the geologic formations of the deposits or other factors, which may not be fully identified by available exploration data;

●	Demand for the Company’s minerals;

●	Contractual arrangements, operating costs and capital expenditures;

●	Development and reclamation costs;

●	Mining technology and processing improvements;

●	The effects of regulation by governmental agencies and adverse judicial decisions;

●	The ability to obtain, maintain and renew all required permits;

●	Employee health and safety; and

●	The Company’s ability to convert all or any part of mineral resources to economically extractable mineral reserves.

As a result, actual tonnage recovered from identified mining properties and estimated revenues, expenditures and cash flows with respect to mineral reserves and mineral resources may vary materially from estimates. Thus, these estimates may not accurately reflect the Company’s actual minable or recoverable mineral reserves and mineral resources. Any material inaccuracy in estimates related to the Company’s mineral reserves or mineral resources could result in lower than expected revenues, higher than expected costs or decreased profitability and changes in future cash flow, which could materially and adversely affect the Company’s business, results of operations, financial position and cash flows. Additionally, reserve and resource estimates may be adversely affected in the future by interpretations of, or changes to, the SEC’s property disclosure requirements for mining companies.

The Company has a history of net losses and expects losses to continue for the foreseeable future.

We have a history of net losses, and we expect to incur net losses for the foreseeable future. The project has not advanced to the commercial production stage, and we have no history of earnings or cash flow from operations. We expect to continue to incur net losses unless and until such time the project commences commercial production and generates sufficient revenues to fund continuing operations. The development of our mineral properties to achieve production will require the commitment of substantial financial resources. The amount and timing of expenditures will depend on a number of factors, including the progress of ongoing exploration and development, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, the process of obtaining required government permits and approvals, responding to opposition to the project, including potential litigation, the availability and cost of financing, the participation of our partners, and the execution of any sale or joint venture agreements with strategic partners. These factors, and others, are beyond our control. There is no assurance that we will be profitable in the future.

We have a limited property portfolio.

At present, our only material mineral property is the interest that we hold through our subsidiary in the project. Unless we acquire or develop additional mineral properties, we will be solely dependent upon this property. If no additional mineral properties are acquired by us, any adverse development affecting our operations and further development at the project may have a material adverse effect on our financial condition and results of operations.

16

We are subject to National Environmental Policy Act of 1970 (NEPA) review and may be unable to obtain or retain necessary permits, which could adversely affect our operations.

Our mining and exploration development activities are subject to extensive permitting requirements which can be costly to comply with and involve extended timelines. Specifically, we are subject to NEPA review. Formal review under NEPA is extensive and involves multiple actions, including public scoping, coordination with cooperating agencies, the release of environmental assessments and impact statements followed by public comment and objections, potential administrative objections, and the issuance of a final record of decision. Delays in the NEPA process, such as we are unable to timely obtain a record of decision from the United States Forest Service or fail to obtain requisite ancillary permits, may adversely impact our operations. Additionally, to the extent that we are granted necessary permits, we may be subject to a number of Project requirements or conditions including the installation or undertaking of programs to safeguard protected species and their habitat, sites, or otherwise limit the impacts of our operations. Previously obtained permits may be suspended or revoked for a variety of reasons. While we strive to comply with and conclude the NEPA review process, and obtain and comply with all necessary permits and approvals, any failure to do so may have negative impacts upon our business or financial condition, such as increased delays, curtailment of our operations, increased costs, implementation of mitigation or remediation requirements, the potential for litigation or regulatory action, and damage to our reputation.

We are subject to extensive environmental laws and regulations, where compliance failure may impact our operations.

Our mining, exploration, and development operations are subject to extensive environmental, health, and safety laws and regulations in the jurisdictions in which we operate and include those relating to the discharge and remediation of materials in the environment, waste and materials management, and natural resource protection and preservation. Numerous governmental authorities, such as the U.S. Environmental Protection Agency, and analogous state agencies, have the authority to enforce compliance with these laws and regulations and the permits issued thereunder, oftentimes requiring difficult and costly response actions. Certain environmental laws, such as CERCLA, impose strict, joint and several liability for costs required to remediate and restore sites where hazardous substances have been stored or released, including sites subject to legacy contamination. We may be required to remediate contaminated properties currently owned and operated by us regardless of whether such contamination resulted from our actions or from the conduct of others. Additionally, claims for damages to persons or property, including damages to natural resources, may result from the environmental, health, and safety impacts of our operations.

We may incur substantial costs to maintain compliance with environmental, health, and safety laws and regulations and such costs could increase if existing laws and regulations are revised or reinterpreted or if new laws or regulations become applicable to our operations. Failure to comply with these environmental, health, and safety laws and regulations may result in the imposition of restrictions on our operations, administrative civil or criminal liabilities, injunctions, third-party property damage or personal injury claims, investigatory cleanup or other remedial obligations, or other adverse effects on our business, financial condition, or operations. Current and future legislative, regulatory, and judicial action could result in changes to operating permits, material changes in operations, and increased capital and operating expenditures, among others.

Our operations are also subject to extensive laws and regulations governing worker health and safety and require us to ensure our employees receive adequate training and guidance to follow applicable environmental, health, and safety policies, procedures, and programs. Failure to comply with applicable legal requirements may cause us to incur significant legal liability, penalties, or fines, result in reputational damage, and negatively impact our employee retention. Our mines will be inspected on a regular basis by government regulators who may issue orders and citations if they believe a violation of applicable mining health and safety laws has occurred. In such cases, we may be subject to fines, penalties, or sanctions, and our operations temporarily shut down. Additionally, future changes in applicable laws and regulations, including more rigorous enforcement, could have an adverse impact on operations and result in increased material expenditures to achieve compliance.

Our operations, including permitting, may be subject to legal challenges which could result in adverse impacts to our business and financial condition.

Our mining, exploration, and development operations, and the permits required for such activities, may be subject to legal challenges at the international, federal, state, and local level by various parties. Such legal challenges may allege non-compliance with laws and regulations or the improper grant of permits by regulatory authorities. On June 25, 2025, several non-governmental organizations filed a lawsuit challenging the USFS decision to grant the Company an exploration operating permit at its CuMo Project (as defined herein). Even if we prevail, the litigation may be time-consuming and expensive, diverting management’s attention from core business operations and potentially causing delays in expansion plans or regulatory approvals. There can be no assurance regarding the outcome of this litigation or its potential impact on our business, financial condition, and results of operations.

Legal challenges may result in adverse impacts to permitting our planned operations such as increased defense costs, the performance of additional mitigation and remedial activities, or significant delays to our project. We may also be subject to more localized opposition, including efforts by environmental groups, which could attract negative publicity or have an adverse impact on our reputation.

Additionally, our project is located in a district with significant impacts from legacy mining operations prior to our acquisition of and tenure at the sites.

Our operations are subject to climate change risks.

Climate change may result in various and presently unknown physical risks, such as the increased frequency or intensity of extreme weather events or changes in meteorological and hydrological patterns that could adversely impact our business. Such physical risks may result in damage to our facilities causing our operations to temporarily slow down or come to a stop. Moreover, the physical risks associated with climate change could have financial implications for our business, such as increased capital or operating costs, and additional expenditures to maintain or increase the resiliency of our facilities and implement contingency measures. Moreover, our planned operations may be subject to challenge on the basis that they contribute adversely to climate change.

17

Mineral prices are subject to dramatic and unpredictable fluctuations.

The Company expects to derive revenues from the sale of its mineral resource properties or from the extraction and sale of molybdenum, silver, copper, and rhenium, and associated minerals. The price of those commodities has fluctuated widely in recent years. It is affected by numerous factors beyond the Company’s control, including international, economic, and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of copper and other metals, and therefore the economic viability of any of the Company’s exploration properties and projects, cannot accurately be predicted.

The Company’s title to its mineral properties and its validity may be disputed in the future by others claiming title to all or part of such properties.

The validity of mining rights may, in certain cases, be uncertain and subject to being contested. The Company’s mining rights, claims and other land titles, particularly title to undeveloped properties, may be defective and open to being challenged by governmental authorities and local communities.

The Company’s properties consist of various mining concessions in the United States. Under U.S. law, the concessions may be subject to prior unregistered agreements or transfers, which may affect the validity of the Company’s ownership of such concessions. A claim by a third party asserting prior unregistered agreements or transfer on any of the Company’s mineral properties, especially where commercially viable mineral reserves have been located, could adversely result in the Company losing commercially viable mineral reserves. Even if a claim is unsuccessful, it may potentially affect the Company’s current activities due to the high costs of defending against such claims and its impact on senior management’s time. If the Company loses a commercially viable mineral reserve, such a loss could lower the Company’s revenues or cause it to cease operations if this mineral reserve represented all or a significant portion of the Company’s operations at the time of the loss.

Certain of the Company’s properties may be subject to the rights or the asserted rights of various community stakeholders. The presence of community stakeholders may also impact on the Company’s ability to explore, develop or, in potentially the future, operate its mining properties. In certain circumstances, consultation with such stakeholders may be required and the outcome may affect the Company’s ability to explore, develop or operate its mining properties.

Certain of the Company’s mineral rights consist of unpatented mining claims. Unpatented mining claims present unique title risks due to the rules for validity and the opportunities for third-party challenge. These claims are also subject to legal uncertainty.

Risk of Termination or Non-Completion of Mining Claims Agreements Due to Force Majeure.

Fifty-four (54) of the 126 unpatented mining claims contained within the Company’s land package are owned by a third party who has granted the Company the option to acquire these claims pursuant to a Mining Claims Agreement dated July 6, 2017, (the “MCA”), which was modified by the First Amendment to the MCA dated August 19, 2025 (the “Amendment”). The MCA is currently suspended due to the occurrence of a Force Majeure event. Under the terms of the MCA, the Force Majeure provisions allow for the temporary suspension of obligations when events beyond the control of the parties—such as natural disasters, political instability, or other unforeseen circumstances including actions or inaction, or lawsuits which delay or prevent receipt of governmental permits or the right to conduct operations thereunder —occur. While the MCA remains in place during the suspension period, there is no assurance that the Force Majeure event will be resolved in a timely manner or at all. If the underlying circumstances persist indefinitely or are not satisfactorily resolved, the purchase and sale of the mining claims may never materialize. This could materially and adversely affect our ability to acquire or develop the underlying mining assets, impact our strategic growth plans, and limit future revenue opportunities.

The Company faces substantial competition within the mining industry from other mineral companies with much greater financial and technical resources and the Company may not be able to effectively compete.

The mineral resource industry is intensively competitive in all of its phases, and the Company competes with many companies possessing much greater financial and technical research resources. Competition is particularly intense with respect to the acquisition of desirable undeveloped copper and gold properties. The principal competitive factors in the acquisition of such undeveloped properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire and develop such properties. Competition could adversely affect the Company’s ability to advance the project or to acquire suitable prospects for exploration in the future on terms it considers acceptable. Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire an interest in additional properties.

The Company depends on key personnel for critical management decisions and industry contacts but does not maintain key person insurance.

The Company is dependent on a relatively small number of key personnel, the loss of any of whom could have an adverse effect on the operations of the Company. The Company’s success is dependent to a great degree on its ability to attract and retain highly qualified management personnel. The loss of any such key personnel, through incapacity or otherwise, would require the Company to seek and retain other qualified personnel and could compromise the pace and success of its exploration and permitting activities. The Company does not maintain key person insurance in the event of a loss of any such key personnel.

18

Certain Company directors and officers also serve as officers and/or directors of other mining companies, which may give rise to conflicts.

Certain Company directors and officers are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. Directors and officers of the Company with conflicts of interest are subject to and are required to follow the procedures set out in applicable corporate and securities legislation, regulations, rules and the Company’s policies.

The Company’s business involves risks for which the Company may not be adequately insured, if it is insured at all.

During exploration and development of, and production from, mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including landslides, ground failures, fires, flooding and earthquakes may occur. It is not always possible to fully insure against such risks. The Company does not currently have insurance against all such risks and may decide not to take out insurance against all such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of the Company.

Additionally, the Company is not insured against most environmental risks. Insurance against all environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products by third parties occurring as part of historic exploration and production) has not been generally available to companies within the industry. The Company periodically evaluates the cost and coverage of the insurance that is available against certain environmental risks to determine if it would be appropriate to obtain such insurance. Without such insurance, or with limited amounts of such insurance, and should the Company become subject to environmental liabilities, the payment of such liabilities would reduce or eliminate its available funds or could exceed the funds the Company has to pay such liabilities and could result in bankruptcy. Should the Company be unable to fully fund the remedial cost of an environmental problem, it might be required to enter into costly interim compliance measures pending completion of the required remedy.

A shortage of supplies and equipment, or the inability to obtain such supplies and equipment when needed and at expected prices, could adversely affect the Company’s ability to operate its business.

The Company is dependent on various supplies and equipment to carry out its activities. The shortage of such supplies, equipment and parts, or the inability to obtain such supplies and equipment when needed, whether as a result of inflated costs, supply chain disruptions or other reasons, could have a material adverse effect on the Company’s ability to carry out its activities and therefore have a material adverse effect on the cost of doing business.

Risks Related to Our Industry

Resource exploration and development is a high risk, speculative business.

Resource exploration and development is a speculative business, characterized by a high number of failures. Substantial expenditures are required to discover new deposits and to develop the infrastructure, mining and processing facilities at any site chosen for mining. Resource exploration and development also involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate. Few properties that are explored are ultimately developed into producing mines, and there is no assurance that commercial quantities of ore will be discovered on any of the Company’s exploration properties. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production, or if brought into production, that it will be profitable. The discovery of mineral deposits is dependent upon a number of factors, including the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon, among a number of other factors, it’s size, grade, proximity to infrastructure, current metal prices, and government regulations, including regulations relating to required permits, royalties, allowable production, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but any one of these factors, or the combination of any of these factors, may prevent the Company from receiving an adequate return on invested capital. In addition, depending on the type of mining operation involved, several years can elapse from the initial phase of drilling until commercial operations are commenced. Some ore reserves may become unprofitable to develop if there are unfavorable long-term market price fluctuations in gold or other metals, or if there are significant increases in operating or capital costs. Most of the above factors are beyond the Company’s control, and it is difficult to ensure that the exploration or development programs proposed by the Company will result in a profitable commercial mining operation.

19

Mineral exploration and development is subject to numerous industry operating hazards and risks, many of which are beyond the Company’s control and any one of which may have an adverse effect on its financial condition and operations.

The project, and any future operations in which the Company has a direct or indirect interest, will be subject to all the hazards and risks normally incidental to resource companies and mining in general. Environmental hazards, unusual or unexpected geological operating conditions, such as rock bursts, structural cave-ins and landslides, fires, earthquakes and flooding, power outages, labor disruptions, industrial accidents such as explosions, unexpected mining dilution, metallurgical and other processing issues, metal losses and periodic interruptions due to inclement or hazardous weather conditions, and the inability to obtain suitable or adequate machinery, equipment or labor, are some of the industry operating risks involved in the conduct of exploration programs and the operation of mines. If any of these events were to occur, they could cause injury or loss of life, environmental damage, operational delays, monetary losses and/or severe damage to or destruction of mineral properties, production facilities or other properties. As a result, the Company could be the subject of a regulatory investigation, potentially leading to penalties and suspension of operations. In addition, the Company may have to make expensive repairs and could be subject to legal liability as an outcome of regulatory enforcement. The occurrence of any of these operating risks and hazards may have an adverse effect on the Company’s financial condition and operations, and correspondingly on the value and price of the Company’s common shares.

The Company may not be able to obtain insurance to cover these risks at affordable premiums or at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of operations or other mining activities, is not generally available to the Company or to other companies within the mining industry. The Company may suffer a materially adverse effect on its business if it incurs losses related to any significant events that are not covered by its insurance policies. Please also see, among other things, the risk factor found under the subheading “The Company’s business involves risks for which the Company may not be adequately insured, if it is insured at all” above.

Metal prices have fluctuated widely in the past and are expected to continue to do so in the future, which may adversely affect the amount of revenues derived from future commercial production.

The commercial feasibility of the project and the Company’s ability to arrange funding to conduct its planned exploration projects is dependent on, among other things, the price of copper and other potential by-products. Depending on the price to be received for any minerals produced, the Company may determine that it is impractical to commence or continue commercial production. A reduction in the price of copper or other potential by-products may prevent the project from being economically mined or result in the write-off of assets whose value is impaired as a result of low copper or other metals prices.

Future revenues, if any, are expected to be in large part derived from the future mining and sale of copper and other potential by-products or interests related thereto. The prices of these commodities fluctuate and are affected by numerous factors beyond the Company’s control, including, among others:

●	International economic and political conditions;

●	Central bank purchases and sales;

●	Expectations of inflation or deflation;

●	International currency exchange rates;

●	Interest rates;

●	Global or regional consumptive patterns;

●	Speculative activities;

●	Levels of supply and demand;

●	Increased production due to new mine developments;

●	Decreased production due to mine closures;

●	Improved mining and production methods;

●	Availability and costs of metal substitutes;

●	Metal stock levels maintained by producers and others; and

●	Inventory carrying costs.

The effect of these factors on the price of copper and other potential by-products cannot be accurately predicted. If the price of copper and other potential by-products decreases, the value of the Company’s assets would be adversely affected, thereby adversely impacting the value and price of the Company’s common shares.

While the price of copper has recently been strong, there can be no assurance that copper prices will remain at such levels or be such that the project, and any future operations in which the Company has a direct or indirect interest, will be mined at a profit.

20

Rising metal prices encourage mining exploration, development, and construction activity, which in the past has increased demand for and cost of contract mining services and equipment.

Increases in metal prices tend to encourage increases in mining exploration, development, and construction activities. During past expansions, demand for and the cost of contract exploration, development and construction services and equipment have increased as well. Increased demand for and cost of services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increased potential for scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development, or construction costs, result in project delays, or both. There can be no assurance that increased costs may not adversely affect the exploration and/or development of our mineral properties in the future.

Global financial markets can have a profound impact on the global economy in general and on the mining industry in particular.

Many industries, including the copper and other base metal mining industries, are impacted by global market conditions. Some of the key impacts of financial market turmoil can include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global and specifically mining equity markets, commodity, foreign exchange and base metal markets, and a lack of market liquidity. A slowdown in the financial markets or other economic conditions, including but not limited to, reduced consumer spending, increased unemployment rates, deteriorating business conditions, inflation, deflation, volatile fuel and energy costs, increased consumer debt levels, lack of available credit, lack of future financing, a prolonged recession, changes in interest rates and tax rates may adversely affect the Corporation’s growth and profitability potential. Specifically:

●	A global credit/liquidity crisis, or a significant increase in interest rates, could impact the cost and availability of financing and the Company’s overall liquidity;

●	The volatility of copper and other potential by-product prices may impact the Company’s future revenues, profits and cash flow;

●	Volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

●	The devaluation and volatility of global stock markets impacts the valuation of the Company’s equity securities, which may impact its ability to raise funds through the issuance of equity.

Risks Related to Capital Structure

We believe we currently have ineffective internal control over financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements may not be prevented or detected on a timely basis. We identified a material weakness and believe we currently have ineffective internal control over financial reporting, primarily due: to the lack of sufficient accounting personnel to manage our financial accounting process, lack of segregation of duties, lack of proper accounting for complex financial instruments, lack of design and implementation of controls, which combined constituted a material weakness in our internal control over financial reporting.

We intend to remediate these deficiencies by putting into place proper internal controls and accounting systems to ensure effective internal control over its financial reporting. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly or remain adequate and we cannot assure you that we will not identify additional material weaknesses in our internal control over financial reporting in the future. If we are unable to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected. This failure could negatively affect the market price and trading liquidity of our stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties and generally materially and adversely impact our business and financial condition.

However, completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly or remain adequate and we cannot assure you that we will not identify additional material weaknesses in our internal control over financial reporting in the future. If we are unable to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected. This failure could negatively affect the market price and trading liquidity of our stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties and generally materially and adversely impact our business and financial condition

If securities or industry analysts do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that securities or industry analysts publish about us or our business. If analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business model or our stock performance, or if our results of operations fail to meet the expectations of analysts, the price of our Common Stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn might cause the price of our Common Stock and trading volume to decline.

21

System security vulnerabilities, data breaches, and cyber-attacks could compromise proprietary or otherwise sensitive information or disrupt operations, which could adversely affect the Company’s business, reputation, operations, and stock price.

Information systems and other technologies, including those related to the Company’s financial and operational management, and its technical and environmental data, are an integral part of the Company’s business activities. Network and information systems related events, such as phishing attacks, computer hacking, cyber-attacks, computer viruses, worms or other destructive or disruptive software, process breakdowns, denial of service attacks, lost or misplaced data, programming errors, scams, burglary, human error, misdirected wire transfers, other malicious activities or any combination of the foregoing. We may also be adversely affected by power outages, natural disasters, terrorist attacks, or other similar events which could result in damages to the Company’s property, equipment and data. These events also could result in significant expenditures to repair or replace damaged property or information systems and/or to protect them from similar events in the future.

We have experienced cybersecurity incidents but have not suffered any material adverse impacts to our business and operations as a result of such incidents. No security measure is infallible. Our facilities and systems, and those of our third-party service providers, have been subject to certain cybersecurity incidents and are vulnerable to future adverse events. We may also identify previously undiscovered instances of security breaches or bad actors with present access to our systems.

In addition, as a general matter, the frequency and magnitude of cyber-attacks is increasing, and attackers have become more sophisticated. Cyber-attacks are similarly evolving and include without limitation use of malicious software, surveillance, credential stuffing, spear phishing, social engineering, use of deepfakes (i.e., highly realistic synthetic media generated by artificial intelligence), attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. The Corporation may be unable to anticipate, detect or prevent future attacks, particularly as the methodologies used by attackers change frequently or are not recognizable until deployed. We may also be unable to investigate or remediate incidents as attackers are increasingly using techniques and tools designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence.

Furthermore, any security breaches such as misappropriation, misuse, leakage, falsification, accidental release or loss of information contained in the Company’s information technology systems including personnel and other data that could damage its reputation, trigger reporting or other requirements under material contracts and require the Company to expend significant capital and other resources to remedy any such security breach. Insurance held by the Company may mitigate losses, however, in any such events or security breaches, such insurance coverage may not be sufficient to cover any consequent losses or otherwise adequately compensate the Company for any disruptions to its business that may result, including loss or disruption of a material contract resulting from such breach. Insurance coverage may also be entirely unavailable. The occurrence of any such events or security breaches could have a material adverse effect on the business of the Company. In particular, a cybersecurity incident resulting in a security breach or failure to identify a security threat could disrupt our business and could result in the loss of sensitive, confidential information or other assets, as well as an inability to complete transactions, litigation including individual claims or class actions, regulatory enforcement, violation of privacy or securities laws and regulations, and remediation costs, all of which could materially impact our reputation, operations, or financial performance.

There can be no assurance that these events and/or security breaches will not occur in the future or not have an adverse effect of the business, reputation, results of operations, and financial condition of the Company.

You may experience dilution of your ownership interests because of the future issuance of additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock or preferred stock.

In the future, the Company may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of present stockholders. The Company is authorized to issue an aggregate of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, 200 of which are designated Series A Convertible Non-Voting Preferred Stock. Additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock may be issued in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of Common Stock.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we are unable to perform our obligations under the convertible notes, or make timely payment, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless. As of the date of this prospectus, we have not defaulted on the convertible notes.

Shares of Common Stock are subject to the “penny stock” rules of the SEC, and the trading market in the Company’s securities is limited, which makes transactions in its stock cumbersome and may reduce the value of an investment in its stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

22

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of shares of Common Stock and may cause a decline in the market value of the Company’s stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because the Company does not intend to pay any cash dividends on its Common Stock, its stockholders will not be able to receive a return on their shares unless they sell them.

The Company intends to retain any future earnings to finance the development and expansion of its business. The Company does not anticipate paying any cash dividends on share of Common Stock in the foreseeable future. Unless the Company pays dividends, its stockholders will not be able to receive a return on their shares unless they sell them. The Company cannot assure its stockholders that they will be able to sell shares when they desire to do so.

Risks Related to this Offering

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Prior to the closing of this offering we intend to effect a reverse stock split of our Common Stock, which may not increase the market price of our common stock over the long term and could decrease the liquidity of our Common Stock.

In connection with our efforts to meet the initial listing requirements of the NYSE American, we have effectuated a reverse stock split of our Common Stock at a ratio of 1:20, as determined by our board of directors. While the primary purpose of the reverse stock split is to increase the per-share market price of our common stock, there can be no assurance that the reverse stock split will have that effect or that we will meet other applicable listing requirements of the NYSE American.

23

The market price of our Common Stock is influenced by many factors and may not reflect the proportional reduction in the number of outstanding shares resulting from the reverse stock split. The reverse stock split may also lead to a reduction in the trading volume and liquidity of our common stock, which could increase price volatility and make it more difficult for stockholders to buy or sell shares.

Additionally, the reverse stock split may result in some stockholders owning “odd lots” of fewer than 100 shares, which may be more difficult or expensive to sell, potentially further reducing liquidity. There is also a risk that the reverse stock split could be viewed negatively by the market or investors, which could result in a decline in the market price of our Common Stock.

The price of our Common Stock may be volatile, and purchasers of our Common Stock could incur substantial losses.

Our share price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Common Stock at or above the offering price. The market price for our Common Stock will be influenced by many factors, including, but not limited to:

●	the success of our staffing arrangements and the marketing of our services;

●	the recruitment or departure of key personnel;

●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in the industries in which we compete and issuance of new or changed securities;

●	analysts’ reports or recommendations;

●	the failure of securities analysts to cover our Common Stock after this Offering or changes in financial estimates by analysts;

●	the inability to meet the financial estimates of analysts who follow our Common Stock;

●	the issuance of any additional securities of ours;

●	investor perception of our company and of the industry in which we compete; and

●	general economic, political, and market conditions.

If our listing application for our Common Stock is not approved by NYSE American, we will not be able to consummate the offering and will terminate the offering.

If our listing application is not approved by NYSE American, we will not be able to consummate the offering and will terminate the offering. Failure to have our Common Stock listed on NYSE American would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of the offering, and the concentrated ownership of our Common Stock among our executive officers, directors, and greater than 5% stockholders. As a result of our small public float, our Common Stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Common Stock after the offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

24

If you purchase our Common Stock in the offering, you will suffer immediate and substantial dilution of your investment.

The offering price of the Common Stock is substantially higher than the net tangible book value per share. Therefore, if you purchase Common Stock in the offering, your interest will be diluted immediately to the extent of the difference between the offering price and the net tangible book value per share after this offering. See “Dilution.”

We have broad discretion in the use of our net proceeds from the Common Stock sold in the offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure of our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this offering in a manner that does not produce income, or that loses value. See “Use of Proceeds” in this prospectus.

There has been no independent valuation of our stock, which means that our Common Stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of Common Stock. We established the offering price based on management’s estimate of the valuation of the Company’s shares of Common Stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of Common Stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of debt securities, which would rank senior to our Common Stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

Investing in our common shares involves a high degree of risk. An investment in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of exploration and development of our mineral properties. You should carefully consider the risks described below, as well as the other information in this Annual Report, including our consolidated financial statements and the related notes and Part II, Item 7. entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in any documents incorporated in this Annual Report by reference, before deciding whether to invest in our common shares. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations, and growth prospects and could cause them to differ materially from the estimates described in forward-looking statements in this Annual Report. In such an event, the market price of our common shares could decline, and you may lose all or part of your investment. Although we have discussed all known material risks, the risks described below are not the only ones that we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Certain statements below are forward-looking statements. See also “Cautionary Note Regarding Forward-Looking Statements” in this Annual Report.

Item 1B. UNRESOLVED STAFF COMMENTS

None.

25

Item 1C. Cybersecurity

Cybersecurity Risk Management and Strategy

We, like other companies in our industry, face several cybersecurity risks in connection with our business. Our business strategy, results of operations, and financial condition have not, to date, been materially affected by risks from cybersecurity threats. During the reporting period, we have not experienced any material cyber incidents, nor have we experienced a series of immaterial incidents, which would require disclosure.

We will implement a cybersecurity program in the future. The program will be aimed at safeguarding the confidentiality, integrity, and availability of our essential systems and information, and will be designed to detect and mitigate risks from cybersecurity threats to our data and our systems. Central to our future cybersecurity efforts will be a robust incident response plan designed to address potential cyber incidents swiftly and effectively.

In designing and evaluating our cybersecurity program, we will adopt the National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF 2.0”) as a guiding principle. It is important to clarify that our use of the NIST CSF 2.0 is for guidance purposes to frame our risk identification, assessment and management processes and does not equate to compliance with any specific technical standards or requirements.

The key components of our future cybersecurity program will include:

●	conducting risk assessments to pinpoint material cybersecurity threats to our critical systems, data, products, services, and overall IT infrastructure;

●	a third-party security expert consultant overseeing the risk assessment process, maintenance of security controls, and coordination of responses to cybersecurity incidents;

●	engagement with external service providers to evaluate, enhance, or support our security measures; and

●	an incident response plan outlining specific procedures for managing cybersecurity incidents;

Cybersecurity Governance

The governance of cybersecurity risks is a critical function of our Board of Directors which has a key role in the oversight of cybersecurity and related technology risks. The Board of Directors is tasked with monitoring the effectiveness of our cybersecurity risk management program as implemented by management.

The Board of Directors will receive regular updates from management on the state of cybersecurity risks facing the Company. This includes briefings on any significant cyber incidents and ongoing risk management efforts.

The responsibility for day-to-day management of cybersecurity risks lies with our management team, including the Chief Financial Officer and Chief Executive Officer. This team will be at the forefront of our cybersecurity initiatives, coordinating both internal and external resources to anticipate, identify, and mitigate cyber threats. Our approach will include regular updates from our third-party security expert consultant, leveraging intelligence from various sources, and utilizing advanced security tools to protect our digital environment.

Item 2. PROPERTIES.

Mining Property

To determine material mining operations in accordance with subpart 1300 of Commission Regulation S-K, management considered both quantitative and qualitative factors, assessed in the context of the Company’s overall business and financial condition. The Company concluded that, as of the date of the filing of this prospectus, its sole material mining operation is the CuMo Project. The Company will update its assessment of individually material mines on an annual basis.

The information relating to such sole material mining operation is contained in the technical report summary (“TRS”) relating to the CuMo Project prepared in compliance with Item 601(b)(96) and subpart 1300 of Regulation S-K. Reference should be made to the full text of the TRS, a copy of which is filed as Exhibit 96.1 to this registration statement and is incorporated herein by reference. A glossary of terms used herein can be found in the TRS.

Pursuant to Item 1302(b)(5) of Regulation S-K (17 C.F.R. §229.1302(b)(5)), the Company states that the TRS was prepared by Shaun M. Dykes, M. Sc. (Eng), P. Geo of Geologic Systems, Ltd. Mr. Dykes served as a director of the Company and Vice President, Exploration. Mr. Dykes met the qualifications specified under the definition of “Qualified Person” under Item 1300 of Regulation S-K. Mr. Dykes resigned from his position as an officer of the Company and a member of the Board on March 27, 2023.

26

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

The names of the unpatented claims, and the place of record of the location notices, thereof in the official records of the Boise County recorder, and the authorized office of the Bureau of Land Management are as follows:

Table 1

The following table lists the unpatented mining claims currently a part of the CuMo Project:

Table 1: Claims List

Unpatented CuMo Claim List

Item	Claim Name / No.	BLM Serial No.	County Instrument No.	Initial Staking Date
1	CUMO #1	188031	201255	Mar-05
2	CUMO #2	188032	201256	Mar-05
3	CUMO #3	188033	201257	Mar-05
4	CUMO #4	188034	201258	Mar-05
5	CUMO #5	188035	201259	Mar-05
6	CUMO #6	188036	201260	Mar-05
7	CUMO #7	188037	201261	Mar-05
8	CUMO #8	188038	201262	Mar-05
9	NEW CUMO #9	187938	199561	Nov-04
10	NEW CUMO #10	187939	199562	Nov-04
11	NEW CUMO #11	187940	199563	Nov-04
12	NEW CUMO #12	187941	199564	Nov-04
13	NEW CUMO #13	187942	199565	Oct-04
14	NEW CUMO #14	187943	199566	Oct-04
15	NEW CUMO #15	187944	199567	Oct-04
16	NEW CUMO #16	187945	199568	Oct-04
17	NEW CUMO #17	187946	199569	Oct-04
18	NEW CUMO #18	187947	199570	Oct-04
19	NEW CUMO #19	187948	199571	Oct-04
20	NEW CUMO #20	187949	199572	Oct-04
21	NEW CUMO #21	187950	199573	Oct-04
22	NEW CUMO #22	187951	199574	Nov-04
23	NEW CUMO #23	187952	199774	Nov-04
24	NEW CUMO #24	187953	199775	Nov-04
25	NEW CUMO #25	187954	199575	Nov-04
26	NEW CUMO #26	187955	199576	Nov-04
27	NEW CUMO #27	187956	199577	Nov-04
28	NEW CUMO #28	187957	199578	Nov-04
29	NEW CUMO #29	187958	199579	Nov-04
30	NEW CUMO #30	187959	199580	Nov-04
31	NEW CUMO #31	187960	199581	Nov-04
32	NEW CUMO #32	187961	199582	Nov-04
33	NEW CUMO #33	187962	199583	Nov-04
34	NEW CUMO #34	187963	199584	Nov-04
35	NEW CUMO #35	187964	199585	Nov-04
36	NEW CUMO #36	187965	199586	Nov-04
37	NEW CUMO #37	187966	199587	Nov-04
38	NEW CUMO #38	187967	199588	Nov-04
39	NEW CUMO #39	187968	199589	Nov-04
40	NEW CUMO #40	187969	199590	Nov-04
41	NEW CUMO #41	187970	199591	Nov-04
42	NEW CUMO #42	187971	199592	Nov-04
43	NEW CUMO #43	187972	199593	Nov-04
44	NEW CUMO #44	187973	199594	Nov-04
45	NEW CUMO #45	187974	199595	Nov-04
46	NEW CUMO #46	187975	199596	Nov-04
47	NEW CUMO #47	187976	199597	Nov-04
48	NEW CUMO #48	187977	199598	Nov-04
49	NEW CUMO #49	187978	199599	Nov-04
50	NEW CUMO #50	187979	199600	Nov-04
51	NEW CUMO #51	187980	199601	Nov-04
52	NEW CUMO #52	187981	199602	Nov-04
53	NEW CUMO #53	187982	199603	Nov-04
54	NEW CUMO #54	187983	199604	Nov-04
55	NEW CUMO #55	187984	199605	Nov-04
56	NEW CUMO #56	187985	199606	Nov-04
57	NEW CUMO #57	187986	199607	Nov-04
58	NEW CUMO #58	187987	199608	Nov-04
59	NEW CUMO #59	187988	199609	Nov-04
60	NEW CUMO #60	187989	199776	Nov-04
61	CUMO #62	188205	202147	May-05
62	CUMO #63	188206	202148	May-05
63	CUMO #65 FRACT.	188208	202150	May-05
64	CUMO #68 FRACT.	188211	202153	May-05
65	CUMO #70 FRACT.	188213	202155	May-05
66	CUMO #85	188228	202271	May-05
67	CUMO #87	188230	202273	May-05
68	CUMO #89	188232	202275	May-05
69	CUMO #91	188234	202277	May-05
70	CUMO #93	188236	202279	May-05
71	CUMO #94	188237	202281	May-05
72	CUMO #95	188238	202282	May-05
73	CUMO #99	188240	202367	May-05
74	CUMO #101	188242	202369	May-05
75	CUMO #121	188258	202283	May-05
76	CUMO #122	188259	202284	May-05
77	CUMO #123	188260	202285	May-05
78	CUMO #124	188283	202286	May-05
79	CUMO #125	188261	202287	May-05
80	CUMO #132	188268	202294	May-05
81	CUMO #133	188269	202295	May-05
82	CUMO #134	188270	202296	May-05
83	CUMO #135	188271	202297	May-05
84	CUMO #136	188272	202298	May-05
85	CUMO #137	188273	202299	May-05
86	CUMO #138	188274	202300	May-05
87	CUMO #148	188285	202310	May-05
88	CUMO #149 FRACT.	188286	202311	May-05
89	CUMO #150	188257	202312	May-05
90	CUMO #151 FRACT.	188287	202313	May-05
91	CUMO #152	188288	202314	May-05
92	CUMO #153	188289	202315	May-05
93	CUMO #154	188290	202316	May-05
94	CUMO #176 FRACT.	188306	202324	May-05
95	CUMO #177 FRACT.	188307	202325	May-05
96	CUMO #178	188308	202326	May-05
97	CUMO #179	188309	202327	May-05
98	CUMO #180	188310	202328	May-05
99	CUMO #181	188311	202329	May-05
100	CUMO #182 FRACT.	188312	202330	May-05
101	CUMO #183 FRACT.	188313	202331	May-05
102	CUMO #184	188314	202332	May-05
103	CUMO #185	188315	202333	May-05
104	CUMO #186	188316	202334	May-05
105	CUMO #187	188317	202335	May-05
106	CUMO #188 FRACT.	188318	202336	May-05
107	Sharon #1	177221	159054	Oct-94
108	Sharon #2	177222	159055	Oct-94
109	Sharon #3	177223	159056	Oct-94
110	Sharon#4	177224	159057	Oct-94
111	Sharon#5	177225	159058	Oct-94
112	Sharon#6	177226	159059	Oct-94
113	Sharon#7	177227	159060	Oct-94
114	Sharon#8	177228	159061	Oct-94
115	Sharon#9	177229	159062	Oct-94
116	Sharon#10	177230	159063	Oct-94
117	Blackjack#1	177236	159064	Oct-94
118	Blackjack#2	177237	159065	Oct-94
119	JRA No. 16	76851	106515	Sep-82
120	JRA No. 18	76853	106517	Sep-82
121	JRA No. 20	76855	106519	Sep-82
122	JRA No. 21	76856	106520	Sep-82
123	JRA No. 29	76864	106528	Sep-82
124	JRA No. 30	76865	106529	Sep-82
125	JRA No. 31	76866	106530	Sep-82
126	JRA No. 45	76880	106544	Sep-82

On August 24, 2021, ICUMO and Computershare Trust Company of Canada entered into a 7.5% Secured Note Indenture under which the aggregate principal amount of notes authorized to be issued is $15,000, with a maturity date of May 31, 2028. The 7.5% Secured Note Indenture is secured by all of the mining claims of ICUMO that represent the CuMo Project, other than the patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird; (ii) Red Flag; (iii) Enterprise; (iv) Enterprise Fraction; (v) Commonwealth; and (vi) Baby Mine. In connection with this security interest, ICUMO and Computershare Trust Company of Canada, as Mortgagee, signed a Real Property Mortgage under which the Mortgagee has the right upon default by the mortgagor to choose to sell the real property constituting the unpatented claims set out above.

27

Table 2

The following table lists the patented mining claims currently a part of the CuMo Project:

On October 31, 2014, as subsequently amended March 26, 2015, and January 29, 2016, ICUMO entered into a Loan Agreement with La Familia II, LLC, evidenced by a secured promissory note, in the amount of $500,000. The promissory note accrues annual interest at 8.5%, has a maturity date of December 31, 2025, and is secured by a first priority deed of trust over the patented mining claims listed above.

Location, Access, Climate, Infrastructure and Topography

The CuMo Project is situated in the mountains of south-west Idaho, in the Boise National Forest, in Boise County, Idaho, approximately 15 miles northeast of the town of Idaho City, near the unincorporated community of Centerville, roughly 37 miles on a straight line, and 60 miles by road, from the city of Boise. Good all-weather highways, and US Forest Service roads provide access to the project from Idaho City and Centerville. The trip from Boise takes approximately 1.5 hours. Access can be limited during some winter months when significant snow cover can impede passage via the Forest Service roads.

The property can be accessed by road from Boise by taking State Highway 55 northerly for approximately 40 miles (65 km) to the town of Banks, Idaho, and then east on the Banks Lowman Road towards the town of Garden Valley for approximately 10 miles (16 km). One mile east of Garden Valley is a secondary road heading south across the Payette River. Following this secondary road, the westernmost edge of the CuMo claim block is approximately 10 miles (16 km) from Garden Valley. Alternatively, access can be gained (1) by traveling northeast from Boise along Highway 21 past the towns of Idaho City and Centerville, along Grimes Creek, and then over the Grimes Pass, or (2) from State Highway 55 north to Horseshoe Bend, then east on Harris Creek Road past New Centerville, Centerville, Pioneerville to Forest Service roads which give access to the western portion of the claim block.

The elevation of the CuMo project ranges between 5,100 feet and 7,200 feet. The project site features a mountain top which contains the bulk of the mineral deposit, deep ravines adjacent, and is largely forested, except for sections that have been cleared by several fires which occurred in 2014 and 2016.

28

The climate is defined by summer temperatures to a maximum of 100° F (38°C) and cold, windy winters with lows to -10° F (-23°C). Precipitation is moderately light with an average rainfall of 30 inches (<1 meter) and an average snowfall of approximately 140 inches (3.6 m). Vegetation in the project area consists of cedar, lodgepole pine, mountain mahogany, and juniper.

Mineral Projects
Groomed Snowmobile Route
Grazing Allotment
Planned Prescribed Fire
Upper Mores Project
Highway
NFSR - Open to Public Access (project area only, more exist in map extent)
County Road
Town
Project Boundary
USFS Land
0 1 2 3
Miles
N

The general area is serviced by the Idaho Power Company which supplies electricity to residents of Garden Valley, Lowman and Pioneerville, and electricity from the existing power grid would be available by constructing a line and substations to the project site. The nearest rail line is the Idaho Northern & Pacific line formerly operated by Union Pacific that runs through the town of Banks, approximately 20 road miles (32 km) to the west of the property. There is also a rail loadout, on the same rail line as above, at the town of Horseshoe Bend roughly 25 miles southwest of the property. Equipment, supplies, and services for exploration and mining development projects are available at Boise, and housing for a construction and operational workforce is available in Boise and the smaller communities in the general area. Water is available from holders of Boise Basin certificated water allocation, or from the adjacent Payette River Basin. There is also a trained mining-industrial workforce available in Boise.

Exploration (subject to seasonal limitations provided under the Exploration Plan of Operations (Exploration PoO) issued by the US Forest Service) and mining activities at the property can be conducted year-round, due to the established road system and its proximity to other infrastructure. The property is large enough to accommodate exploration within the current CuMo deposit property footprint.

Item 3. LEGAL PROCEEDINGS.

On September 12, 2025, International Energy & Mineral Resources Investment Company Limited (“IEMR”), a shareholder of the Company, filed a lawsuit in the Fourth Judicial District of Idaho seeking a declaratory judgment that the Lock-Up Agreement dated December 21, 2022, and its First Amendment dated March 30, 2024 (collectively, the “Lock-Up Agreement”) have terminated according to their terms and that IEMR may freely trade its shares.

The Company maintains that IEMR remains subject to the restrictions of the Lock-Up Agreement and filed its response to the lawsuit on September 30, 2025. On November 4, 2025, IEMR filed a motion for summary judgement on its declaratory judgement claim. The Company’s response in opposition to the motion for summary judgement was due on January 29, 2026. At that time, IEMR moved to dismiss the complaint without prejudice, and the court issued a stipulation dismissing the case.

Additionally, we are involved in a federal district court lawsuit with the Forest Service which is challenging the Exploration PoO P anticipated to be filed in June 2025 by environmental and nongovernment organizations in opposition to exploration at CuMo, where the Company has intervened.

Item 4. MINE SAFETY DISCLOSURES.

Not applicable.

29

PART II

Item 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

The Common Stock is currently quoted on the OTC Pink marketplace of OTC Markets Group, Inc., under the symbol “COPR.” There is currently a limited trading market for the Common Stock and there is no assurance that a regular trading market will ever develop.

Holders

As of March 17, 2026, there were 502 holders of record of Common Stock, based on information provided by the Company’s transfer agent. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

In January 2022, the Company distributed a special dividend to its minority shareholders in connection with the Merger Agreement. Other than the special distribution in January 2022, the Company does not pay dividends on shares of Common Stock and does not anticipate paying such dividends in the foreseeable future. The declaration of any future cash dividends is at the discretion of the Board and depends upon earnings, if any, capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions.

Recent Sales of Unregistered Securities

From February 28, 2024, through March 28, 2024, the Company conducted a private placement offering pursuant to which it entered into subscription purchase agreements with accredited investors for an aggregate of 162.66 Units (the “Units”), at a purchase price of $12,000 per Unit for an aggregate purchase price of approximately $1,952,000 (the “Newbridge Private Placement Offering”). Each Unit was comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share, and (ii) 62,500 Common Stock purchase warrants (the “Warrants”). The Warrants entitle the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share. Newbridge Securities Corporation acted as the sole placement agent (the “Placement Agent”) on a best-efforts basis pursuant to a Placement Agency Agreement dated September 7, 2023, as amended on December 27, 2023. Pursuant to this agreement, the Placement Agent received cash commissions of $195,200, representing 10.0% of the gross purchase price of the Units sold. Certain members of the Placement Agent participated as investors in the Newbridge Private Placement Offering.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer must meet one of the following requirements: (i) net tangible assets must exceed $3,000,000 if the issuer has been in continuous operation for at least three years; or (ii) net tangible assets must exceed $5,000,000 if the issuer has been in operation for less than three years; or (iii) the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery prior to the first transaction of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Item 6. [RESERVED].

Item 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this Annual Report.

This discussion and analysis below include forward-looking statements that are subject to risks, uncertainties and other factors described in the “Risk Factors” section that could cause actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future. We caution you to read the “Forward Looking Statements” section of our Annual Report. All share and per share amounts in this section have been retrospectively adjusted for all periods presented to reflect the Reverse Stock Split effectuated on December 15, 2025.

30

Nature of Operations

The Company is in the process of exploring its mineral right interests in the United States and at the date of these consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral right interests. The ability of the Company to realize its investment in resource properties is contingent upon the maintenance and integrity of the Company’s title to such properties.

Mining Operations

To determine material mining operations in accordance with subpart 1300 of SEC Regulation S-K, management considered both quantitative and qualitative factors, assessed in the context of the Company’s overall business and financial condition. The Company concluded that, as of the date of the filing of this Report, its sole material mining operation is the CuMo Project. The Company will update its assessment of individual material mines on an annual basis.

The information relating to such sole material mining operation is contained in the technical report summary (“TRS”) relating to the CuMo Project prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K. Reference should be made to the full text of the TRS, a copy of which was filed as Exhibit 96.1 to the Current Report on Form 8-K, dated January 27, 2023.

Pursuant to Item 1302(b)(5) of Regulation S-K (17 C.F.R. §229.1302(b)(5)), the Company states that the TRS was prepared by Shaun M. Dykes (our former Vice President and former Director), M. Sc. (Eng), P. Geo of Geologic Systems, Ltd. Mr. Dykes is currently serving as a technical advisor to the registrant. Mr. Dykes meets the qualifications specified under the definition of “Qualified Person” under Item 1300 of Regulation S-K.

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

No assurances can be given that any of these plans will come to fruition or that if implemented they will necessarily yield positive results.

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred cumulative net losses of $40,217,906 from its inception to January 31, 2026, and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through debt or future issuances of capital stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern.

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto for the years ended January 31, 2026, and 2025, and related management discussion herein.

Our consolidated financial statements are stated in U.S. Dollars and are prepared in accordance with US GAAP.

For the Year Ended January 31, 2026 Compared to the Year Ended January 31, 2025

Revenue

The Company did not have revenues for the year ended January 31, 2026, or January 31, 2025.

Operating expenses

The Company had operating expenses of $2,623,677 for the year ended January 31, 2026, compared to $4,721,523 for the year ended January 31, 2025, comprised of the following categories:

	2026	2025	$ Change	% Change
Professional fees	$559,053	$912,804	$(353,751)	-39%
Payroll and related expenses	258,467	157,500	100,967	64%
Rent expense	22,088	197,415	(175,327)	-89%
Stock-based compensation	1,454,167	2,966,115	(1,511,948)	-51%
Other general and administrative expenses	329,902	487,689	(157,787)	-32%
Total operating expenses	$2,623,677	$4,721,523	$(2,097,846)	-44%

Professional fees decreased due to decreases in costs associated with the increased costs related to the preparation of the Company’s Form S-1 in the year ended January 31, 2025 compared to the same period in 2026. Payroll and related expenses increased as officers and employees costs elevated with the preparation for operations to commence. Stock-based compensation decreased due to less conversions of consultants’ fees into common stock for the year ended January 31, 2026 compared to the same period in 2025. General and administrative costs decreased due to the decrease in the Company’s activity generally as it continues to seek the development of its existing mining claims.

Loss from operations

The Company had a loss from operations of $2,623,677 for the year ended January 31, 2026, compared to $4,721,523 for the year ended January 31, 2025.

31

Other Income / Expenses

The Company had $451,287 in net other expenses for the year ended January 31, 2026, compared to net other expenses of $415,809 for the year ended January 31, 2025.

Net loss

The Company had a net loss of $3,074,964 for the year ended January 31, 2026, compared to $5,137,332 for the year ended January 31, 2025.

Liquidity and Capital Resources

As of January 31, 2026, we had current assets of $92,016 and current liabilities of $4,678,066, and our working capital deficit was $4,586,050. We do not have sufficient resources to effectuate our business. We expect to incur expenses without revenues during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we need to raise a minimum of an additional $12,000,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Cash Flows

Operating Activities

For the year ended January 31, 2026, net cash used in operating activities was $818,603 compared to $2,503,508 for the year ended January 31, 2025.

Investing Activities

For the years ended January 31, 2026, and 2025, we reported no cash provided by our investing activities.

Financing Activities

For the year ended January 31, 2026, we had cash provided by financing activities of $742,199, related to proceeds from convertible notes payable and the sale of preferred stock. For the year ended January 31, 2025, we had cash provided by financing activities of $2,574,040, related to proceeds from notes payable.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

The financial statements have been prepared in conformity with US GAAP, which contemplates our continuation as a going concern. The Company has no revenue and has incurred losses to date of $40,217,906. In addition, the Company’s current liabilities exceed its current assets by $4,586,051. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. These factors raise substantial doubt about the Company’s ability to continue operating as a going concern. The Company’s ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund its commitments and ongoing losses, and ultimately generate profitable operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Off Balance Sheet Items

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement, or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	any obligation under certain guarantee contracts,

32

●	any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

●	any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position, and

●	any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Going Concern

We incurred net losses of $3,074,964 for the year ended January 31, 2026. We had an accumulated deficit of $40,217,906 and working capital deficit of $4,586,051 as of January 31, 2026. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The continuation of the Company as a going concern through the next twelve months is dependent upon the continued financial support from its stockholders or external financing. There can be no assurances to that effect, nor assurance that we will be successful in securing sufficient funds to sustain the operations.

These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. We believe that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Exploration Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by exploration stage companies. An exploration stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations as other gain or loss, net.

The processing plant and other machinery are depreciated over an estimated useful life of ten years; vehicles are depreciated over an estimated life of five years; and computers and other office equipment over an estimated useful life of five years.

Mineral Properties

Costs of exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Mineral property acquisition costs, including licenses and lease payments, are capitalized. Although we have taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee our rights. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Impairment losses are recorded on mineral properties used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. As of January 31, 2026, we did not recognize any impairment losses related to mineral properties held.

Impairment of Intangible Assets with Indefinite Useful Lives

We account for intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that intangible assets with indefinite useful lives no longer be amortized but instead be evaluated for impairment at least annually. On an annual basis, in the fourth quarter of the fiscal year, we review our intangible assets with indefinite useful lives for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more-likely-than-not that the fair value of an intangible asset is less than its carrying amount. If it is determined that it is more-likely-than-not that the fair value of an intangible asset is less than its carrying amount, the intangible asset is further tested for impairment by comparing the carrying amount to its estimated fair value using a discounted cash flow. Impairment, if any, is measured as the amount by which an indefinite-lived intangible asset’s carrying amount exceeds its fair value.

Application of impairment tests requires significant management judgment, including the determination of fair value of each indefinite-lived intangible asset. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the entity, composition, or strategy changes affecting the recoverability of asset groups. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each indefinite-lived intangible asset.

33

Impairment of Long-Lived Assets

For future long-lived assets, such as property and equipment and intangible assets subject to amortization, we continually monitor events and changes in circumstances that could indicate carrying amounts of future long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of future long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recently Adopted Accounting Policies

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for smaller reporting companies for fiscal years beginning after December 15, 2023. The Company adopted this standard on February 1, 2024. As a result, the Company derecognized $405,305 for the remaining balance of the unamortized beneficial conversion features attributable to its outstanding convertible notes payable. The Company elected to use the modified retrospective approach as of the adoption date and recognized an adjustment to the opening balance of its accumulated deficit in the amount of $405,305.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 is intended to improve disclosures about a public business entity’s expenses and provide more detailed information to investors about the types in commonly presented expense captions. The guidance is effective for annual periods beginning after December 15, 2026, and quarterly periods beginning after December 31, 2027, and can be adopted prospectively to financial statements issued for reporting periods after the effective date or retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of this guidance on its financial statements.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact on the Company’s present or future financial statements.

Item 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The audited financial statements of Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) as of January 31, 2026, and 2025, are appended to this Annual Report beginning on page F-1.

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On October 2, 2024, the Company dismissed GreenGrowth CPAs as its independent registered public accounting firm. On the same date the Company engaged Novogradac & Company LLP as its independent registered public accounting firm to audit our financials for the year ended January 31, 2025. During the fiscal year ending January 31, 2024, and during the interim period through October 2, 2024, we had no disagreements with GreenGrowth CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

Item 9A. CONTROLS AND PROCEDURES.

Disclosure Controls and Procedures

We maintain disclosure controls and procedures, as defined in Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Exchange Act that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our senior management, consisting of Andrew Brodkey, President and Chief Executive Officer (Principal Executive Officer) and Robert Scannell (Principal Financial and Accounting Officer), as appropriate to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our senior management, consisting of Andrew Brodkey, President and Chief Executive Officer (Principal Executive Officer) and Robert Scannell (Principal Financial and Accounting Officer), of the effectiveness of the design and operation of our disclosure controls and procedures as of January 31, 2026. Based on the evaluation of these disclosure controls and procedures, and in light of the material weaknesses found in our internal controls over financial reporting, primarily due to the lack of separation of duties due to a small staff, our senior management concluded that our disclosure controls and procedures were not effective.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act as a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

34

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of January 31, 2026, management consisted of Andrew Brodkey, President and Chief Executive Officer (Principal Executive Officer) and Robert Scannell, Chief Financial Officer (Principal Financial and Accounting Officer). Current management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in 2013 and SEC guidance on conducting such assessments. Based on that evaluation, we believe that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee and a lack of independent directors on our Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by Andrew Brodkey, President and Chief Executive Officer (Principal Executive Officer) and Robert Scannell (Principal Financial and Accounting Officer) in connection with the review of our financial statements as of January 31, 2026.

Management believes that the material weaknesses set forth in items (2) and (3) above did not have an effect on our financial results. However, management believes that the lack of a functioning audit committee and the lack of independent directors on our Board results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Management’s Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

Assuming we are able to secure additional working capital, we will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us.

We also plan to appoint one or more outside directors to our Board who shall be appointed to an audit committee resulting in a fully functioning audit committee which will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management.

Management believes that the appointment of one or more independent directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of independent directors on our Board.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended January 31, 2026, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. OTHER INFORMATION.

None.

Item 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS.

Not applicable.

35

PART III

Item 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Our Board of Directors

The following table sets forth certain information as of the date of this Annual Report concerning our directors and executive officers:

Name	Age	Position
Andrew Brodkey	69	Director, Chief Executive Officer, President, Chief Operating Officer and Secretary
Robert Scannell	67	Director, Chief Financial Officer and Treasurer
Steven Rudofsky	63	Director

Directors are elected to serve until the earlier of the election and qualification of their successors, their removal for cause by the shareholders, or their resignation. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Executive officers are appointed by the Board and serve at its pleasure.

The biographies of the individuals appointed as directors and officers as discussed above follow:

Andrew Brodkey

Mr. Brodkey has been our Chief Executive Officer, President and Secretary since July 2024. He has been our Chief Operating Officer since January 2022 and our director since January 2023. Prior to that, since January 2018, he has been the principal of Brodkey Executive Management Consulting, which was focused on the mining sector. He has more than 30 years of experience working with public companies in the mining and metals sector, including roles as VP, General Counsel at Magma Copper; VP of Business Development at BHP Copper; CEO of Pan American Lithium/First Potash Corp; CEO of Zoro Mining Corp; CEO of Titan Iron Ore Corp., and CEO of Pacific Copper Corp. He was also the Managing Director of the International Mining Group at CB Richard Ellis, where he represented a number of major mining companies in the valuation, marketing and sales of mining projects. He holds a Bachelor of Science degree (with distinction) in Mining Engineering from the University of Arizona, and a Juris Doctor degree (cum laude) from Creighton University.

We believe Mr. Brodkey’s experience in the mining industry qualifies him to serve on our board of directors.

Robert Scannell

Mr. Scannell has been our Chief Financial Officer since January 2022. Since March 2015 he has been the Managing Partner of Feehan Partners, LP, a private family office. Previously, from May 1986 to March 1994, he served as a Vice President of Institutional Fixed-Income Sales at Merrill Lynch & Co. Mr. Scannell founded Tradewinds Investment Management, LP, which from 1994 to 2015 managed numerous funds investing in emerging markets, natural resources, and distressed assets. Mr. Scannell holds a Bachelor of Arts degree and Master of Business Administration degree from Penn State University, a Master of Science degree from the University of Washington, a Juris Doctor degree from Purdue University, and has been a Chartered Financial Analyst since 1993.

We believe Mr. Scannell’s background in the financial industry qualifies him to serve on our board of directors.

36

Steven Rudofsky

Mr. Rudofsky has been a director since August 2023. He served as our Chief Executive Officer from January 2022 to July 2024 and President of the Company from January 2023 to July 2024. He has been working in upstream and midstream natural resources for over 30 years. After beginning his career at Glencore (then Marc Rich and Co), he held senior and CEO positions at TransCanada Pipeline Ltd, Credit Agricole Investment Bank and Alfa Group of Russia. Since January 2012, Mr. Rudofsky has been a managing principal of Talex Commodities Capital, Ltd., which works with private equity and debt providers, including family offices, to implement innovative financing for the junior mining and oil & gas sectors, including streaming, convertible debt, and royalties. He holds a Bachelor of Arts degree from Clark University and a Juris Doctor degree from Emory University School of Law.

We believe Mr. Rudofsky’s experience in the natural resources industry and extensive private equity experience qualifies him to serve on our board of directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our audit committee.

Compensation Committee

We do not presently have a compensation committee. Our Board of Directors currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Director Independence

We do not currently have any independent directors. We evaluate independence by the standards for director independence established by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

37

Code of Ethics

On May 11, 2012, our Board of Directors approved a renewed Code of Ethics which is applicable to our officers and senior executives, which include our Chief Financial Officer, Treasurer and Chief Accounting Officer. On January 23, 2023, in connection with the Exchange, the Board adopted a revised and restated Code of Ethics, applicable to all officers and directors. This Code of Ethics embodies the Company’s commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules, and regulations.

The Code of Ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. It promotes full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and other public communications made by the Company. The Code of Ethics addresses the following areas:

●	Honest and Ethical Conduct

●	Conflicts of Interest

●	Compliance

●	Disclosure

●	Protection and Proper Use of Company Assets

●	Corporate Opportunities

●	Confidentiality

●	Fair Dealing

●	Reporting and Enforcement

This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any person a copy of our Code of Ethics, without charge, upon written request to the Company’s Secretary. Requests should be addressed in writing to Idaho Copper Corporation, 800 W. Main St., Ste 1460, Boise, Idaho 83702.

Role in Risk Oversight

Our board is primarily responsible for overseeing our risk management processes. The board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Item 11. EXECUTIVE COMPENSATION.

Executive Officer Compensation

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other two most highly compensated executive officers whose total compensation exceeded $100,000 for the last two fiscal years ended (each, a “Named Executive Officer”).

						Non-equity	Nonqualified
						incentive	deferred
Name and				Stock	Option	plan	compensation	All other
Principal		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Steven Rudofsky (2)
Former President, Chief	2026	$-	$-	$-	$-	$-	$-	$-	$-
Executive Officer	2025	$104,167	$-	$55,000	$-	$-	$-	$-	$159,167

Robert Scannell (1)
Treasurer, Chief	2026	$350,000	$-	$-	$-	$-	$-	$-	$350,000
Financial Officer	2025	$325,000	$-	$550,000	$-	$-	$-	$-	$875,000

Andrew Brodkey (1)(3)
President, Chief Executive Officer, Chief Operating Officer Secretary, and	2026	$380,000	$-	$-	$-	$-	$-	$-	$380,000
Director	2025	$325,000	$-	$565,400	$-	$-	$-	$30,000	$920,400

(1) Appointed on January 23, 2023.

(2) Appointed on January 23, 2023. Resigned as Chief Executive Officer on July 15, 2024.

(3) Upon Mr. Rudofsky’s resignation, the Company appointed Andrew Brodkey as its Chief Executive Officer and President.

38

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

During the year ended January 31, 2026, the Company did not have any employment agreements with its officers and directors.

Executive Officer Agreements

Andrew Brodkey

Mr. Brodkey and the Company entered into a Management Agreement on December 15, 2021, for a term of one year with automatic renewals for one-year periods on December 31 of each year, subject to renegotiation within 60 days of the end of any one-year period unless earlier terminated, with or without cause, upon notice. Unless terminated for cause or other defined reasons, Mr. Brodkey is entitled to severance of one (1) month’s compensation for each two (2) months of service at the end of the third (3) month of service up to a maximum of two (2) years’ wages. Mr. Brodkey’s annual base compensation was $265,000 through May 1, 2024, at which time it was increased to $350,000, payable in a combination of cash and common stock, and he may participate in any Company economic benefit plans that exist or may be implemented. Mr. Brodkey works full-time for the Company devoting a minimum of 40 hours a week to his position.

Robert Scannell

Mr. Scannell and the Company entered into a Management Agreement on January 1, 2022, for a term of one year with automatic renewals for one-year periods at December 31 of each year, subject to renegotiation within 60 days of the end of any one-year period unless earlier terminated, with or without cause, upon notice. Unless terminated for cause or other defined reasons, Mr. Scannell is entitled to severance of one (1) month compensation for each two (2) months of service at the end of the third (3) month of service up to a maximum of two (2) years’ wages. Mr. Scannell’s annual base compensation was $250,00 through May 1, 2024, at which time it was increased to $350,000, reviewable at least annually, and he may participate in any Company economic benefit plans that exist or may be implemented. Mr. Scannell works full-time for the Company devoting a minimum of 40 hours a week to his position.

Director Agreements

Steven Rudofsky

Mr. Rudofsky and the Company entered into a Management Agreement on January 1, 2022, for a term of one year with automatic renewals for one-year periods at December 31 of each year, subject to renegotiation within 60 days of the end of any one-year period unless earlier terminated, with or without cause, upon notice. Unless terminated for cause or other defined reasons, Mr. Rudofsky is entitled to severance of one (1) month’s compensation for each two (2) months of service at the end of the third (3) month of service up to a maximum of two (2) years’ wages. Mr. Rudofsky’s resigned as the company’s CEO on July 15, 2024.

Equity Incentive Plan

The Company currently has no compensation plans or arrangements and there were no awards granted for the year ended January 31, 2026.

Director Compensation

During the year ended January 31, 2026, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Beneficial Ownership Table

The following table lists, as of March 17, 2026, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 10% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

39

The percentages below are calculated based on 13,938,917 shares of our common stock issued and outstanding as of March 17, 2026. Except as disclosed herein, we do not have any outstanding options, or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Idaho Copper Corporation, 800 W. Main Street, Suite 1460, Boise, Idaho 83702.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

		Amount and
		Nature of
	Title of	Beneficial	Percent of
Name and Address of Beneficial Owner	Class	Ownership (1)	Class (2)
Robert Scannell - Chief Financial Officer, Treasurer and Director (4)	Common Stock	1,481,166	10.6%
Andrew Brodkey - Chief Executive Officer, Chief Operating Officer, Secretary and Director (5)	Common Stock	1,013,345	7.3%
Steven Rudofsky – Director and Former Chief Executive Officer and President (3)	Common Stock	1,059,216	7.6%
Directors and Officers as a Group (3 persons)		3,553,727	25.5%

5% Stockholders of a Class of Voting Stock
International Energy & Mineral Resources (7)	Common Stock	6,073,435	43.6%
JHP Holdings Inc. (8)	Common Stock	832,235	6.0%
Elatam Family Trust (9)	Common Stock	1,771,650	12.7%

(1) The number and percentage of shares beneficially owned is determined under the rules of the SEC and the ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privilege exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time, there are no outstanding options or warrants.

(3) Consists of: (1) 1,017,113 shares of common stock owned by Mr. Rudofsky; and (2) 42,083 shares of common stock underlying the 2021 warrants held by Mr. Rudofsky.

(4) Consists of: (1) 443,799 shares of common stock owned by Mr. Scannell and 421,017 shares of common stock of Feehan Partners LLP (“Feehan”) that Mr. Scannell, as General Partner of Feehan, has discretionary authority to vote and dispose of the shares held by Feehan and may be deemed to be the beneficial owner of these shares; (2) 134,000 shares of common stock underlying the 2021 warrants held by Mr. Scannell and 20,350shares of common stock underlying the 2021 warrants held by Feehan that Mr. Scannell could be deemed to beneficially own; (3) 402,000 shares of common stock underlying the options held by Mr. Scannell; and (4) 10,000 shares underlying the 2025 warrants held by Mr. Scannell.

(5) Consists of: (1) 556,442 shares of common stock owned by Mr. Brodkey; (2) 54,940 shares of common stock underlying the 2021 warrants held by Mr. Brodkey; (3) 402,000 shares of common stock underlying the options held by Mr. Brodkey.

(6) Consists of 33,333 shares of common stock owned by Dr. Moeller, and 53,600 vested options that Dr. Moeller holds pursuant to the 2022 Stock Incentive Options.

(7) Consists of: 6,073,435 shares of common stock owned by International Energy & Mineral Resources (Hong Kong) Ltd. (IEMR). IEMR is a private company with a business address of Suite A 19/F, Ritz Plaza, 122 Austin Road TST KLN, Hong Kong.

(8) JHP Holdings, Inc. (“JHP”) holds a total of 832,235 shares of the Company’s common stock. As the shareholder and executive director of JHP, Mr. Lata is the beneficial owner of the shares of the Company held by JHP. The address for JHP is 701 S. Carson Street, Suite 200, Carson City, NV 89701.

(9) Consists of: (1) 886,075 shares of common stock owned by the Elatam Family Trust (“EFT”); and (2) 886,075 shares of common stock underlying the 2021 warrants held by the EFT. As a director of the EFT, Mr. Mohammad Elatam had voting and dispositive power over these shares and may be deemed to be the beneficial owner of such shares. The address for EFT is 344 Dalton Road, Lalor Victoria 3075, Australia.

Item 13. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

The following are transactions for the last two completed fiscal years and any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds the less of $120,000 or one percent of the average of the registrant’s total assets at January 31, 2026 and 2025, and in which any of the following persons had or will have a direct or indirect material interest.

●	Any director or executive officer;

40

●	Any immediate family member of a director or executive officer, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer and any person (other than a tenant or employee) sharing the household of such director or executive officer; and

●	any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

●	any person who is known to the registrant to be the beneficial owner of more than five percent of any class of the registrant’s voting securities; or

●	Any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder, and any person (other than a tenant or employee) sharing the household of such security holder.

On April 3, 2024, the officers of the Company, Mr. Rudofsky, Mr. Brodkey, and Mr. Scannell each elected to exercise 268,000 vested stock options with a strike price of $3.00 and an expiration date of September 30, 2027. All options were exercised on a cashless basis, resulting in the issuance of 169,250 shares per officer, or a total of 507,750 shares of common stock.

On April 4, 2024, Feehan and Mr. Brodkey executed cashless conversion of 133,333 warrants and 65,333 warrants, respectively, into 83,334 and 40,833 shares of common stock, respectively.

On April 5, 2024, Mr. Rudofsky, Feehan, Mr. Brodkey, and Mr. Dykes converted notes payable of $125,000, $200,000, $98,000, and $30,000, respectively, into 83,333, 33,333, 65,333, and 20,000 shares of common stock, respectively.

On April 8, 2024, Mr. Rudofsky executed cashless conversion of 83,333 warrants into 52,083 shares of common stock.

On May 1, 2024, Mr. Rudofsky, Mr. Brodkey, and Mr. Scannell each elected to convert accrued compensation of $31,250, $17,500, and $62,500, respectively, into 9,766, 5,469, and 19, shares of common stock, respectively.

On August 2, 2024, Mr. Brodkey, Mr. Rudofsky, and Mr. Scannell each elected to convert accrued compensation of $42,500, $31,250, and $87,500, respectively, into 8,500, 6,250 and 17,500 shares of common stock, respectively.

On September 25, 2024, the Company issued stock incentives to: Mr. Brodkey 128,500 shares valued at $565,400: Mr. Scannell 125,000 shares valued at $550,000, and; Mr. Rudofsky 6,250 shares valued at $27,500.

On October 28, 2024, the Company issued a secured promissory note for $25,000 to Feehan, the Company’s chief financial officer and director. The note accrues interest at 10% and is due on October 28, 2025.

On November 4, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note accrues interest at 10% and is due on November 4, 2025.

On November 5, 2024, Mr. Brodkey and Mr. Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 9,659 and 19,886 shares of common stock, respectively.

On November 5, 2024, Mr. Rudofsky exercised 25,000 warrants at $3.00 for $75,000.

On November 20, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note accrues interest at 10% and is due on November 20, 2025.

On December 3, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note accrues interest at 10% and is due on December 3, 2025.

On January 31, 2025, Mr. Brodkey and Mr. Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 5,339 and 10,992 shares of common stock, respectively.

On January 31, 2025, Mr. Brodkey and Mr. Scannell each elected to convert accrued compensation of $55,000 and $62,500, respectively, into 6,910 and 7,852 shares of common stock, respectively.

On April 30, 2025, Mr. Brodkey and Mr. Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 7,083 and 14,583 shares of common stock, respectively.

On July 31, 2025, Mr. Brodkey and Mr. Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 6,071 and 12,500 shares of common stock, respectively.

On August 10, 2025, the Company issued Mr. Scannell 9,000 warrants for common stock in conjunction with loans by Feehan for $180,000.

On August 18, 2025, Mr. Rudofsky exercised warrants for 8,333 shares at$3.00 for $25,000.

41

On December 1, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is due on April 30, 2026. See Note 3.

On December 11, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is due on April 30, 2026. See Note 3.

On December 23, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On January 31, 2026, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 5,445 and 12,284 shares of common stock, respectively. Additionally, other parties converted $51,667 of accrued compensation into 8,575 shares of common stock. The conversion rate was $7.10 per share.

Other Related Party Transactions

Except as disclosed above, no executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serve as a trustee or in a similar capacity or has a substantial beneficial interest in is or has been indebted to us at any time since the beginning of our last fiscal year.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Item 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

Audit Fees	2026	2025
Audit fees	$74,000	$44,750
Audit-related fees	16,500	-
Tax fees	-	-
All other fees	-	-
Total fees	$90,500	$44,750

42

PART IV

Item 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

(a)	Documents filed as part of this report.

	(i)	Financial Statements - see Item 8. Financial Statements and Supplementary Data

	(ii)	Financial Statement Schedules – None

(Financial statement schedules have been omitted either because they are not applicable, not required, or the information required to be set forth therein is included in the financial statements or notes thereto.)

	(iii)	Report of Independent Registered Public Accounting Firm.

	(iv)	Notes to Financial Statements.

(b)	Exhibits

The exhibits listed on the accompanying Exhibit Index are filed as part of this Annual Report.

Exhibit Number	Description
2.1	Share Exchange Agreement, by and between Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), International CuMo Mining Corporation, and the shareholders of International CuMo Mining Corporation, dated January 23, 2023 (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on October 14, 2022)
3.2	Amended and Restated Bylaws (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on October 14, 2022)
3.3	Certificate of Amendment to Articles of Incorporation, filed March 9, 2023 (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on March 10, 2023)
3.4	Certificate of Designation of the Series A Convertible Non-Voting Preferred Stock (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on January 17, 2024)
4.1	Description of Capital Stock*
4.2	Form 2021 Warrant (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
4.3	Corrected Form of Replacement Warrant (Incorporated by reference to the exhibits to our Current Report on Form 8-K/A filed with the SEC on February 14, 2023).
4.4	Form Lock-Up Agreement (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
4.5	Form of 8.5% Secured Non-Convertible Note (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
4.6	7.5% Secured Note Indenture, dated August 24, 2021, by and between International CuMo Mining Corporation and Computershare Trust Company of Canada (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.1	Form Incentive Stock Option Agreement (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.2	Merger Agreement, dated as of November 20, 2020, by and among Crystal Globe Limited, Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), Dynamic Elite International Limited and Joway Merger Subsidiary Limited, (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on November 25, 2020)
10.3	Stock Purchase Agreement, dated as of January 31, 2022, by and among Crystal Globe Limited, Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) and JHP Holdings, Inc. (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on February 10, 2022)
10.4	Debt Assignment and Release Agreement, dated January 23, 2023, by and among Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) and JHP Holdings, Inc. (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).

43

10.5	Option Agreement, dated October 13, 2004, by and between Cumo Molybdenum Mining Inc. and Mosquito Consolidated Gold Mines Limited, as amended January 14, 2005 (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.6	Mining Claims Agreement, dated July 25, 2017, by and among American CuMo Mining Corporation, International CuMo Mining Corporation, CuMo Molybdenum Mining Inc., Western Geoscience Inc., and Thomas Evans (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.7	Special Warranty Deed, between American CuMo Mining Corporation and International CuMo Mining Corporation (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.8	Loan Agreement, dated October 31, 2014, as amended March 26, 2015, and January 29, 2016, by and between International CuMo Mining Corporation and La Familia II LLC (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.9	MineSense Amenability Test Proposal, dated August 29, 2022, by and between MineSense Technologies Ltd. and International CuMo Mining Corporation (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.10	Management Agreement between International Cumo Mining Corporation and Robert W. Scannell dated December 15, 2022 (Incorporated by reference to the exhibits to our Form 10-K for the year ended January 31, 2024).
10.11	Management Agreement between International Cumo Mining Corporation and Steven Rudofsky dated January 1, 2022 (Incorporated by reference to the exhibits to our Form 10-K for the year ended January 31, 2024).
10.12	Management Agreement between International Cumo Mining Corporation and Andrew A. Brodkey dated December 15, 2021 (Incorporated by reference to the exhibits to our Form 10-K for the year ended January 31, 2024).
10.13	Technical Advisory Agreement between Internation Cumo Mining Corporation and Mult-Metal Development Ltd. dated March 31, 2023 (Incorporated by reference to the exhibits to our Form 10-K for the year ended January 31, 2024).
10.14	Form of Unit Subscription Purchase Agreement (Incorporated by reference to the exhibit to our Form 8-K filed with the SEC on January 17, 2024).
10.15	SGS Bateman Proposal, dated November 13, 2023 (Incorporated by reference to the exhibits to our Registration Statement on Form S-1 filed with the SEC on July 11, 2024).
10.16	Master Truscan Services Agreement by and between the Company and Veracio, Inc., dated March 3, 2024 (Incorporated by reference to the exhibits to our Registration Statement on Form S-1 filed with the SEC on July 11, 2024).
21.1	List of Subsidiaries*
31.1*	Certification of the Principal Executive Officer of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
31.2*	Certification of Principal Accounting and Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
32.1*	Certification of the Principal Executive Officer of Registrant pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
32.2*	Certification of Principal Accounting and Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002**
96.1	Technical Report Summary and Resource Estimate, the CuMo Project, Boise National Forest, Boise County, Idaho, United States (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith

44

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 17, 2026

IDAHO COPPER CORPORATION

By:	/s/ Andrew Brodkey
Andrew Brodkey
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Robert Scannell
Robert Scannell
Treasurer and Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew Brodkey	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)	March 17, 2026
Andrew Brodkey

/s/ Robert Scannell	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 17, 2026
Robert Scannell

/s/ Steven Rudofsky	Director	March 17, 2026
Steven Rudofsky

No such annual report, proxy statement, form of proxy or other soliciting material has been sent to its shareholders. The registrant will not be sending an annual report or proxy material to its shareholders subsequent to the filing of this form.

45

Idaho Copper Incorporated

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Idaho Copper Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Idaho Copper Corporation (the “Company”) as of January 31, 2026, and 2025, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years ended January 31, 2026, and 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2026, and 2025, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has not yet generated any revenues. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

We have served as the Company’s auditor since 2025.

Plantation, Florida

March 17, 2026

F-2

IDAHO COPPER CORPORATION

Consolidated Balance Sheet

January 31,

	2026	2025
ASSETS
Current assets
Cash	$24,274	$100,678
Other receivables	35,000	3,644
Prepaid expenses	32,742	104,506
Total current assets	92,016	208,828

Right of use asset	-	7,090
Deposit	100,000	100,000

Total assets	$192,016	$315,918

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$478,652	$325,088
Accounts payable and accrued expenses to related parties	186,613	-
Accrued interest, current portion	1,681,926	860,768
Notes payable, net of discounts	330,876	-
Notes payable to related party	209,000	100,000
Lease liability	-	7,090
Bond liabilities, current portion	1,791,000	791,000
Total current liabilities	4,678,067	2,083,946
Non-current liabilities
Bond liabilities, non-current portion	1,339,000	2,339,000
Accrued interest, non-current portion	629,284	1,061,926
Total non-current liabilities	1,968,284	3,400,926
Total liabilities	6,646,351	5,484,872

Commitments and contingencies (Note 7)

Stockholders’ deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 196.67 shares issued and outstanding at January 31, 2026 and 2025, respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 13,938,917 and 13,073,161 shares issued and outstanding at January 31, 2026 and 2025, respectively	13,939	13,073
Additional paid-in capital	33,749,632	31,960,915
Accumulated deficit	(40,217,906)	(37,142,942)
Total stockholders’ deficit	(6,454,335)	(5,168,954)

Total liabilities and stockholders’ deficit	$192,016	$315,918

The accompanying notes are an integral part of the consolidated financial statements.

F-3

IDAHO COPPER CORPORATION

Consolidated Statement of Operations

For the Years Ended January 31,

	2026	2025
Revenue	$-	$-

Operating expenses
Professional fees	559,053	912,804
Payroll and related expenses	258,467	157,500
Rent expense	22,088	197,415
Stock-based compensation	1,454,167	2,966,115
Other general and administrative expenses	329,902	487,689
Total operating expenses	2,623,677	4,721,523

Operating loss	(2,623,677)	(4,721,523)

Other income (expense)
Amortization of debt discount	(22,351)	(19,490)
Interest income	-	6,846
Interest expense	(428,936)	(403,165)
Total other income (expense), net	(451,287)	(415,809)

Net loss	(3,074,964)	$(5,137,332)

Basic and diluted net loss per common share	$(0.23)	$(0.42)
Basic and diluted weighted average common shares outstanding	13,432,656	12,351,678

The accompanying notes are an integral part of the consolidated financial statements.

F-4

IDAHO COPPER CORPORATION

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended January 31, 2026 and 2025

					Additional
	Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, January 31, 2024	23	$-	10,732,387	$10,732	$25,539,964	$(11,000)	$(31,600,305)	$(6,060,609)
Adoption of ASU 2020-06	-	-	-	-	-	-	(405,305)	(405,305)
Sale of preferred stock	173.67	-	-	-	2,084,040	11,000	-	2,095,040
Conversion of convertible notes payable	-	-	642,406	642	1,048,151	-	-	1,048,793
Exercise of warrants	-	-	353,563	354	383,646	-	-	384,000
Exercise of options	-	-	737,000	737	(737)	-	-	-
Stock-based compensation	-	-	607,806	608	2,965,507	-	-	2,966,115
Costs related to the sale of preferred stock	-	-	-	-	(59,656)	-	-	(59,656)
Net loss for the period ended January 31, 2025	-	-	-	-	-	-	(5,137,332)	(5,137,332)
Balance, January 31, 2025	196.67	$-	13,073,161	$13,073	$31,960,915	$-	$(37,142,942)	$(5,168,954)
				-
Balance, January 31, 2025	196.67	$-	13,073,161	$13,073	$31,960,915	$-	$(37,142,942)	$(5,168,954)
Stock-based compensation	-	-	269,686	270	1,393,897	-	-	1,394,167
Exercise of warrants	-	-	74,229	74	283,867	-	-	283,941
Conversion of preferred stock into common stock	(196.67)	-	491,667	492	(492)	-	-	-
Issuance of warrants as compensation	-	-	-	-	60,000	-	-	60,000
Issuance of common stock as financing incentive	-	-	23,332	23	(23)	-	-	-
Issuance of warrants as financing incentive	-	-	-	-	51,475	-	-	51,475
Reverse split round up	-	-	6,842	7	(7)	-	-	-
Net loss for the period ended January 31, 2026	-	-	-	-	-	-	(3,074,964)	(3,074,964)
Balance, January 31, 2026	-	$-	13,938,917	$13,939	$33,749,632	$-	$(40,217,906)	$(6,454,335)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

IDAHO COPPER CORPORATION

Consolidated Statements of Cash Flows

For the Years Ended January 31,

	2026	2025
Cash flows from operating activities:
Net loss	$(3,074,964)	$(5,137,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,454,167	2,966,115
Amortization of debt discount	7,006	19,490
Change in assets and liabilities:
Prepaid expenses	71,764	(82,882)
Other receivable	(31,356)	-
Accounts payable and accrued expenses	153,563	(176,573)
Accounts payable and accrued expenses - related party	212,700	(366,295)
Accrued interest	388,517	273,969
Net cash used in operating activities	(818,603)	(2,503,508)

Cash flows from financing activities:
Proceeds from note payable	249,258	100,000
Proceeds from notes payable to related party	209,000	-
Repayment of debenture	-	(5,000)
Proceeds from exercise of warrants	283,941	384,000
Proceeds from sale of preferred stock, net	-	2,095,040
Net cash provided by financing activities	742,199	2,574,040

Net (decrease) increase in cash	(76,404)	70,532

Cash at beginning of period	100,678	30,146

Cash at end of period	$24,274	$100,678

Cash paid for interest	$93,460	$110,712
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Conversion of convertible notes payable	$-	$1,048,793
Cashless exercise of warrants and options	$-	$20,563
Conversion of accounts payable into common stock	$-	$30,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

IDAHO COPPER CORPORATION

Notes to the Consolidated Financial Statements

January 31, 2026

NOTE 1 – NATURE OF OPERATIONS

The accompanying condensed consolidated financial statements include the financial statements of Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) (referred to herein as “Idaho Copper”). Idaho Copper is hereinafter referred to as the “Company,” “we,” and “us.”

On February 3, 2022, the Company consummated the transactions contemplated by the Stock Purchase Agreement dated as of January 31, 2022 (the “Purchase Agreement”), by and among the Company, Crystal Globe Limited, a company incorporated under the laws of British Virgin Islands (the “Seller”), and JHP Holdings, Inc., a Nevada corporation (the “Buyer”), pursuant to which the Buyer purchased 832,241 shares of common stock of the Company from the Seller.

On January 23, 2023, the Company entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, International CuMo Mining Corporation, an Idaho corporation (“ICUMO”), and all of the shareholders of ICUMO (collectively, the “ICUMO Shareholders”). Pursuant to the terms of the Share Exchange Agreement (the “RTO”), the ICUMO Shareholders transferred all the issued and outstanding shares of common stock of ICUMO to the Company in exchange for 9,112,000 shares of the Company’s common stock, par value $0.001 per share. As a result of this share exchange (the “Exchange”), ICUMO became a wholly owned subsidiary of the Company. See Note 6. For financial reporting purposes, the acquisition of ICUMO and the change of control in connection with the acquisition represented a “reverse merger” and ICUMO is deemed to be the accounting acquirer in the transaction. ICUMO is the acquirer for financial reporting purposes, and the Company is the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the acquisition are those of ICUMO.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”) following the Exchange, however, as a result of the Exchange, the Company has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

ICUMO Background

ICUMO is an exploration and development company with mineral right interests in the United States of America. ICUMO was originally incorporated under the laws of Nevada in 2005, as Mosquito Mining Corp. In 2013, the Company was moved to Idaho and the name changed to Idaho CuMo Mining Corporation. In early February 2023 the name was changed to Idaho Copper Corporation.

Nature of Operations

The Company is in the process of exploring its mineral rights interests in the United States and as of the date of these condensed consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral rights interests. The ability of the Company to realize its investment in resource properties is contingent upon the resolution of the uncertainties and confirmation of the Company’s title to the mineral properties.

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and has a year-end of January 31. On March 9, 2023, the Company filed with the State of Nevada for a year-end change from December 31 to January 31. The condensed consolidated financial statements are based on the balance sheets and statements of operations of ICUMO on a post-merger basis.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidation. The condensed consolidated financial statements included herein, are presented in accordance with US GAAP, and stated in United States dollars, and have been prepared by the Company, pursuant to the rules and regulations of the SEC.

F-7

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On January 31, 2026, we had $24,274 in cash. Our net loss incurred for the year ended January 31, 2026, was $3,074,964 and the working capital deficit was $4,586,051 on January 31, 2026. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financing. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large and reputable banking institutions which it believes mitigates these risks. The Company has not experienced any losses in such accounts. As of January 31, 2026, the Company’s cash balance did not exceed the insurance limits.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718, Compensation – Stock Compensation, and Certain Redeemable Financial Instruments. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Fair Value of Financial Instruments

The book values of cash and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under US GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

F-8

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of January 31, 2026. Interest and penalties, if any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the year ended January 31, 2026.

Recently Issued and Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants which require liability treatment. ASU 2020-06 is effective for smaller reporting companies for fiscal years beginning after December 15, 2023. The Company adopted this standard on February 1, 2024. As a result, the Company derecognized $405,305 for the remaining balance of the unamortized beneficial conversion features attributable to its outstanding convertible notes payable. The Company elected to use the modified retrospective approach as of the adoption date and recognized an adjustment to the opening balance of its accumulated deficit in the amount of $405,305.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 is intended to improve disclosures about a public business entity’s expenses and provide more detailed information to investors about the types in commonly presented expense captions. The guidance is effective for annual periods beginning after December 15, 2026, and quarterly periods beginning after December 31, 2027, and can be adopted prospectively to financial statements issued for reporting periods after the effective date or retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the potential impact of this guidance on its financial statements.

Convertible Debentures

The Company presents convertible debentures separately in its debt and equity components within the balance sheet. The fair value of a compound instrument at issuance is assigned to its respective debt and equity components. The fair value of the debt component is established first with the equity component being determined by the residual amount.

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date in which they are granted. Estimating fair values for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expenses are recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Unproven Mineral Right Interests

The Company will capitalize into intangible assets all costs, net of any recoveries, of acquiring, exploring, and evaluating an unproven mineral right interest, until the rights to which they relate are placed into production, at which time these deferred costs will be amortized over the estimated useful life of the rights upon commissioning the property, or written-off if the rights are disposed of, impaired or abandoned, when applicable.

Management reviews the carrying amounts of mineral rights annually or when there are indicators of impairment and will recognize impairment based upon current exploration results and upon assessment of the probability of profitable exploitation of the rights. An indication of impairment includes but is not limited to expiration of the right to explore, substantive expenditure in the specific area is neither budgeted nor planned, and if the entity has decided to discontinue exploration activity in a specific area. Management’s assessment of the mineral right’s fair value is also based upon a review of other mineral right transactions that have occurred in the same geographic area as that of the rights under review.

Costs will include the cash consideration and the fair value of shares issued on the acquisition of mineral rights. Rights acquired under option or joint venture agreements, whereby payments are made at the sole discretion of the Company, are not accrued and are only recorded in the accounts when the payments are made. Proceeds from property option payments received by the Company are netted against the deferred costs of the related mineral rights, with any excess being included in operations.

F-9

The application of the Company’s accounting policy for unproven mineral right interests requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions may change if new information becomes available. If, after expenditures are capitalized, information becomes available suggesting that the recovery of the expenditures is unlikely, the amount capitalized is impaired with a corresponding charge to profit or loss in the period in which the new information becomes available.

There may be material uncertainties associated with the Company’s title and ownership of its unproven mineral right interests. Ordinarily the Company does not own the land upon which an interest is located, and title may be subject to unregistered prior agreements or transfers or other undetected defects.

Impairment of Long-Lived Assets

The Company’s future long-lived assets and other assets (consisting of property and equipment) will be reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used are measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Reclamation Provision

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development, or ongoing production of a mineral property interest. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided and capitalized at the start of each project to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either the unit-of-production or straight-line method. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation. Costs for restoration of subsequent site damage which is created on an ongoing basis during production are provided for at their net present values and charged against profits as extraction progresses. As of October 31, 2025, there are no costs as production has not yet commenced.

Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant common influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount, which is determined on a cost recovery basis.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. We determine the accounting classification of warrants we issue, as either liability or equity classified, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate us to settle the warrants or the underlying shares by paying cash or other assets, and warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet the liability classification under ASC 480-10, we assess the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature.

If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, we also assess whether the warrants are indexed to our common stock and whether the warrants are classified as equity under ASC 815-40 or other US GAAP. After all such assessments, we conclude whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

NOTE 2 – RECLAMATION BONDS AND PROVISIONS

Reclamation Bonds and Provisions

During 2016, the Company entered into a surety agreement that guarantees the reclamation bond on the CuMo Property. In order to maintain the good standing of this surety, the Company is required to make an annual payment of $8,340. The Company has a deposit of $100,000 (as reflected in Deposit on the balance sheet) for the reclamation bond which has a face value of $278,000 as determined by the United States Department of Agriculture Forest Service.

The security deposit is refundable when the Company completes the required reclamation clean-up costs.

F-10

NOTE 3 – NOTES PAYABLE

On October 28, 2024, the Company issued a secured promissory note for $25,000 to Feehan Partners, LP (“Feehan”), a company controlled by Robert Scannell (“Scannell”), the Company’s chief financial officer and director. The note is non-interest bearing is due on October 28, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. After the due date, if unpaid, the note accrues interest at 10%. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On November 4, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest bearing and is due on November 4, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. After the due date, if unpaid, the note accrues interest at 10%. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On November 20, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest bearing and is due on November 20, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. After the due date, if unpaid, the note accrues interest at 10%. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 3, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest bearing and is due on December 3, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. After the due date, if unpaid, the note accrues interest at 10%. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On April 15, 2025, the Company issued a secured promissory note for $25,000 to Feehan. The note is non-interest bearing and is due on April 15, 2026. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. After the due date, if unpaid, the note accrues interest at 10%. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On June 30, 2025, the Company issued a secured promissory note for $40,000 to Feehan. The note is non-interest bearing and is due on October 28, 2025. On July 31, 2025, Feehan extended the due date for the note to April 30, 2026. After the due date, if unpaid, the note accrues interest at 10%. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On August 5, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is non-interest bearing and is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On August 12, 2025, the Company issued a promissory note for $25,000 to Gil Atzmon. The note bears interest of 7.5% and matures on February 28, 2026. The promissory note is in default as of March 1, 2026 (see Note 10).

On August 12, 2025, the Company issued a promissory note for $25,000 to Jon Powell. The note bears interest of 7.5% and matures on February 28, 2026. The promissory note is in default as of March 1, 2026 (see Note 10).

On September 25, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is non-interest bearing and is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On October 14, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is non-interest bearing and is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On October 31, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is non-interest bearing and is due on February 28, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 1, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is non-interest bearing, is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 11, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is non-interest bearing, is due on April 30, 2026. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 22, 2025, the Company issued a promissory note for $50,000 to Girish Gaitonde (“Gaitonde”). In addition, the Company issued Gaitonde a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Gaitonde was $33,335. Therefore, the Company recorded debt discount of $18,492 related to the warrants relative fair value issued to Gaitonde, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $10,878, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 7.5% and is due on February 28, 2026. The promissory note is in default as of March 1, 2026 (see Note 10).

F-11

On December 22, 2025, the Company issued a promissory note for $25,000 to Tomasa Zwicke (“Zwicke”). In addition, the Company issued Zwicke a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Zwicke was $16,665. Therefore, the Company recorded debt discount of $9,245 related to the warrants relative fair value issued to Zwicke, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $5,438, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 7.5% and is due on February 28, 2026. The promissory note is in default as of March 1, 2026 (see Note 10).

On January 15, 2026, the Company issued a promissory note for $100,000 to PV Partners, LP (“PV Partners”). In addition, the Company issued PV Partners 13,333 shares of common stock of the Company. The note bears interest at 10.5% and is due on February 13, 2026. The promissory note is in default as of March 1, 2026 (see Note 10).

On January 16, 2026, the Company issued a promissory note for $50,000 to Jeff Hembrock (“Hembrock”). In addition, the Company issued Hembrock 6,666 shares of common stock of the Company. The note bears interest at 7.5%, is due on February 13, 2026. The promissory note is in default as of February 14, 2026 (see Note 10).

On January 16, 2026, the Company issued a promissory note for $30,000 to Gil Atzmon (“Atzmon”). In addition, the Company issued Atzmon a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Atzmon was $20,000. Therefore, the Company recorded debt discount of $11,869 related to the warrants relative fair value issued to Atzmon, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $3,018, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 12%, is due on March 16, 2026.

On January 16, 2026, the Company issued a promissory note for $30,000 to Jon Powell (“Powell”). In addition, the Company issued Powell a stock purchase warrant to acquire 6,667 shares of common stock of the Company at an exercise price of $7.50 with an expiration date of December 22, 2028. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds so allocated to the warrants are accounted for as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. The fair value of the warrants issued to Powell was $20,000. Therefore, the Company recorded debt discount of $11,869 related to the warrants relative fair value issued to Powell, which was amortized into interest expense over the term of the convertible promissory note agreement. For the year ended January 31, 2026, amortization of debt discount related to this note payable amounted to $3,018, which has been included in interest expense on the accompanying consolidated statements of operations. The note bears interest at 12% and is due on March 16, 2026.

On January 16, 2026, the Company issued a promissory note for $25,000 to Michael Ward (“Ward”). In addition, the Company issued Ward 3,333 shares of common stock of the Company. The note bears interest at 10.5% and is due on February 13, 2026. The promissory note is in default as of February 14, 2026 (see Note 10).

As of January 31, 2026, the Company’s outstanding notes payable are as follows:

			Extended (1)
	Issue	Maturity	Maturity		Interest		Accrued
Lender	Date	Date	Date	Amount	Rate	Secured	Interest
Feehan Partners	10/28/24	10/28/25	4/30/27	$25,000	N/A	Yes	$-
Feehan Partners	11/4/24	11/4/25	4/30/27	$25,000	N/A	Yes	$-
Feehan Partners	11/20/24	11/20/25	4/30/27	$25,000	N/A	Yes	$-
Feehan Partners	12/3/24	12/3/25	4/30/27	$25,000	N/A	Yes	$-
Feehan Partners	4/15/25	4/15/26	4/30/27	$25,000	N/A	Yes	$-
Feehan Partners	6/30/25	10/1/25	4/30/27	$40,000	N/A	Yes	$-
Feehan Partners	8/5/25	4/30/26	4/30/27	$15,000	N/A	No	$-
Gil Atzmon (2)	8/12/25	2/28/26		$25,000	7.5%	No	$889
Jon Powell (2)	8/12/25	2/28/26		$25,000	7.5%	No	$889
Feehan Partners	9/25/25	4/30/26	4/30/27	$5,000	N/A	No	$-
Feehan Partners	10/14/25	4/30/26	4/30/27	$15,000	N/A	No	$-
Feehan Partners	10/31/25	2/28/26	4/30/27	$2,000	N/A	No	$-
Feehan Partners	12/1/25	4/30/26	4/30/27	$2,000	N/A	No	$-
Feehan Partners	12/11/25	4/30/26	4/30/27	$5,000	N/A	No	$-
Girish Gaitonde (2)	12/22/25	2/28/26		$50,000	7.5%	No	$411
Tomasa Zwicke (2)	12/22/25	2/28/26		$25,000	7.5%	No	$205
PV Partners, LP (2)	1/15/26	2/13/26		$100,000	10.5%	No	$460
Jeff Hembrock (2)	1/16/26	2/13/26		$50,000	7.5%	No	$154
Gil Atzmon	1/16/26	3/16/26		$30,000	12.0%	No	$148
Jon Powell	1/16/26	3/16/26		$30,000	12.0%	No	$148
Michael Ward (2)	1/16/26	2/13/26		$25,000	10.5%	No	$108
Total				$569,000			$3,412

Note: Feehan Partners is a related party. See Note 6.

(1)	On March 3, 2025, notes extended to April 30, 2027.

(2)	In default at the time of filing of this Form 10-K (see Note 10).

F-12

The future payments are as follows:

Notes

Fiscal Year
2027	$569,000
2028	$-
2029	$-
2030	$-
2031	$-
Thereafter	$-
Total	$569,000

NOTE 4 – BOND LIABILITIES

The Company has bond liabilities as of January 31, 2026, and 2025, are as follows:

	Principal Amount		Interest	Note	Maturity
	1/31/2026	1/31/2025	Rate	Date	Date	Collateral	Origination	Features

Yin Yin Silver Limited	$500,000	$500,000	8.5%	8/4/15	8/4/25	(1)	(2)	(5) (8)
Yin Yin Silver Limited	$500,000	$500,000	8.5%	10/28/16	10/28/26	(1)	(2)	(5) (8)
Yin Yin Silver Limited	$250,000	$250,000	8.5%	12/27/17	12/27/27	(1)	(2)	(5) (8)
Barry Swenson	$500,000	$500,000	8.5%	12/31/17	12/31/25	(1)	(2)	(5)
Don H. Adair or Joanne Adair	$125,000	$125,000	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Joseph Swinford or Danielle Swinford	$50,000	$50,000	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Brandon Swain or Sierra Swain	$50,000	$50,000	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Scott Collins or Kendra Collins	$12,500	$12,500	8.5%	2/15/17	2/15/26	(1)	(3)	(6) (7)
Carl Collins or Ellen Collins	$12,500	$12,500	8.5%	2/15/17	2/15/26	(1)	(3)	(6)
Jim Hammerel	$-	$5,000	8.5%	9/21/17	9/21/24	(1)	(2)	(5)
Bret Renaud	$5,000	$5,000	8.5%	10/14/17	10/14/24	(1)	(2)	(5) (9)
Elatam Group Ltd	$67,000	$67,000	7.5%	8/24/21	5/31/28	(1)	(2)	(6)
James Hardy	$7,000	$7,000	7.5%	8/24/21	5/31/28	(1)	(2)	(6)
Acepac Holdings	$1,000,000	$1,000,000	7.5%	8/24/21	5/31/28	(1)	(4)	(6)
Rick Ward	$15,000	$15,000	7.5%	8/24/21	5/31/28	(1)	(2)	(6)
Robert & Joan Sweetman	$10,000	$10,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Michael Swenson	$10,000	$10,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Connie Sun	$3,000	$3,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Elizabeth Enoch	$10,000	$10,000	8.0%	8/1/18	7/1/25	(1)	(2)	(6) (10)
William C. Stanton and Carol Stanton	$3,000	$3,000	8.0%	7/1/18	7/1/25	(1)	(2)	(6) (10)
Total	$3,130,000	$3,135,000

(1)	All notes above are secured by the following collateral: all the assets of Idaho CuMo except for the following patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird, (ii) Red Flag, (iii) Enterprise, (iv) Enterprise Fraction, (v) Commonwealth, (vi) Baby Mine. Each Note will rank pari passu with all other Notes.

(2)	Financial investment by accredited investor.

(3)	Issued in exchange for 20 unpatented mining claims located approximately 10 miles northeast of Pioneerville, Idaho.

(4)	Issued to settle litigation between MultiMetal Development Ltd. (former parent company of Idaho Copper Corp) and Acepac Holdings.

(5)	Interest capitalized; accrual dates 6/30 and 12/31.

(6)	Interest paid in cash on 6/30 and 12/31.

(7)	On September 25, 2023, these notes were extended from February 15, 2024, to February 15, 2025. The extension was analyzed for modification versus extinguishment and was determined to be a modification. On December 16, 2024, the notes were extended again, to February 15, 2026.

(8)	The Company has been advised by counsel that the notes cannot be repaid without receipt of basic KYC/AML information from the bondholder including: Articles of Incorporation, evidence of good standing, a list of shareholders of the entity, and identification documents from each shareholder. The Company has repeatedly requested this information from the bondholder and has received no response. The notes are governed by British Columbia law, which has a 24-month statute of limitations on past due debt. If the creditor has not compiled the Company’s KYC/AML request in that time frame, the notes will be written off, and the principal and accrued interest will be taken into income.

(9)	This note is in default as of 10/14/24. The Company has attempted to contact Renaud without success.

(10)	These notes are in default as of 7/1/25.

Future payments are as follows:

Fiscal Year
2027	$1,541,000
2028	$500,000
2029	$1,089,000
2030	$-
2031	$-
Thereafter	$-
Total	$3,130,000

F-13

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company compensated its officers $520,000 and $784,167, net of conversion to common stock, for the years ended January 31, 2026, and 2025, respectively.

On April 3, 2024, the officers of the Company, Steven Rudofsky (“Rudofsky”), Andrew Brodkey (“Brodkey”), and Scannell each elected to exercise 268,00 vested stock options with a strike price of $2.50 and an expiration date of September 30, 2027. All options were exercised on a cashless basis, resulting in the issuance of 169,250 shares per officer, or a total of 507,750 common shares.

On April 4, 2024, Feehan, a company controlled by Scannell, the Company’s chief financial officer and director and Brodkey executed cashless conversion of 133,333 and 65,333 warrants, respectively, into 83,334 and 40,833 shares of common stock, respectively.

On April 5, 2024, Rudofsky, Feehan, Brodkey, and Dykes converted notes payable of $125,000, $200,000, $98,000, and $30,000, respectively, into 83,333, 133,333, 65,333, and 20,000 shares of common stock, respectively.

On April 8, 2024, Rudofsky executed cashless conversion of 83,333 warrants into 52,083 shares of common stock.

On May 1, 2024, Rudofsky, Brodkey, and Scannell each elected to convert accrued compensation of $31,250, $17,500, and $62,500, respectively, into 9,766, 5,469, and 19,531 shares of common stock, respectively.

On July 31, 2025, Mr. Brodkey and Mr. Scannell elected to convert accrued compensation of $42,500 and $87,500 into 121,429 and 250,000 shares of common stock, respectively. The conversion rate was $0.35 per share.

On August 2, 2024, Brodkey, Rudofsky, and Scannell each elected to convert accrued compensation of $42,500, $31,250, and $87,500, respectively, into 8,500, 6,250, and 17,500 shares of common stock, respectively.

On September 25, 2024, the Company issued stock incentives to Brodkey (128,500 shares valued at $565,400), Scannell (125,000 shares valued at $550,000), and Rudofsky (6,250 shares valued at $27,500).

On October 28, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on October 28, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On November 4, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on November 4, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On November 5, 2024, Brodkey and Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 9,659 and 19,886 shares of common stock, respectively.

On November 5, 2024, Rudofsky exercised 25,000 warrants at $3.00 for $75,000.

On November 20, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on November 20, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 3, 2024, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on December 3, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On January 31, 2025, Brodkey and Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 5,339 and 10,992 shares of common stock, respectively.

On January 31, 2025, Brodkey and Scannell each elected to convert accrued compensation of $55,000 and $62,500 into 6,910 and 7,852 shares of common stock, respectively.

On April 15, 2025, the Company issued a secured promissory note for $25,000 to Feehan. The note was due on April 15, 2026. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On April 30, 2025, Brodkey and Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 7,083 and 14,583 shares of common stock, respectively.

On June 30, 2025, the Company issued a secured promissory note for $40,000 to Feehan. The note was due on October 28, 2025. On October 31, 2025, the due date was extended to April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On August 5, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On August 10, 2025, the Company issued to Scannell 10,000 warrants for 10,000 shares of common stock at an exercise price of $4.80.

On August 18, 2025, Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On September 25, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On October 14, 2025, the Company issued a promissory note for $15,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

F-14

On October 31, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is due on February 28, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On October 31, 2025, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 6,037 and 12,429 shares of common stock, respectively. Additionally, other parties converted $67,500 of accrued compensation into 9,588 shares of common stock. The conversion rate was $7.04 per share.

On December 1, 2025, the Company issued a promissory note for $2,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 11, 2025, the Company issued a promissory note for $5,000 to Feehan. The note is due on April 30, 2026. See Note 3. On March 3, 2026, the due date was extended to April 30, 2027, and the interest rate will be 7.5% (see Note 10).

On December 23, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On January 31, 2026, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 5,445 and 12,284 shares of common stock, respectively. Additionally, other parties converted $51,667 of accrued compensation into 8,575 shares of common stock. The conversion rate was $7.10 per share.

As of January 31, 2026, the Company has payables of $61,293 to Brodkey and $12,820 to Scannell.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized share capital of 10,000,000 shares of preferred stock with par value of $0.001.

On January 12, 2024, we entered into Unit Subscription Purchase Agreements (“Subscription Agreements”) with purchasers for an aggregate of 23 (“Units”) at a price of $12,000 per Unit. Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) 3,125 common stock purchase warrants (the “Warrants”). The rights and preferences of the Series A Preferred Stock, include without limitation, the right of each holder thereof to convert each share of Series A Preferred Stock into 2,500 shares of the Company’s common stock, par value $0.001 par value per share as set forth in the Certificate of Designation of Series A Convertible Non-Voting Preferred Stock (the “Certificate of Designation”). The Warrant holders have the right to exercise the Warrants for three (3) years at an exercise price of $4.80 per share of common stock. The Units were offered and sold in reliance upon exemptions from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. The Company has agreed to file a registration statement to cover the re-sale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, and upon the exercise of the Warrants. The Company intends to utilize the net proceeds from the sale of the Units in the Offering for working capital and general corporate purposes.

The warrants issued through January 31, 2024, had a Black-Scholes fair value of $156,746 for the 56,250 warrants issued.

Stock price	$1.40 – 4.00
Exercise price	$4.80
Expected volatility	521 -1,042%
Expected term (years)	3
Risk free rate	4.05 – 4.45%
Dividends	0%

Between February 2024 and January 2025, we entered into Subscription Agreements with certain accredited investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Company offered and sold to the Subscribers in a private placement offering (the “Offering”), Units for a purchase price of $12,000 per Unit, for gross proceeds of $2,084,040. Each Unit consists of one (1) share of the Company’s Series A Preferred Stock, and (ii) 3,125 Warrants. Each share of Series A Preferred Stock converts into 2,500 shares of the Company’s common stock. The Warrant entitles the holders to shares of common stock for three (3) years, at an exercise price of $4.80 per share.

Between August 6, 2025, and October 16, 2025, all shareholders of Series A Preferred Stock converted their collective 196.67 shares into 491,667 shares of Common Stock.

As of January 31, 2026, and 2025, the Company had 0 and 196.67 shares of Series A Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized share capital consisting of 500,000,000 shares of common stock with par value of $0.001.

As described in Note 3, the Company issued certain shares of its common stock for the conversion of convertible notes payable during the period ended January 31, 2025.

As described in Note 5, the Company issued certain shares of its common stock to related parties during the period ended April 30, 2025.

During April 2024, the Company issued 52,083 shares of common stock to an officer as a result of the cashless exercise of their warrants.

F-15

On May 1, 2024, Rudofsky, Brodkey, and Scannell each elected to convert accrued compensation of $31,250, $17,500, and $62,500, respectively, into 9,766, 5,469, and 19,531 shares of common stock, respectively.

On August 2, 2024, Brodkey, Rudofsky, and Scannell each elected to convert accrued compensation of $42,500, $31,250, and $87,500, respectively, into 8,500, 6,250, and 17,500 shares of common stock, respectively. Other employees and non-employees converted compensation of $574,750 into 21,950 shares of common stock.

On September 25, 2024, the Company issued stock incentives to Brodkey (128,500 shares valued at $565,400), Scannell (125,000 shares valued at $550,000), and Rudofsky (6,250 shares valued at $27,500). The Company also issued stock incentives to employees and non-employees (18,750 shares valued at $82,500).

On November 5, 2024, Brodkey and Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 9,659 and 19,886 shares of common stock, respectively. Additionally, Shaun Dykes (“Dykes”), a former officer, and a consultant, converted accrued compensation of $47,500 and $20,000 into 10,795 and 4,545 shares of common stock, respectively.

On December 18, 2024, a vendor converted a payable for $30,000 into 6,250 shares of common stock.

On January 31, 2025, Brodkey and Scannell each elected to convert accrued compensation of $42,500 and $87,500 into 5,339 and 10,992 shares of common stock, respectively. Additionally, Dykes, a former officer, and a consultant, converted $47,500 and $20,000 into 5,967 and 2,513 shares of common stock, respectively.

On January 31, 2025, Brodkey and Scannell each elected to convert accrued compensation of $55,000 and $62,500 into 6,910 and 7,852 shares of common stock, respectively. Additionally, Dykes, a former officer, converted $165,534 of accrued compensation into 20,796 shares of common stock.

For the year ended January 31, 2025, the Company issued 119,390 shares of common stock for non-officer services.

For the year ended January 31, 2025, the Company issued approximately 9,450 shares of common stock to various individuals for services.

On February 24, 2025, a warrant holder exercised a warrant for 11,250 shares of common stock for $54,000.

On March 25, 2025, a warrant holder exercised a warrant for 11,250 shares of common stock for $54,000.

On April 30, 2025, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 7,083 and 14,583 shares of common stock, respectively. Additionally, other parties converted $147,500 of accrued compensation into 52,900 shares of common stock.

On May 16, 2025, a warrant holder exercised a warrant for 11,250 shares of common stock for $54,000. The conversion rate was $4.80 per share.

On May 30, 2025, a vendor converted a payable for $50,000 into 10,417 shares of common stock. The conversion rate was $4.80 per share.

On June 17, 2025, a vendor converted a payable for $150,000 into 31,250 shares of common stock. The conversion rate was $4.80 per share.

On July 25, 2025, a vendor was issued 41,667 shares of common stock valued at $200,000 for services. The conversion rate was $4.80 per share.

On July 31, 2025, Mr. Brodkey and Mr. Scannell elected to convert accrued compensation of $42,500 and $87,500 into 6,071 and 12,500 shares of common stock, respectively. Additionally, other parties converted $67,500 of accrued compensation into 9,643 shares of common stock. The conversion rate was $7.00 per share.

On August 18, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On October 13, 2025, a consultant with a balance due in combined expenses and compensation of $46,048 utilized those payables for the value of the exercise price of warrants. The actual warrants (with an exercise price of $3.00) exercised was 23,812 into the same amount of shares of common stock. The value of the exercise price was $71,464. The Company incorrectly duplicated the open payable for compensation, which was converted into common stock on October 31, 2025. The duplication was $25,416 which was recorded as an other receivable at October 31, 2025, which will be offset with future compensation.

On October 31, 2025, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 6,037 and 12,429 shares of common stock, respectively. Additionally, other parties converted $67,500 of accrued compensation into 9,588 shares of common stock. The conversion rate was $7.04 per share.

On December 15, 2025, the Company issued 29,167 shares of common stock to its legal counsel. The shares were valued at $140,000.

On December 20, 2025, 6,842 shares of common stock were issued for round up as part of the reverse split.

On December 23, 2025, Mr. Rudofsky exercised 8,333 warrants for 8,333 shares of common stock at an exercise price of $3.00.

On January 15, 2026, the Company issued a third party 6,666 shares of common stock as an incentive for financing.

F-16

On January 16, 2026, the Company issued a third party 13,333 shares of common stock as an incentive for financing.

On January 16, 2026, the Company issued a third party 3,333 shares of common stock as an incentive for financing.

On January 31, 2026, Brodkey and Scannell elected to convert accrued compensation of $42,500 and $87,500 into 5,445 and 12,284 shares of common stock, respectively. Additionally, other parties converted $51,667 of accrued compensation into 8,575 shares of common stock. The conversion rate was $7.10 per share.

As of January 31, 2026, and 2025, the Company had 13,938,917 and 13,073,161 shares issued, issuable, and outstanding, respectively.

Options

On January 23, 2023, as part of the RTO, the Company accepted the assignment of the stock options for common stock from ICUMO to the Company, as consented by the parties. The Company has 1,356,750 options issued to various officers, directors, and employees, based on milestones. As of January 31, 2026, and 2025, 1,132,300 and 60,300 options are vested. The exercise price for the options is $2.50 and they expire on December 31, 2027. The Company recognized $378,496 during the period ended January 31, 2025, in stock-based compensation expense related to the estimated vesting of these options. As of January 31, 2026, none of the remaining milestones necessary for these options to vest have been met. The remaining additional compensation to be recognized as these options vest is approximately $568,000 during fiscal 2027 based on the current estimated time to reach the milestones.

The remaining vesting milestones required to be met are (1) obtaining an updated PEA, (2) an uplist of the Company’s common stock to a national exchange and (3) the successful raising of $5 million or more in new capital. Each of these milestones vest an additional 20% of the options upon being met and were estimated to have a 50% probability of being met as of January 31, 2026. Management reviews the estimate of meeting each probability as well as the related timing at each reporting period.

On April 3, 2024, Brodkey, Scannell, Rudofsky, and Dykes executed cashless conversions of 268,000 vested options each into 184,250 shares of common stock each.

As of January 31, 2026, the Company had 1,356,750 options outstanding with an exercise price of $2.50, to Brodkey, Scannell, and a former officer, each with 402,000 options. In addition, a former director of the Company holds 134,000 options and an independent consultant holds 16,750 options.

Warrants

On March 28, 2024, the Company issued 508,344 warrants for shares of common stock as part of financing. The warrants have an exercise price of $4.80 and expire on March 28, 2027.

On April 4, 2024, Feehan and Brodkey executed cashless conversion of 133,333 and 65,333 warrants, respectively, into 83,334 and 40,833 shares of common stock, respectively.

On April 6, 2024, Dykes executed cashless conversion of 20,000 warrants into 12,563 shares of common stock.

On April 6, 2024, four warrant holders executed cashless conversion of 80,400 warrants into 50,250 shares of common stock.

On April 8, 2024, Rudofsky executed cashless conversion of 83,333 warrants into 52,083 shares of common stock.

On June 7, 2024, the Company issued 37,500 warrants for shares of common stock as part of financing. The warrants have an exercise price of $4.80 and expire on June 7, 2027.

On August 10, 2025, the Company issued to Scannell 10,000 warrants for 10,000 shares of common stock at an exercise price of $4.80. The warrants were issued as compensation.

On August 12, 2025, the Company issued to a third party 1,250 warrants for 1,250 shares of common stock at an exercise price of $4.80. The warrants were issued as compensation.

On August 12, 2025, the Company issued to a third party 1,250 warrants for 1,250 shares of common stock at an exercise price of $4.80. The warrants were issued as compensation.

On September 5, 2024, the Company issued 3,125 warrants for shares of common stock as part of financing. The warrants have an exercise price of $4.80 and expire on September 5, 2027.

On November 5, 2024, Rudofsky exercised 25,000 warrants at $3.00 for $75,000.

On December 17, 2024, 11,250 warrants were exercised at $4.80 for $54,000.

On January 17, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

On January 29, 2025, 67,000 warrants were exercised at $3.00 for $201,000.

On February 24, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

On March 25, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

F-17

On May 16, 2025, 11,250 warrants were exercised at $4.80 for $54,000.

On August 18, 2025, 8,333 warrants were exercised at $3.00 for $25,000.

On October 13, 2025, a consultant with a balance due in combined expenses and compensation of $46,048 utilized those payables for the value of the exercise price of warrants. The actual warrants (with an exercise price of $3.00) exercised was 23,812 into the same amount of shares of common stock. The value of the exercise price was $71,464. The Company incorrectly duplicated the open payable for compensation, which was converted into common stock on October 31, 2025. The duplication was $25,416 which was recorded as an other receivable at October 31, 2025, which will be offset with future compensation.

On December 22, 2025, 6,667 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On December 22, 2025, 3,333 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On December 23, 2025, 8,333 warrants were exercised at $3.00 for $25,000.

On January 16, 2026, 4,000 warrants with an exercise price of $7.50 were issued as an incentive for financing.

On January 16, 2026, 4,000 warrants with an exercise price of $7.50 were issued as an incentive for financing.

As of January 31, 2026, the Company had 1,697,277 warrants outstanding with an exercise price of $3.00, which relate to the convertible notes dated January 23, 2023, 54,674 warrants outstanding with an exercise price of $4.60, 577,094 warrants outstanding with an exercise price of $4.80 (see Note 3), and 18,000 warrants outstanding with an exercise price of $7.50. The schedule of outstanding warrants as of January 31, 2026, is as follows:

Exercise	Expiration		Exercise Price
Price	Date	Quantity	$3.00	$4.60	$4.80	$7.50
$3.00	5/11/27	10,720	10,720
$3.00	11/29/27	1,535,807	1,535,807
$3.00	12/10/27	150,750	150,750
$4.60	5/8/26	54,674		54,674
$4.80	11/17/26	6,250			6,250
$4.80	12/8/26	6,250			6,250
$4.80	12/11/26	3,125			3,125
$4.80	3/28/27	508,344			508,344
$4.80	6/7/27	37,500			37,500
$4.80	9/5/27	3,125			3,125
$4.80	8/10/28	10,000			10,000
$4.80	8/12/28	2,500			2,500
$7.50	12/22/28	10,000				10,000
$7.50	1/16/29	8,000				8,000
		2,347,045	1,697,277	54,674	577,094	18,000

Stock-based Compensation Expense

The Company recognizes stock-based compensation using the straight-line method over the requisite service period or derived service period. The Company recognized stock-based compensation for the years ended January 31, 2026, and 2025 of $1,454,167 and $2,966,115, respectively.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Other than the potential challenges to the Exploration PoP anticipated to be filed by environmental and non-government organizations in opposition to exploration at CuMo, we have no knowledge of any material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-18

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

The Company entered into a new long-term lease agreement for warehouse space in Idaho. The lease began on April 1, 2024, with an initial period of 3 years and an optional 3-year renewal at the end of the initial term. The Company may cancel the lease at any time after 13 months from the effective date of the lease by providing a 3-month notice of cancellation. The base lease payment is $3,600 through January 1, 2026, at which point base rent increases to $3,700 until January 1, 2027, at which point it increases to $3,800 until January 1, 2028, at which point it increases to $3,900. Prior to entering into this lease agreement, the Company was a party to a month-to-month lease which it had not terminated. The lessor and the Company agreed regain access to the warehouse including obtaining access to the Company’s property contained within such warehouse, the lessor agreed to the following additional payments. A single payment of $100,000 which was paid on March 5, 2024, and $6,000 per month beginning May 1, 2024, and ending on February 1, 2025.

Initially, the Company measures the right of use asset and liability associated with its office lease using the following inputs:

Remaining lease term (in years)	0.25
Discount rate	12%

The remaining term of the lease was based on the amount of time left before the Company may exercise its right to cancel the lease, which is 13 months.

The Company considered whether it was probable it would exercise and extend beyond the initial 3-year term and determined it was not probable that the Company would exercise this renewal option.

The Company records rent on straight-line basis over the terms of the underlying lease. Estimated future minimum lease payments under the lease are as follows:

Year Ending January 31,	Amount
2025	$43,200
Total remaining lease payments	43,200
Less: imputed interest	43,200
Present value of remaining lease payments	$-

The rent expense for the years ended January 31, 2026, and 2025 was $22,088 and $197,415, respectively.

NOTE 8 – INCOME TAXES

As of January 31, 2026, and 2025, the Company has net operating loss carry forwards of $1,726,961 and $1,311,365, respectively, which may be available to reduce future years’ taxable income through 2043. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% and state rate of 5% to loss before taxes for fiscal years 2026 and 2025), as follows:

	January 31,	January 31,
	2026	2025
Tax expense (benefit) at the statutory rate	$(335,674)	$(451,863)
State income taxes, net of federal income tax benefit	(79,922)	(107,586)
Change in valuation allowance	415,596	559,449
Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax years 2023 through 2026 remain open for examination by federal agencies and other jurisdictions in which it operates.

F-19

The tax effect of significant components of the Company’s deferred tax assets and liabilities at January 31, 2026, and 2025, are as follows:

	January 31,	January 31,
	2026	2025
Deferred tax assets:
Net operating loss carryforward	$1,726,961	$1,311,365
Timing differences	-	-
Total gross deferred tax assets	1,726,961	1,311,365
Less: Deferred tax asset valuation allowance	(1,726,961)	(1,311,365)
Total net deferred taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets are offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $1,726,961 and $1,311,365 as of January 31, 2026, and 2025, respectively.

NOTE 9 – OTHER RECEIVABLE

The Company engaged a third party for financing in January 2026. As a condition of the financing, the Company was required to utilize Stablecoins (a form of cryptocurrency) and put into an escrow an amount of $152,500 through Coinbase.com. During December 24 – 26, 2026, Trust Wallet, the depository for the Stablecoins, experienced a cyber-attack through an unauthorized and malicious version of the Trust Wallet Browser Extension (version 2.68). On February 2, 2026, the Company was able to recover $35,000 of the $152,500. The remaining balance of $117,500 has been recorded as an offsetting allowance leaving a balance of $35,000 as of January 31, 2026.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the condensed consolidated balance sheet through the date of this filing and determined there were no events to disclose or that require recognition in the accompanying condensed consolidated financial statements.

On February 2, 2026, the Company was able to recover $35,000 of the $152,500 escrowed interest as recorded in other receivables. See Note 9.

On February 14, 2026, promissory notes to PV Partners, LP, Jeff Hembrock and Michael Ward were in default (see Note 3).

On March 1, 2026, promissory notes to Gil Atzmon, Jon Powell, Girish Gaitonde and Tomasa Zwicke were in default (see Note 3).

On March 3, 2026, Feehan extended the following notes to April 30, 2027, with an interest rate of 7.5% (see Notes 3 and 5):

Note Date	Amount
10/28/24	$25,000
11/4/24	$25,000
11/20/24	$25,000
12/3/24	$25,000
4/15/25	$25,000
6/30/25	$40,000
8/5/25	$15,000
9/25/25	$5,000
10/14/25	$15,000
10/31/25	$2,000
12/1/25	$2,000
12/11/25	$5,000

F-20

EXHIBIT 4.1

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and certain provisions of Revised Nevada Statutes. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Revised Nevada Statutes.

Common Stock

We are authorized to issue up to a total of 500,000,000 shares of Common Stock. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders.

As of March 17, 2026, there were 13,938,917 shares of Common Stock outstanding and there were 502 holders of record of our Common Stock.

Voting Rights

Holders of Common Stock are entitled to notice of any stockholders’ meeting. All voting rights are vested solely in the Common Stock. Holders of shares of Common Stock are entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding is entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

Liquidation Rights

Except as otherwise provided in the Articles of Incorporation and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under the Article Third of the Articles of Incorporation or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Company, all assets of the Company shall be shared pro rata among the holders of the Common Stock.

Dividends

In general, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available therefore at such times and in such amounts as our Board may from time to time determine. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock (200 of which are designated Series A Convertible Non-Voting Preferred Stock) with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as “blank check” preferred stock). The Board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Series A Convertible Non-Voting Preferred Stock

Dividends

Holders of the Series A Non-Voting Preferred Stock shall be entitled to dividends, which shall accrue after December 31, 2024, provided there has not been an Uplist (as defined in the Certificate of Designation) by such date. Dividends shall accrue and be paid whether or not such dividends are declared by the Board and are payable on a quarterly basis at the rate of 12% per annum, based on the Liquidation Value (as defined below) of the shares of Series A Preferred Stock held by the holder. The dividends shall be paid solely in shares of Common Stock and the holder shall not be entitled to cash or any other property from the Company. All shares of the Series A Preferred Stock shall rank (i) senior to all of the Company’s Common Stock, and any other class of securities that is specifically designated junior to the Series A Preferred Stock (“Junior Securities”), and (ii) junior to all class or series of Preferred Stock or other capital stock of the Company created after the date of the Certificate of Designation (with the written consent of the holders of a majority of the shares of Series A Preferred Stock, specifically ranking senior to the Series A Preferred Stock).

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the outstanding Series A Preferred Stock are entitled, although not required to convert their shares of Series A Preferred Stock into shares of Common Stock or convert their shares of Series A Preferred Stock into a promissory note (a “Liquidation Note”). Each share of Series A Preferred Stock on any given date shall have a value of $12,000 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock, the “Liquidation Value”). The Liquidation Note shall be paid out of the assets of the Company available for distribution on parity with the holders of all convertible debt, including the convertible notes, issued prior to the date on which the Company initially issues such share, and before any payment shall be made to the holders of Series A Preferred Stock or Junior Securities by reason of such ownership, an amount in cash equal to the aggregate Liquidation Value of the Liquidation Note. The Series A Preferred Stock shall be paid out of the assets of the Company available for distribution before any payment shall be made to the holders of Junior Securities.

Conversion

Upon written election to the Company, holders of Series A Preferred Stock shall have the right to convert each outstanding share (partial conversions are not permitted) of Series A Preferred Stock into an aggregate number of shares of Common Stock as determined by dividing (a) the Liquidation Value of the number of shares of Series A Preferred Stock being converted by (b) the Conversion Price in effect immediately prior to such conversion. The initial conversion price per share of Series A Preferred Stock (the “Conversion Price”) shall be $4.80 per share, subject to adjustment as applicable. For purposes of illustration only, if the holder has three (3) shares of Series A Preferred Stock and wants to convert two (2) of said shares, and the Conversion Price is $0.24, the holder shall receive 100,000 shares of Common Stock.

The Company shall at all times when any shares of Series A Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock, taking into account any adjustment to such number of shares so issuable in accordance with the terms of the Certificate of Designation.

Warrants

From December 2022 to January 2023, ICUMO conducted a private placement offering whereby it issued and sold convertible secured promissory notes in the total amount of $898,000 with a conversion price of $2.00 and 449,000 warrants to purchase ICUMO Common Stock, with an exercise price of $3.00. As a condition to entering into the Share Exchange Agreement, ICUMO and the Company agreed that the Company would exchange the Notes and 2023 Warrants for notes and warrants issued by the Company on substantially comparable terms and conditions. Such Replacement Notes and Warrants were issued by the Company to the holders of the Notes and 2023 Warrants on January 23, 2023. 216,667 Warrants are currently outstanding as of the date of this prospectus.

The Replacement Notes and Warrants are, respectively, convertible into shares of Common Stock at a conversion price of $2.00 per share and warrants to purchase an aggregate of 449,000 shares of Common Stock at an exercise price of $3.00 per share, which expire five years from January 9, 2023. The 2023 Warrants and all rights thereunder are transferable in whole or in part.

On May 3, 2023, the Company issued two (2) convertible promissory notes in the aggregate amount of $201,200 and warrants to purchase an aggregate of 54,674 Shares of Common Stock for three (3) years at an exercise price of $4.60 per share.

In the 2024 Private Placement Offering, the Company sold an aggregate of 21.66 Units, each Unit consist of one Series A Preferred Stock and (ii) 3,125 Warrants.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

General. Certain provisions of our Articles of Incorporation and our Bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws and the applicable provisions of the NRS.

Special Meetings. Our Bylaws provide that special meetings of stockholders may only be called by the Board or a committee of the Board, which has been designated by the Board with such power and authorities as provided in a resolution of the Board, or in the Bylaws of the Company, with the authority to call special meetings. Special Meeting may not be called another person or persons.

Board Vacancies. Any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the directors then in office even if less than a quorum is present. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders, at which their successors are elected or appointed and the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal.

Removal of Directors. Our Bylaws provide that any director, or the entire Board, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. Our Articles of Incorporation include a provision electing that the Company not be governed by these laws.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

EXHIBIT 21.1

LIST OF SUBSIDIARIES

International CuMo Mining Corporation, an Idaho corporation

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT AND RULE 13A-14(A)

OR 15D-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Andrew Brodkey, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Idaho Copper Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 1 3a-15(e) and 15d-15(e)) for the registrant and have;

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the most recent quarter (the registrant’s fourth quarter) covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 17, 2026	By:	/s/ Andrew Brodkey
Andrew Brodkey
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT AND RULE 13A-14(A)

OR 15D-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Robert Scannell, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Idaho Copper Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 1 3a-15(e) and 15d-15(e)) for the registrant and have;

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the most recent quarter (the registrant’s fourth quarter) covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 17, 2026	By:	/s/ Robert Scannell
Robert Scannell
Treasurer and Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Idaho Copper Corporation (the “Company”) for the year ended January 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Brodkey, President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 17, 2026	By:	/s/ Andrew Brodkey
Andrew Brodkey
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL

ACCOUNTING AND FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Idaho Copper Corporation (the “Company”) for the year ended January 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Scannell, Treasurer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 17, 2026	By:	/s/ Robert Scannell
Robert Scannell
Treasurer and Chief Financial Officer
(Principal Accounting and Financial Officer)